As filed with the U.S. Securities and Exchange Commission on February 1, 2024

Registration No. 333-269725

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

EALIXIR, INC.
(Exact name of registrant as specified in its charter)

_________________

Nevada	7380	84-4905484
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

40 SW 13th St.
Penthouse 1
Miami, FL 33130
(786) 856-0358
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

Eleonora Ramondetti, Chief Executive Officer and Secretary
EALIXIR, INC.
40 SW 13th St.
Penthouse 1
Miami, FL 33130
(786) 856-0358
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:

Richard I. Anslow, Esq. Lijia Sanchez, Esq. Nahal A. Nellis, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Phone: (212) 370-1300 Fax: (212) 370-7889	Mitchell S. Nusbbaum, Esq. Angela Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Phone: (212) 407-4000 Fax: (646) 407-4990

_________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large, accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities in this registration statement may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2024

EALIXIR, INC.

[•] shares of Common Stock

This is a firm commitment public offering (“Public Offering”) of shares of common stock of EALIXIR, INC., par value, $0.001 per share (“Common Stock”), and which we refer to as the Public Offering. We currently estimate that the public offering price will be between $[•] and $[•] per share.

Our Common Stock is quoted on the OTC Pink Open Market operated by OTC Markets Group, Inc. (the “OTC Pink”), under the ticker symbol “EAXR.” As of January 26, 2024, the last reported price of our Common Stock was $2.30 per share at market close. There is a limited public trading market for our Common Stock. You are urged to obtain current market quotations for the Common Stock. We intend to apply to list our Common Stock on a national securities exchange under the symbol “EAXR”. We believe that upon completion of the Public Offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq. No assurance can be given that our application will be approved or that the trading prices of our Common Stock on the OTC Pink will be indicative of the prices of our Common Stock if our Common Stock were traded on a national securities exchange.

The offering price of our shares of Common Stock in the Public Offering will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price of our Common Stock and the Public Offering price of the Common Stock used throughout this prospectus for the Public Offering (the “Public Offering Prospectus”) may not be indicative of the actual Public Offering price for the shares of Common Stock.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to comply with certain reduced public company reporting requirements. See “Public Offering Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

We are, and, upon completion of this Public Offering, will continue to be a “controlled company,” as defined under the Nasdaq Listing Rules and under the listing rules of the New York Stock Exchange, as long as our majority stockholder, Eleonora Ramondetti, our director, CEO, and Secretary, and her affiliates own and hold more than 50% of the voting power of us. For as long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from certain Nasdaq or NYSE corporate governance requirements. See “Public Offering Prospectus Summary — Implications of Being a Controlled Company.”

Our officers and directors will have significant influence over the Company following the completion of the Public Offering due to their significant shareholding in the Company, in particular, Ms. Eleonora Ramondetti, our director, CEO and Secretary, who currently holds approximately 93.7% of the voting power of our Company (based on 1,000,000 issued and outstanding shares of our Series Z Preferred Stock as of the date of this Public Offering Prospectus), and is expected to own approximately [•]% of the voting power of our Company upon the completion of this Public Offering thereby causing us to become a “controlled company” under the Nasdaq Listing Rules and under the listing rules of the New York Stock Exchange. For more information regarding Ms. Ramondetti’s beneficial ownership, see “Security Ownership of Principal Stockholders And Management” on page 69 and “Risk Factors — Risks Related to Our Securities — Our director, CEO and Secretary, Ms. Eleonora Ramondetti Ramondetti, has a substantial influence over our Company. Her interests may not be aligned with the interests of our other stockholders, and she could prevent or cause a change of control or other transactions” on page 25. For more information regarding implications of us being a “controlled company,” see “Risk Factors — Risks Related to Our Securities — We are a “controlled company” defined under the Nasdaq Listing Rule and the rules of the NYSEs. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules or the rules of the NYSE, we could elect to rely on this exemption in the future and you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements” on page 25.

Investing in our Common Stock involves significant risks. You should read the section entitled “Risk Factors” beginning on page 15 of this Public Offering Prospectus for a discussion of information that should be considered before investing in our Common Stock.

We may amend or supplement this Public Offering Prospectus from time to time by filing amendments or supplements as required. You should read the entire Public Offering Prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Public Offering Prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

____________

(1)         Does not include the reimbursement of certain expenses of the underwriters. See “Underwriting” beginning on page 84 of this Public Offering Prospectus for additional information regarding underwriting compensation.

We have granted the underwriters a 45-day option to purchase up to              additional shares of Common Stock on the same terms as other shares being purchased by the underwriters from us, solely to cover over-allotments, if any (such shares not to exceed, in the aggregate, 15% of the shares offered hereby). If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $            , and the total proceeds to us, before expenses, will be $            .

The underwriter expects to deliver the shares on or about            , 2024.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is             , 2024.

Through and including       , 2024 (the 25th day after the date of this Public Offering Prospectus), all dealers effecting transactions in these securities, whether or not participating in the listing, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this Public Offering Prospectus. Neither we nor the underwriters have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Public Offering Prospectus is accurate only as of the date on the front cover of this Public Offering Prospectus. Neither the delivery of this Public Offering Prospectus nor any sale made in connection with this Public Offering Prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this Public Offering Prospectus or that the information contained in this Public Offering Prospectus is correct as of any time after its date. Information contained on our website, or any other website operated by us, is not part of this Public Offering Prospectus.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit possession or distribution of this Public Offering Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Public Offering Prospectus must inform themselves about, and observe any restrictions relating to, the Public Offering of the shares of Common Stock and the distribution of this Public Offering Prospectus outside the United States.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this Public Offering Prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this Public Offering Prospectus are “forward-looking statements” for purposes of federal and state securities laws, including statements regarding our expectations and projections regarding future developments, operations and financial conditions, and the anticipated impact of our acquisitions, business strategy, and strategic priorities. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this Public Offering Prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this Public Offering Prospectus and are subject to several known and unknown risks, uncertainties, and assumptions. Although we believe the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

These forward-looking statements present our estimates and assumptions only as of the date of this Public Offering Prospectus. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•        We generated negative cash flow from operating activities during the years ended December 31, 2022 and 2021 of ($97,521) and ($133,963), respectively, and a cash surplus of $165,849 for the nine-month period ended on September 30, 2023.

•        We may need to raise additional funds in the future that may not be available on acceptable terms or available at all.

•        Our independent auditor has expressed a “going concern” opinion in the 2021 and 2022 audit report.

•        We do not currently have an external line of credit facility with any financial institution.

•        We are an early-stage company with a business model and marketing strategy still being developed and largely untested.

•        Our management and organizational structures are still developing and remain susceptible to error and inefficiencies.

•        We have significant customer concentration, with a limited number of customers accounting for a substantial portion of our revenues. Failure to attract, grow and retain a diverse and balanced customer base could harm our business and operating results.

•        If we experience a significant disruption in our information technology systems, including security breaches, or if we fail to implement new systems and software successfully, our business operations and financial condition could be adversely affected.

•        Because we conduct operations in several different countries, we may be affected by currency fluctuations.

•        Our expansion into new markets may present increased risks due to our unfamiliarity with those areas and our target customers’ unfamiliarity with our brand.

•        Privacy and data protection regulations are complex and rapidly evolving areas. Adverse interpretations of these laws could harm our business, reputation, financial condition, and operating results.

•        Our business depends on continued and unimpeded access to the Internet by us and our users. Internet access providers may be able to restrict, block, degrade, or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users and advertisers.

•        Our director, CEO, and Secretary, Ms. Eleonora Ramondetti, has a substantial influence over our Company. Her interests may not be aligned with the interests of our other stockholders, and she could prevent or cause a change of control or other transactions of the Company.

•        The other risks identified in this Public Offering Prospectus including, without limitation, those under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as such factors may updated from time to time in our other filings with the SEC.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this Public Offering Prospectus and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this Public Offering Prospectus. We qualify all our forward-looking statements by these cautionary statements.

About this Prospectus

You should rely only on the information contained in or incorporated by reference in this Public Offering Prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this Public Offering Prospectus, or any document incorporated by reference in this Public Offering Prospectus, is accurate as of any date other than the date on the front cover of the applicable document. The information contained in this Public Offering Prospectus is accurate only as of the date of this Public Offering Prospectus, regardless of the time of delivery of this Public Offering Prospectus or of any sale of our Common Stock. Neither the delivery of this Public Offering Prospectus nor any distribution of securities in accordance with this Public Offering Prospectus shall, under any circumstances, imply that there has been no change in the information set forth or incorporated by reference into this Public Offering Prospectus or in our affairs since the date of this Public Offering Prospectus. Our business, financial condition, operating results and prospects may have changed since that date. Information contained on our website, or any other website operated by us, is not part of this Public Offering Prospectus.

Before purchasing any securities, you should carefully read both this Public Offering Prospectus, together with the additional information described under the heading “Where You Can Find More Information” in this Public Offering Prospectus.

Industry and Market Data

This Public Offering Prospectus, and the documents incorporated by reference in this Public Offering Prospectus include industry data and forecasts that we obtained from industry publications and surveys, public filings, and internal company sources. Statements as to our ranking, market position and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s good faith estimates and assumptions about our markets and our internal research. Although we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. This data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in this Public Offering Prospectus and the documents incorporated by reference herein and therein.

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Trademarks

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos, and website names. This Public Offering Prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Public Offering Prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Public Offering Prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

EXCHANGE RATE INFORMATION

Unless stated otherwise, all dollar amounts are in United States Dollars. Certain amounts are expressed in Euros (“€”).

The annual average exchange rates for Euros in terms of the United States Dollar for each of the two-year periods ended December 31, 2022 and 2021, as quoted by the European Central Bank, were as follows:

Year ended December 31,
2022	2021
€ 1.0528	€ 1.1827

On December 18, 2023, the daily rate for United States Dollars in terms of the Euros, as quoted by the European Central Bank, was USD $1.00 = € 0.91566.

PRESENTATION OF FINANCIAL INFORMATION

The financial information contained in this Public Offering Prospectus derives from our audited consolidated financial statements in United States Dollars as of December 31, 2022 and 2021 and our unaudited consolidated financial statements for the nine month period ended on September 30, 2023. These financial statements and related notes included elsewhere in this Public Offering Prospectus are in the form of United States Dollars ($) and are collectively referred to as our audited consolidated financial statements herein and throughout this Public Offering Prospectus. Our audited consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and with reference to the Accounting Standards Codification (“ASC”). Our fiscal year ends on December 31 of each year, so all references to a particular fiscal year are to the applicable year ended December 31.

PUBLIC OFFERING PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Public Offering Prospectus, but it does not contain all of the information that you may consider important in making your investment decision. You should read the entire Public Offering Prospectus carefully, including the section entitled “Risk Factors” in this Public Offering Prospectus, the financial statements and the notes to the financial statements included elsewhere in this Public Offering Prospectus. Unless the context otherwise requires, references contained in this Public Offering Prospectus to the “Company,” ”Ealixir,” “we,” “us,” or “our” or similar terminology refers to Ealixir, Inc., a Nevada corporation, and its consolidated subsidiaries.

THE COMPANY

Ealixir is an internet technology company specializing in online reputation management services, which we refer to as ORM. The heart of our operational philosophy is to ensure that our clients have the “right to be forgotten”. We support a more professional and accurate Internet whereby content publishers or providers regulate the use of people’s information by third parties, especially in the context of preventing or limiting third parties’ abilities from doxing (referring to the unauthorized release of personal identifying information) or engaging in libelous, slandering or any other similar malicious dissemination of (mis)communication.

Ealixir uses its advanced technological platform to provide ORM services and digital privacy solutions to individuals, professional organizations, and small, medium businesses, or “SMBs”. By providing our clients with an ability to control, remove and edit information posted and available on the Internet, individuals, professional organizations, and SMBs can choose what verified content about them will appear on websites and search engines. Our extensive removal experience and proprietary removal technology allows us, we believe, to offer one of the best services available in the content removal industry. Our objective is to provide protection for the reputation of our clients on websites and search engines by drafting and correcting inaccurate information, filtering harmful or negative information and misinformation from social engines, and by managing the online status of individuals, brands and companies. Furthermore, we aim to enhance the image, legacy and the web-reputation of our customers by creating positive links and original tailor-made content, which is then disseminated online through a vast network of newspapers, agencies and websites with whom we work.

Our objective as a company is to advocate the “right to be forgotten” in order to help individuals, SMBs and others fight back against outdated negative information and harmful spurious content online, and we strive at being subject matter professionals at what we do.

The Internet and its various platforms have become in our opinion the new media battlefield which can be used to destroy brand and reputation. Our purpose as a company is to provide protection against these unwanted and often spurious attacks, while offering a possible risk free, technical approach to permanent content removal. We have witnessed the repercussions that negative online content can bring to both businesses and individuals and strive to give our clients back control over their online presence.

Our employees include computer science specialists, web analysists, and digital media or communication strategists, supported by a legal specialist specialized in privacy laws. We also maintain relationships with a data analysis search engine and data banks with whom we work on the deindexation of harmful and unwanted content and links.

By our choice and not by legal obligation, as a policy, we do not work with those who have been found guilty in the past of committing crimes related to drugs, criminal organizations or violence against women or minors. Moreover, before working with any client, as a policy, we run background checks from a combination of compliance and know-your-client databases and ask for supporting legal documentation such as criminal records or certificate of pending charges from applicable jurisdictions. We have instituted certain controls and procedures to enforce this policy, including using internal technologies aimed at proper customer due diligence and compliance databases. These controls and procedures are activated at the moment of preliminary discussions with potential clients and, therefore, prior to signing any contract or the start of any collaboration. Moreover, all of our clients have to accept a clause pursuant to our standard form agreement with clients that states the client has read and accepted the terms of our Code of Ethics and that in the event of a violation of the Code of Ethics, we have the right to renegotiate or terminate the agreements with the client.

Ealixir offers its individual and corporate clients a full suite of ORM solutions. Our primary service offering is Ealixir Removal, the removal of negative content and online spurious content, To complement the removal service we offer ancillary services to both remove such content and also promote our clients’ positive online reputation and improve search results. Our ancillary services include: WEBiD, Ealixir Story, NewsDelete, Ealixir Analytics and Ealixir Event Launch and ReputScore:

•        Ealixir Removal — Our primary service, which aims to protect the online reputation of clients (individuals or corporations) utilizing the Company’s innovative technological platform to achieve the removal, de-indexation or the anonymization of negative or unwanted information

•        WEBiD — a detailed report covering the past ten years of online content, including media presence, mentions, news, images, social media posts, blogs and forums relating to individuals, brands and companies. Based on such report, the client receives an immediate and accurate portrait of the dominant “sentiment” which is associated with the specific content — whether positive, neutral or negative. We uncover harmful information; we geo-localize online conversations related to the subject and analyze their demographic composition. At the end of this, we then prepare a report which summarizes the strengths and weaknesses, which is delivered to the customer’s home or headquarters.

•        Ealixir Story — Through this service, we aim to assist our clients in developing and spreading on the Internet a new or revived story about themselves. Frequently following the completion of our Ealixir Removal work, the need to replace the content which was removed with new and positive content becomes apparent. We thus offer our customers a customized editorial plan, with the aim of developing a new “story” through a number of articles and features to be published by several online news outlets.

•        NewsDelete — This service caters to customers concerned about their reputation in financial affairs, as it is portrayed by privately-managed databases. If certain conditions are met, we are able to obtain the removal of a client’s name from the database or the update of information that is incorrect or obsolete.

•        Ealixir Analytics collects real-time big data about states, institutions, political parties, candidates and personalities. Through the web listening platform, we are able to monitor millions of online sources and, with the use of algorithms in-house developed. We are able to cross-reference words and sentences in order to identify trends in public audience reading in order to propose contents and information of interest. Through a detailed analysis of sentiment related to specific targets, we identify strategic and business opportunities in target countries and propose communication plans of effectiveness.

•        Ealixir Event Launch gives companies the unique opportunity to promote their event on an international scale, providing visibility in online periodicals in multiple countries around the world. It works with accredited journalists and PR experts who will develop the most effective editorial plan to promote an event (e.g., the launch of a new product, an important anniversary or the grand opening of a new office) and draft articles and press releases for distribution in the target countries in authoritative periodicals.

•        ReputScore is our latest offering, a mobile application or “app”, currently under development. This service is designed to offer an individual or business an immediate and broad overview of such person’s or company’s web reputation. The app scans the Internet to analyze the sentiment which is mostly associated with the client, and we then assign a score from 1 to 1,000 (where a higher number denotes a more positive sentiment).

Competition

The ORM industry is a young and growing sector, because its growth is related to the growth of online content, as well as other factors, and thus in our view difficult to quantity. At the same time, the ORM industry is highly competitive and fragmented. The number, size and strength of our competitors vary by continent and country. Our competitors also compete based on a number of factors, including speed of service, value, name recognition, and customer service. We believe our most direct competition comes from Reputation.com, Terakeet, and Repair Bad Reputation, among others.

We also compete with traditional public relations and communication agencies.

However, we believe that none of these competitors offers the breadth of services we provide. While some of them focus on the removal of unwanted Internet links, and others manage promotional campaigns, we believe that few, if any, of them can match the scope, depth and reach of our services, commencing from a thorough assessment of the nature of the web content relating to our client, to targeted link and content removal; the creation of new and tailor-made web content; and the removal of information from databases and so called “blacklists”.

“Blacklists” are databases that are used as compliance tools, containing information obtained from open sources, on individuals and business entities. These databases are risk intelligence tools used by banks and financial systems to finalize a customer’s “Know Your Customer” information, to mitigate financial risks and to make business transactions more transparent. The process is intended to address crimes that are mainly related to money laundering resulting from corruption and illegal activities generally.

Banks, credit, insurance and financial institutions, as well as government and intelligence services, use these databases to draw information on individuals, not only to screen their financial solvency or the feasibility of granting mortgages or financing, but also process the information to understand whether such individuals are linked to dynamics related to terrorism, drug trafficking, money laundering, arms and human trafficking. The information contained in these databases constitutes the basis for calculating risk in business and entrepreneurial relationships, a calculation that starts from merely financial data and then crosses over into a truly comprehensive report on the requesting subject.

These databases use open-source information, i.e., information that can be found on the Internet by performing a Google or similar search, from government websites or the media to create these profiles. Sometimes this information is outdated or no longer relevant (for example in cases of acquittal). In these cases, the failure to update information may cause serious damage to the person or business entity involved and it is part of Ealixir’s job to request an update of information and when possible, the cancellation of the profile.

Pricing; Sales and Marketing

The Company provides its “Removal” service, aimed at the cancellation or the deindexation of the harmful or undesired links. The service is provided for the benefit of the client’s online reputation. Ealixir does not offer a monitoring service over the time after the deindexation or cancellation has occurred. Consequently, no subscription plan is offered.

Since each client needs and appreciates a tailored service, the Company agrees on rates on customized basis. In doing so, reference is made to the following pricing schedule:

Primary Service:

•        Ealixir Removal — $1,500 per link

Ancillary Services:

•        WEBiD — $5,000 per name of a person or company, hashtag or other identifier on average

•        Ealixir Story — Three packages at $50,000; $100,000; and $150,000, respectively. The packages differ from each other in the number of items and geographic area of reference.

•        News Delete — $25,000 each black list.

•        Analytics — $500,000 starting price. Additional pricing is based on the scope of the project.

•        Event Launch — $150,000 starting price. Additional pricing depends on the scope of the project.

The Ealixir Story pricing depends on the length, depth and complexity of the client’s story and the news media outlets to which it is distributed.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this Public Offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Common Stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 in this Public Offering Prospectus as the “JOBS Act,” and references in this Public Offering Prospectus to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•        only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•        reduced disclosure about our executive compensation arrangements;

•        no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

•        exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have elected to adopt certain reduced disclosure requirements for purposes of the registration statement of which this Public Offering Prospectus is a part. In addition, for so long as we qualify as an emerging growth company, we expect to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports we will file with the SEC and proxy statements that we use to solicit proxies from our stockholders. As a result, the information contained in this Public Offering Prospectus and in our periodic reports and proxy statements may be different than the information provided by other public companies.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates for new or revised accounting standards.

For certain risks related to our status as an emerging growth company, see the section titled “Risk Factors — Risks Related to Our Securities — We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this Public Offering Prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Controlled Company

We expect that our director, CEO and Secretary, Ms. Eleonora Ramondetti, will hold a majority of our voting power following this Public Offering and we will continue to be a controlled company pursuant to “controlled company” defined under the Nasdaq Listing Rules and under the rules of the NYSE. Accordingly, we will be a controlled company under the applicable Nasdaq and NYSE listing standards. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our board of directors must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules or under the rules of the NYSE, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of this Public Offering. Our status as a controlled company could cause our Common Stock to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements. Please see “Risk Factors — We are a “controlled company” defined under the Nasdaq Listing Rules and under the rules of the NYSE. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules or the rules of the NYSE, we could elect to rely on this exemption in the future and you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.”

Corporate History and Structure

We were incorporated in the State of Nevada on June 7, 2019 under the name Bull Run Capital Holdings, Inc. in order to participate in a holding company reorganization pursuant to the laws of the State of Nevada, which was completed on July 19, 2019. In this reorganization Flint Telecom Group, Inc., our predecessor company (the “Predecessor”) merged with and into its indirect wholly owned subsidiary, Flint Merger Group Sub Inc., with the Predecessor as the surviving corporation and becoming our wholly owned subsidiary. At that time we engaged in a reverse stock split whereby one share of Common Stock was issued in exchange for every 50 shares then outstanding. Concurrently with this, we cancelled all of the stock held in Flint Telecom Group, Inc. resulting in our becoming a stand-alone entity with no subsidiaries. Our Common Stock was traded on the OTC Pink Market under the symbol “BRCH”. On January 8, 2020, our stockholders adopted an amendment to our Articles of Incorporation, changing our name from “Bull Run Capital Holdings, Inc.” to “Budding Times, Inc.” As a result, our trading symbol was changed to “BRCH.”

On May 21, 2020, we engaged in a merger (the “2020 Merger”) with Ealixir Privacy Services, Ltd, Dublin, Ireland, whereby we issued an aggregate of 35,376,126 shares of our Common Stock (post reverse 1:50 stock split) to the stockholders of Ealixir, pro rata to their respective ownership prior to the 2020 Merger. As part of this transaction our stockholders approved a reverse stock split whereby one share of Common Stock was issued for every 25 shares outstanding and adopted an amendment to our Articles of Incorporation, changing our name to “Ealixir, Inc.”. The effective date of the reverse split was July 8, 2020. All references in this Prospectus to our issued and outstanding Common Stock is presented on a post reverse stock split basis unless otherwise indicated.

EALIXIR, INC.
100%
100%
Ealixir Hispania, S.L.
ELAB Hispania, S.L.

Listing on a National Securities Exchange

Our Common Stock is currently quoted on the OTC Pink Market under the symbol “EAXR.” In connection with this Public Offering, we intend to apply to list our Common Stock on a national securities exchange under the symbol “EAXR.” If our listing application is approved, we expect to list our Common Stock on a national securities exchange upon consummation of the Public Offering, at which point our Common Stock will cease to be traded on the OTC Pink Market. No assurance can be given that our listing application will be approved. The listing requirements of a national securities exchange include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet the listing requirements of such national securities exchange. There can be no assurance that our Common Stock will be listed on a national securities exchange.

Corporate Information

Our principal place of business is located at 40 SW 13th Street, Penthouse 1, Miami FL 33130. Our telephone number is (786) 856-0358. Since April 25, 2018, our principal office in Europe is Avenida Josep Tarradellas, 38, 08029, Barcelona, Spain.

Recent Developments

The hallmark of Ealixir has always been to maintain leadership in the market of online identity management, through continuous research in the IT field, in order to be able to provide trusted services to companies and individuals. Ealixir recently undertook investments in artificial intelligence technologies that will enable self-diagnostic mechanisms and simple applications to be downloaded onto client smartphones. We anticipate that by next year these applications will enable our clients to analyze their reputational content on the Internet in a quick and effective manner, at a competitive price. This process will enable Ealixir to evaluate and analyze large amounts of data points to ensure our marketing efforts are reaching intended audiences.

Artificial Intelligence

In pursuing the process of strengthening the IT architecture and to broaden its offer of services, the Company recently engaged in a strategic collaboration with an institute for development of artificial intelligence. The cooperation, driven by Ealixir in its inner features, will support several innovative applications and the deployment of new services; in this regard, it is worthy to mention the service ‘ReputScore’, our latest offering, which is designed to offer an immediate and broad overview of a person’s or company’s web reputation; the application scans the Internet to analyze the sentiment which is mostly associated with the client and, then, assigns a score from 1 to 1,000 (where a higher number denotes a more positive sentiment).

We believe mobile applications has significant growth potential. We expect to offer ReputScore to new and existing clients starting in 2024. To date, we do not believe that there is an existing app that allows users to measure their online reputation. Once our app launches, we are planning to do an international communication plan to bring awareness of our app in over 20 countries. Since we believe that most of the users who download the app will probably be aware they might have online reputation issues, we forecast for the first year 400,000 downloads for the application and 6,000-7,000 actual new clients onboard (an estimated 0.2 % of new clients over downloads).

The assumption for the 400,000 app downloads is derived from the fact there are close to 100 million profiles on compliance databases and politically-exposed persons (“PEP”) lists that may be interested in our services. A PEP is a person who has been entrusted with a prominent public function. Based upon existing conversion rate for a mobile application user which downloads an application and uses the app, and that a typical conversion rate for visitors to websites is between 2% to 5%, we apply a conservative conversion of 0.4% for downloads of our app. As such, we expect that there will be 400,000 downloads of our app from 100 million interested profiles from compliance databases and PEP lists.

Corporate events (‘Ealixir Event Launch’).

The development of the application is also driven in-house, with limited support by external IT professionals. It gives the client companies the unique opportunity to promote their event on an international scale, providing visibility in more than 1200 online periodicals in 30 countries around the world. In delivering the services, Ealixir works with accredited journalists and PR experts who will develop the most effective editorial plan to promote an event (e.g., the launch of a new product, an important anniversary, or the grand opening of a new office) and draft articles and press releases for distribution in the target countries in authoritative newspapers.

Contracts management

Ealixir considers the operational contract management software (the “Platform”) to be of strategic importance; the Platform was initially developed exclusively in-house. It is regularly updated, and new functions are continuously being developed in order to support the increasing complexity of customer relations, enabling the Company operations to keep not only effective, but ever more distinctive compared to its competitors.

These improvements, which take the form of operational adjustments and the implementation of new functions, although entrusted in the operational component to an external company, are always driven by the Company’s top managers, in order to ensure the committed confidentiality to our clients and the advisable protection of the Company’s know-how.

Sale of Wholly-Owned Subsidiary Ealixir USA Inc.

Pursuant to a Share Purchase Agreement, dated December 31, 2023, by and among Roya Bosch Junia (“Bosch”) and the Company, the Company had sold the entirety of the shares it held in Ealixir USA Inc. (“Ealixir USA”) to Bosch. In consideration of the entirety of the shares of Ealixir USA, Bosch paid the Company a sum of three thousand dollars. Bosch have also agreed to indemnify the Company against any third party claims, suits, actions, demands or judgement brought against Ealixir USA, including those brought by certain Ealixir USA debtors or creditors. The sale of Ealixir USA is the result of the continuous effort of the Company to streamline its processes which allows our management the best use of the available resources and reduce operating costs.

SUMMARY OF RISK FACTORS

Our business is subject to multiple risks and uncertainties, as more fully described in “Risk Factors” and elsewhere in this Public Offering Prospectus. We urge you to read “Risk Factors” and this prospectus in full. Our principal risks may be summarized as follows:

We are subject to risks and uncertainties related to our business and Company, including, but are not limited to, the following:

•        We have generated positive cash flow from operating activity during the period ended September 30, 2023 and used cash during the year ended December 31, 2022.

•        We may need to raise additional funds in the future that may not be available on acceptable terms or available at all.

•        Our independent auditor has expressed a “going concern” opinion in the 2021 and 2022 audit report.

•        We do not currently have an external line of credit facility with any financial institution.

•        We are an early-stage company with a business model and marketing strategy still being developed and largely untested.

•        Our management and organizational structures are still developing and remain susceptible to error and inefficiencies.

•        We have adopted a corporate policy to prohibit our services from being rendered to clients who have been found guilty of committing certain crimes. Any deviation from this policy would result in negative publicity.

•        We have significant customer concentration, with a limited number of customers accounting for a substantial portion of our revenues. Failure to attract, grow and retain a diverse and balanced customer base could harm our business and operating results.

•        We operate in a highly competitive industry and competitors may compete more effectively.

•        If we are unable to keep up with technological developments, our business could be negatively affected.

•        If we experience a significant disruption in our information technology systems, including security breaches, or if we fail to implement new systems and software successfully, our business operations and financial condition could be adversely affected.

•        We are subject to cyber security risks and may incur delays in platform development in an effort to minimize those risks and to respond to cyber incidents.

•        Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

•        We may be forced to litigate to enforce or defend our intellectual property rights or to protect trade secrets.

•        Our officers and directors may be engaged in a range of business activities resulting in conflicts of interest.

•        Because we conduct operations in several different countries, we may be affected by currency fluctuations.

•        We rely on outside consultants and agents.

•        Our expansion into new markets may present increased risks due to our unfamiliarity with those areas and our target customers’ unfamiliarity with our brand.

•        If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

•        Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

•        If we are unable to manage any future growth effectively, our profitability and liquidity could be adversely affected.

•        Privacy and data protection regulations are complex and rapidly evolving areas. Adverse interpretations of these laws could harm our business, reputation, financial condition, and operating results.

•        We operate in numerous countries and are subject to various different laws and regulations which can change significantly which could adversely affect our future business, financial condition and results of operations.

•        We may be subject to a various new and existing federal and state law. Adverse interpretations of these laws could harm our business, reputation, financial condition, and operating results.

•        A patchwork of laws may negatively impact our ability to render our services.

•        Extrajudicial laws may render our services moot.

•        Our business depends on continued and unimpeded access to the Internet by us and our users. Internet access providers may be able to restrict, block, degrade, or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users and advertisers.

•        If our listing application for our Common Stock is not approved by a national securities exchange, we will not be able to consummate the offering and will terminate this Public Offering.

•        Failure to adequately manage our growth could impair our ability to deliver high-quality solutions to our customers, hurt our reputation and compromise our ability to become profitable.

•        The loss of key personnel could have a material adverse effect on our business, financial condition or results of operations.

•        Our reported financial results may be adversely affected by changes in U.S. GAAP.

•        We are subject to risks relating to our information technology systems, and any failure to adequately protect our critical information technology systems could materially affect our operations.

•        The success of our Company will depend on relationships with third parties and pre-existing customers of Ealixir which relationships may be affected by customer preferences or public attitudes. Any adverse changes in these relationships could adversely affect our business, financial condition or results of operations.

•        We face intense competition, and we may not be able to compete effectively, which could reduce demand for our products and adversely affect our business, growth, revenues and market share.

•        Our director, CEO and Secretary, Eleonora Ramondetti, has a substantial influence over our Company. Her interests may not be aligned with the interests of our other stockholders, and she could prevent or cause a change of control or other transactions.

•        We are a “controlled company” defined under the Nasdaq Listing Rules and under the rules of the NYSE. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules or the rules of the NYSE, we could elect to rely on this exemption in the future and you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

•        We have considerable discretion as to the use of the net proceeds from this Public Offering and we may use these proceeds in ways with which you may not agree.

•        Because the market for our Common Stock is limited, persons who purchase our Common Stock may not be able to resell their shares at or above the purchase price paid for them.

•        We may be unable to list our Common Stock on a national securities exchange.

•        There is a limited market for our securities, which may make it more difficult to dispose of our securities and we may fail to sustain trading on a national securities exchange, which could make it more difficult for investors to sell their shares.

•        An active market for our Common Stock may never develop, and we are under no obligation to seek out a more active market for our Common Stock.

•        To date, we have not paid any cash dividends, and no cash dividends will be paid in the foreseeable future.

•        Our articles of incorporation allow our Board to create new series of preferred stock without approval by our stockholders, which could adversely affect the rights of the holders of our Common Stock.

•        Any adverse effect on the market price of our Common Stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

•        Provisions of our Bylaws and Nevada law may delay or prevent a take-over that may not be in the best interests of our stockholders.

•        Our future results may vary significantly which may adversely affect the price of our Common Stock.

•        We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance requirements of the SEC and a national securities exchange.

•        We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

•        If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Common Stock, the price of our Common Stock and trading volume could decline.

•        Our existing stockholders will be able to sell their shares after the completion of this Public Offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Common Stock.

THE OFFERING

Common Stock offered by us:	[•] shares of Common Stock.
Shares of Common Stock Outstanding prior to this Public Offering	[•] shares of Common Stock, which excludes up to [•] shares of Common Stock issuable pursuant to awards granted under our equity incentive plan.
Shares of Common Stock to be Outstanding after this Public Offering	[•] shares of Common Stock (or [•] shares if the underwriters exercise their over- allotment option to purchase additional shares in full).
Use of Proceeds

We estimate that the net proceeds from our issuance and sale of [•] shares of our Common Stock in this Public Offering will be approximately $[•], assuming an initial Offering price of $[•] per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their over-allotment option to purchase additional shares in full to cover over-allotments, if any, we estimate that our net proceeds will be approximately $[•].

We currently anticipate using the net proceeds from this Public Offering, together with our existing resources, for mergers and acquisitions, research and development, acquisition of complementary technologies, hiring of additional personnel and marketing, working capital and general corporate purposes. See the section titled “Use of Proceeds” for additional information.

Underwriter Warrants

We have agreed to issue warrants to the representative warrants (“Representative Warrants”) to purchase 8% of total number of the shares of Common Stock sold in this Public Offering. The Underwriter Warrants will have an exercise price equal to 100% of the offering price of the Common Stock sold in this Public Offering. The Representative Warrants are exercisable commencing six (6) months from the effective date of the registration statement of which this Public Offering Prospectus forms a part and will terminate five (5) years after such date.

Underwriter Over-Allotment Option

We have also granted to the underwriters an option, exercisable for 45 days from the date of this Public Offering Prospectus, to purchase up to an aggregate of [•] additional Common Stock at the Public Offering price.

Lock-up agreements

We, our directors, officers and any other holders of five percent (5%) or more of the outstanding shares of Common Stock of the Company as of the effective date of this registration statement (and all holders of securities exercisable for or convertible into shares of Common Stock) have agreed with the underwriters not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company for a period of six months from the date of this Public Offering Prospectus. See “Underwriting” for more information.

Dividend policy

The Company has never paid dividends on its Common Stock and does not anticipate that it will pay dividends in the foreseeable future. It intends to use any future earnings for the expansion of its business. Any future determination of applicable dividends will be made at the discretion of the Board and will depend on the results of operations, financial condition, capital requirements and other factors deemed relevant. See “Dividend Policy.”

Risk Factors	Investing in our Common Stock involves a high degree of risk. For a discussion of factors, you should consider in making an investment, see “Risk Factors” beginning on page 15.
Proposed Listing

Our Common Stock is currently quoted on the OTC Pink Open Market operated by OTC Markets Group, Inc. under the ticker symbol “EAXR.” We intend to apply to have our Common Stock listed on a national securities exchange under the same symbol “EAXR”. There is no assurance that such application will be approved.

Unless we indicate otherwise, the number of shares of our Common Stock that will be outstanding immediately after the Public Offering is based on 60,282,036 shares of our Common Stock outstanding as of January 22, 2024. Except as otherwise indicated herein, all information in this Public Offering Prospectus assumes no exercise by the underwriters of their over-allotment option to purchase additional shares.

Summary of Consolidated Financial Information

The following tables summarize our financial data for the periods and as of the dates indicated. The summary statements of operations data for the years ended December 31, 2022 and 2021 are derived from our audited financial statements and related notes included elsewhere in this Public Offering Prospectus. The summary statements of operations data for the nine months ended September 30, 2023 and 2022 and balance sheet data as of September 30, 2023 are derived from our unaudited interim condensed financial statements and related notes included elsewhere in this Public Offering Prospectus. The unaudited interim condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles and, in the opinion of management, reflect all normal, recurring adjustments that are necessary to state fairly the unaudited interim condensed financial statements. Our historical results are not necessarily indicative of results that may be expected in the future, and the results for the nine months ended September 30, 2023 are not necessarily indicative of results that may be expected for the full year or any other period. You should read the summary financial data together with our financial statements and related notes appearing elsewhere in this Public Offering Prospectus and the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The summary financial data in this section are not intended to replace our financial statements and the related notes and are qualified in their entirety by the financial statements and related notes included elsewhere in this Public Offering Prospectus.

	Year Ended December 31,		Nine Months Ended September 30,
	2022	2021	2023	2022
	restated	restated		restated
Total Revenue	$4,140,031	$3,538,007	$3,583,416	$3,284,433
Cost of sales	877,279	864,209	991,966	723,779
Gross profit	3,262,752	2,673,798	2,591,450	2,560,654

Operating expenses:
General and administrative	2,783,534	3,300,807	4,443,875	1,937,739
Bad debt expense	155,174	96,271	19,182	—
Advertising and marketing expenses	53,665	158,928	8,769	59,155
Total operating expenses	2,992,373	3,556,006	4,443,875	2,028,002
Profit (Loss) from operations	270,379	(882,208)	(1,852,425)	532,652
Other income (expense):
Gain on disposition – subsidiaries	—	597,002	—	—
Interest expense	(26,836)	—	(27,204)	(2,131)
Loss on foreign exchange	(83,419)	—	—	291,633
Other income, net	—	—	—	—
Total other income (expense)	(110,255)	500,731	46,386	(34,953)
Income before provision for income taxes	160,124	(285,206)	(1,898,811)	160,284
Income tax expense	20,538	47,626	6,382	8,521
Net income (loss)	$139,766	$(332,832)	$(1,905,193)	$151,763
Less: Net income (loss) attributable to noncontrolling interests	—	(2,128)	—	—
Net income (loss) attributable to Ealixir, Inc.	139,766	(334,960)	(1,905,193)

Foreign exchange (income) expense	97,910	83,578	(685)	46,361
Total Comprehensive Income (loss)	$41,856	$(418,538)	$(1,904,508)	$105,402

Weighted average shares of Common Stock outstanding – basic and diluted(1)	48,259,753	41,397,492	54,976,036	45,664,753
Net loss per share of Common Stock – basic and diluted	0.001	(0.0101)	(0.0027)	0.0023
Pro forma number of common shares outstanding – basic and diluted(2)	48,259,753	41,397,492	63,282,036	45,664,753

Selected Balance Sheet Data:	September 30, 2023	December 31, 2022
Current assets:
Cash	$33,708	$113,155
Accounts receivable, net	1,624,754	1,408,760
Prepaid expenses and other current assets	243,776	99,643
Total current assets	1,902,238	1,621,558

Non-current assets:
Deferred tax asset	107,989	107,989
Right-of-use asset	131,069	187,241
Total assets	$2,286,998	$2,045,979

Current liabilities:
Accounts payable	$962,759	$391,463
Accrued expenses	303,103	590,182
Total current liabilities	2,252,644	1,973,308

Non-current liabilities:
Loan from stockholder	355,511	583,840
Total liabilities	2,725,071	2,674,065

Stockholders’ deficit:
Total stockholders’ deficit	(438,073)	(628,086)
Total liabilities and stockholders’ deficit	$2,286,998	$2,045,979

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our Common Stock, together with the other information contained in this Public Offering Prospectus. If any of the risks discussed in this Public Offering Prospectus occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of our Common Stock could decline significantly, and you could lose all or part of your investment. Some statements in this Public Offering Prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Company

We have generated positive cash flow from operating activity during the period ended September 30, 2023 and used cash during the year ended December 31, 2022.

We provided net cash for operating activities of $165,849 and used $97,523 for the periods ended September 30, 2023 and December 31, 2022, respectively. To the extent that we have negative operating cash flow in future periods we may need to allocate a portion of any available cash reserves to fund such negative cash flow or raise additional equity or debt capital. There can be no assurance that we will be able to continue to generate a positive cash flow from operations, that additional capital or other types of financing will be available when needed or that these financings will be on favorable terms.

We may need to raise additional funds in the future that may not be available on acceptable terms or available at all.

We may consider issuing additional debt or equity securities in the future to fund our business plan, for potential investment acquisitions, or general corporate purposes. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences, and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses. We may not be able to obtain financing on favorable terms, or at all, in which case, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures.

Our independent auditor has expressed a “going concern” opinion.

The report of our independent auditor that accompanies our 2021 and 2022 consolidated financial statements includes an explanatory paragraph indicating a substantial doubt about our ability to continue as a going concern, citing our need for additional capital for the future planned expansion of our activities and to service our ordinary course activities (which may include servicing of indebtedness). Our financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. We have a minimal operating history and minimal revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues for the immediate future.

Prior to the fiscal year ended December 31, 2022, we reported net losses. The year ended December 31, 2022, was the first year we generated a net income, in the amount of $139,766. However, for the nine months ended September 30, 2023 we reported a net loss of ($1,905,193). Based upon our current business plan, our ability to continue generating profits from operations is dependent upon increasing sales. However, there can be no assurances that we will continue to establish profitable operations. As we pursue our business plan, we are incurring significant expenses without corresponding revenues. In the event that we remain unable to generate significant revenues to pay our operating expenses, we will not be able to achieve profitability or continue operations.

Further, the inclusion of a going concern explanatory paragraph in the report of our independent auditor will make it more difficult for us to secure additional financing or enter into strategic relationships on terms acceptable to us, if at all, and likely will materially and adversely affect the terms of any financing that we might obtain. If we are not successful in generating sufficient revenues or raising additional capital, we may not have enough financial resources to support our business and operations and, as a result, may not be able to continue as a going concern and could be forced to liquidate.

We do not currently have an external line of credit facility with any financial institution.

As indicated above, we have estimated that we may need additional capital to generate profits from operations. To finance these capital requirements we may need, among other sources, credit facilities from financial institutions. If we attempted to establish an external line of credit in the future, there can be no assurances we will be able to do so. We also have limited assets available to secure such a line of credit. The failure to obtain an external line of credit could have a negative impact on our ability to generate profits.

We are an early-stage company with a business model and marketing strategy still being developed and largely untested.

We were incorporated in June 2019, and we are pursuing a business model which is innovative and largely untested. There is no assurance that a sustainable market for our products and services exists, or that we will be able to develop effective business and market strategies to seize these market opportunities. In turn, this would have a negative impact on our financial condition and share price.

Our management and organizational structures are still developing and remain susceptible to error and inefficiencies.

Because of the fact that we are an early-stage company, we are still in the process of hiring senior management and lower-level employees, adopting organizational structures and code of conducts, and expanding into new geographical markets and industry segments. These processes are susceptible to error which could result in delays and inefficiencies in the pursuit of our commercial strategy or in the implementation of our business model, and/or in cost overruns and loss of potential customers. Management, technical, scientific, research and marketing personnel with appropriate training may also be scarce resources and thus not easy to hire. Any of these events would have in turn an adverse effect on our business and financial condition.

We have adopted a corporate policy to prohibit our services from being rendered to clients who have been found guilty of committing certain crimes. Any deviation from this policy would result in negative publicity.

We have voluntarily adopted a corporate policy pursuant to which we will not render services to clients who have been found guilty in the past of committing crimes related to drugs, criminal organizations or violence against women or minors. We have instituted certain controls and procedures to enforce this policy, including using internal technologies aimed at customer due diligence and compliance databases. If we fail to observe this policy we could suffer negative publicity which would have an adverse effect on our business and financial condition.

We need to ensure the confidentiality of personal data shared with us by our customers.

Our business model relies significantly on the premise that our customers would entrust us with access to, and handling of, their private and personal data. We have adopted precautions and procedures to ensure the confidentiality of this information is properly safeguarded. We have an agreement in place with a cybersecurity monitoring and rating service. The vendor operates a Virtual Security Operations Center (“VSOC”) on behalf of the Company. The VSOC includes a suite of cybersecurity services, including, but are not limited, to IT intrusion prevention systems, security incident and event management, and endpoint detection and response tools. These services are aimed at allowing the Company to prepare an Internet security strategy in terms of policies and procedures to identify cybersecurity threats. However, there can be no guarantee that there may not be breaches of confidentiality, despite the precautions and procedures. If any confidential information were mishandled, abused of or leaked, our business reputation would be negatively affected, and we could also be exposed to the risk of legal action. Any of these events would have in turn an adverse effect on our business and financial.

We are primarily a B2C business that relies on small customers and short-term contracts.

We are primarily a B2C business that relies on small customers and spot contracts. We expect to continue to rely on revenues generated from a relatively high number of small customers for the foreseeable future. Our customer contracts tend to have relatively short terms. As a result, our business is exposed to the risk of high customer turnover and volatility, which could have an adverse effect on our business and financial condition.

We have significant customer concentration, with a limited number of customers accounting for a substantial portion of our revenues. Failure to attract, grow and retain a diverse and balanced customer base could harm our business and operating results.

We have a limited number of customers that account for a substantial portion of our revenues, which carries risks. Three of our customers, accounted for approximately 39.26% and 27,3% of our revenues for each of the years ended December 31, 2022 and 2021, respectively. It is not possible for us to predict the level of demand that will be generated by any of these customers in the future. In addition, revenues from these larger customers may fluctuate from time to time based on these customers’ business needs and customer experience, the timing of which may be affected by market conditions or other factors outside of our control. These customers could also potentially pressure us to reduce the prices we charge, which could have an adverse effect on our margins and financial position and could negatively affect our revenues and results of operations. However, there is no assurance that if any of our large customers terminates their relationship with us or materially reduces the services they acquire from us, such termination or reduction could negatively affect our revenues and results of operations.

Our ability to attract, grow and retain a diverse and balanced customer base may affect our ability to maximize our revenues. Our ability to attract customers depends on a variety of factors, including our service offerings. If we are unable to develop or improve our service offerings, we may fail to develop, grow and retain a diverse and balanced customer base, which would adversely affect our business, financial condition and results of operations.

We operate in a highly competitive industry and competitors may compete more effectively.

The ORM industry in which we operate is highly competitive, with many companies of varying size and business models, many of which have their own proprietary technologies, competing for the same business as we do. Many of our competitors have longer operating histories and greater resources than us, and they could use their substantial financial resources to develop a competing business model, develop products or services that are more attractive to potential customers than those we offer, or convince our potential customers that they require financing arrangements that are impractical for smaller companies to offer. Our competitors may also offer similar products and services at prices below cost, devote significant sales forces to competing with us, or attempt to recruit our key personnel by increasing compensation, any of which could improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain customers, cause us to lower our prices in order to compete or reduce our market share and revenue, any of which could have a material adverse effect on our financial condition and operating results. We can provide no assurance that we will continue to compete effectively against our current competitors or additional companies that may enter our markets. We also expect to encounter competition from customers who elect to develop solutions or perform services internally rather than engaging an outside provider such as us.

If we are unable to keep up with technological developments, our business could be negatively affected.

The markets for our services are expected to be characterized by rapid technological change and be highly competitive with respect to timely innovations. Accordingly, we believe that our ability to succeed in the sale of our services will depend significantly upon the technological quality of our services relative to those of our competitors, and upon our ability to continue to develop and introduce new and enhanced products and services at competitive prices and in a timely and cost-effective manner. In order to develop such new services we will depend upon our ability to continue to develop and introduce new and enhanced services at competitive prices and in a timely and cost-effective manner. There can be no assurance that we will be able to develop and market our services successfully or respond effectively to the technological changes or new service offerings of our potential competitors. We may not be able to develop the required technologies, and services on a cost-effective and timely basis, and any inability to do so could have a material adverse effect on our business, financial condition, and results of operations.

If we experience a significant disruption in our information technology systems, including security breaches, or if we fail to implement new systems and software successfully, our business operations and financial condition could be adversely affected.

We depend on information technology systems to conduct business. The failure of our information technology systems to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies and the loss of customers. As we upgrade or change systems, we may also experience interruptions in service, loss of data or reduced functionality and other unforeseen material issues which could adversely impact our ability to provide our services and otherwise run our business in a timely manner. In addition, if our new systems fail to provide accurate and increased visibility into pricing and cost structures, it may be difficult to improve or maximize our profit margins. As a result, our results of operations could be adversely affected.

In addition, cyber-attacks or security breaches could compromise confidential, business critical information, cause a disruption in our operations or harm our reputation. Our information technology systems are subject to potential disruptions, including significant network or power outages, cyber-attacks, computer viruses, other malicious codes and/or unauthorized access attempts, any of which, if successful, could result in data leaks or otherwise compromise our confidential or proprietary information and disrupt our operations. Despite our efforts to protect sensitive information and comply with and implement data security measures, there can be no assurance that any controls and procedures that we have in place will be sufficient to protect us. Further, as cyber threats are continually evolving, our controls and procedures may become inadequate, and we may be required to devote additional resources to modify or enhance our systems in the future. We may also be required to expend resources to remediate cyber-related incidents or to enhance and strengthen our cyber security. Any such disruptions to our information technology systems, breaches or compromises of data, and/or misappropriation of information could result in violation of privacy and other laws, litigation, fines, negative publicity, lost sales or business delays, any of which could have a material adverse effect on our business, financial condition or results of operations.

We are subject to cyber security risks and may incur delays in platform development in an effort to minimize those risks and to respond to cyber incidents.

Our digital data analytics platform will be entirely dependent on the secure operation of our website and systems as well as the operation of the Internet generally. The platform involves reading user data, and storage of user data, and security breaches could expose us to a risk of loss or misuse of this information, litigation, and potential liability. A number of large Internet companies have suffered security breaches, some of which have involved intentional attacks. From time to time, we and many other Internet businesses also may be subject to a denial of service attacks wherein attackers attempt to block customers’ access to our website. If we are unable to avert a denial-of-service attack for any significant period, we could sustain delays in the development of the platform and risk losing future users and have user dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Cyber-attacks may target us, our users, or exchanges we read data from in general or the communication infrastructure on which we depend. If an actual or perceived attack or breach of our security occurs, user perception of the effectiveness of our security measures could be harmed and we could lose our future user. Actual or anticipated attacks and risks may cause us to incur increasing costs, and delay development. A person who is able to circumvent our security measures might be able to misappropriate our or our users’ proprietary information, cause interruption in our operations, damage our computers or those of our users, or otherwise damage our reputation and platform. Any compromise of our security could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, and a loss of confidence in our security measures, which could harm our business.

Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

We believe that an appropriate information technology, or IT, infrastructure is important in order to support our daily operations and the growth of our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our management information systems or respond to changes in our business needs, we may not be able to effectively manage our business, and we may fail to meet our reporting obligations. Additionally, if our current back-up storage arrangements and our disaster recovery plan are not operated as planned, we may not be able to effectively recover our information system in the event of a crisis, which may materially and adversely affect our business and results of operations.

In the current environment, there are numerous and evolving risks to cyber-security and privacy, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, employee malfeasance and human or technological error. High-profile security breaches at other companies and in government agencies have increased in recent years, and security industry experts and government officials have warned about the risks of hackers and cyber-attacks targeting businesses such as ours. Computer hackers and others routinely attempt to breach the security of technology products, services and systems, and to fraudulently induce employees, customers, or others to disclose information or unwittingly provide access to systems or data. We can provide no assurance that our current IT system or any updates or upgrades thereto and the current or future IT systems of our potential distributors use or may use in the future, are fully protected against third-party intrusions, viruses, hacker attacks, information or data theft or other similar threats. Legislative or regulatory action in these areas is also evolving, and we may be unable to adapt our IT systems or to manage the IT systems of third parties to accommodate these changes.

We have an agreement in place with a cybersecurity monitoring and rating service. The vendor operates a Virtual Security Operations Center (“VSOC”) on behalf of the Company. The VSOC includes a suite of cybersecurity services, including, but are not limited, to IT intrusion prevention systems, security incident and event management, and endpoint detection and response tools. These services are aimed at allowing the Company to prepare an Internet security strategy in terms of policies and procedures to identify cybersecurity threats. Muscope’s employees in support of the Company’s VSOC operations monitor the Company’s network and server traffic and implement periodic. In the future, we may experience actual or attempted cyber-attacks of our IT networks. If we experience a cyber-attack, it could have a material adverse impact on our operations or financial condition. We cannot guarantee that any such incidents will not have such an impact in the future.

We may be forced to litigate to enforce or defend our intellectual property rights or to protect trade secrets.

Although the success of our services relies significantly on proprietary algorithms which we have developed and continue to improve, to date we have not sought patent protection for any of the technologies we have developed. We are considering whether it would be in our best interest to obtain any such protection in the future. As a result, we might be forced to litigate to defend our intellectual property or trade secrets, which could be very costly and could distract its management from focusing on operating our business. The existence and/or outcome of any such litigation could harm our business.

Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights could result in the expenditure of significant financial and managerial resources. In addition, there can be no assurance that other parties will not assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated research and development costs.

Our officers and directors may be engaged in a range of business activities resulting in conflicts of interest.

We may be subject to various potential conflicts of interest because some of our officers and directors may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties owed to us. In some cases, our executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to our business and affairs and that could adversely affect our operations. These business interests could require significant time and attention of our executive officers and directors. In addition, we may also become involved in other transactions which conflict with the interests of our directors and the officers who may from time-to-time deal with persons, firms, institutions or companies with which we may be dealing, or which may be seeking investments similar to those desired by us. The interests of these persons could conflict with our interests. In addition, from time to time, these persons may be competing with us for available investment opportunities.

Because we conduct operations in several different countries, we may be affected by currency fluctuations.

Our revenues and expenses have been generated in several foreign countries thus far and this is expected to continue as we continue to develop additional markets in other countries, both inside the European Union (“EU”) and elsewhere. These revenues and expenses therefore may be exposed to significant currency exchange fluctuations. Recent events in the global financial markets have been coupled with increased volatility in the currency markets. Fluctuations in the exchange rate between various currencies utilized throughout the world may have a material adverse effect on our business, financial condition and operating results. We may, in the future, establish a program to hedge a portion of our foreign currency exposure with the objective of minimizing the impact of adverse foreign currency exchange movements. However, even if we develop a hedging program, there can be no assurance that it will effectively mitigate currency risks.

We rely on outside consultants and agents.

We rely to a significant extent on the experience and contribution of outside consultants and agents. For example, most of our sales force is composed of independent agents. Some members of our senior management are also consultants and not full-time employees. In the event that one or more of these consultants or agents terminate their relationship with us, or become unavailable, suitable replacements will need to be retained, and there is no assurance that these could be identified under conditions favorable to us.

Our expansion into new markets may present increased risks due to our unfamiliarity with those areas and our target customers’ unfamiliarity with our brand.

Consumers in our new markets will not be familiar with our brand, and we will need to build brand awareness in those markets through investments in advertising and promotional activity. We may find it more difficult in our markets to secure desirable locations and to hire, motivate and keep qualified employees.

If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future success and ability to implement our business strategy depends, in part, on our ability to attract and retain key personnel, and on the continued contributions of members of our senior management team and key technical personnel, each of whom would be difficult to replace. All of our employees, including our senior management, are free to terminate their employment relationships with us at any time. Competition for highly skilled technical people is extremely intense, and we face challenges identifying, hiring and retaining qualified personnel in many areas of our business. If we fail to retain our senior management and other key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our strategic objectives and our business could suffer.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, revenue recognition, stock-based compensation, trade promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

If we are unable to manage any future growth effectively, our profitability and liquidity could be adversely affected.

Our ability to achieve our desired growth depends on our execution in functional areas such as management, sales and marketing, and general administration and operations. To manage any future growth, we must continue to improve our distribution, operational and financial processes and systems and expand, train and manage our employee base. If we are unable to manage our growth effectively, our business and results of operations could be adversely affected.

Privacy and data protection regulations are complex and rapidly evolving areas. Adverse interpretations of these laws could harm our business, reputation, financial condition, and operating results.

Authorities around the world have adopted and are considering a number of legislative and regulatory proposals concerning data protection and limits on encryption of user data. Adverse legal rulings, legislation, or regulation could result in fines and orders requiring that we change our data practices, which could have an adverse effect on our ability to provide services, harming our business operations. Complying with these evolving laws could result in substantial costs and harm the quality of our products and services, negatively affecting our business.

Recent legal developments in Europe have created compliance uncertainty regarding transfers of personal data from Europe to the United States. For example, the General Data Protection Regulation (“GDPR”) applies to all of our activities conducted from an establishment in the EU or related to products and services that we offer to EU users or customers, or the monitoring of their behavior in the EU. The GDPR creates a range of new compliance obligations.

Ensuring compliance with the GDPR is an ongoing commitment that involves substantial costs, and despite our efforts, governmental authorities or others have asserted and may continue to assert that our business practices fail to comply with its requirements. If our operations are found to violate GDPR requirements, we may incur substantial fines, have to change our business practices, and face reputational harm, any of which could have a material adverse effect on our business. In particular, serious breaches of the GDPR can result in administrative fines of up to 4% of annual worldwide revenues. Fines of up to 2% of annual worldwide revenues can be levied for other specified violations.

We operate in numerous countries and are subject to various different laws and regulations which can change significantly which could adversely affect our future business, financial condition and results of operations.

Our operations are subject to various laws, regulations and guidelines relating to the Internet. We endeavor to comply with all relevant laws, regulations and guidelines and believe we are currently following all such laws, regulations and guidelines. However, if there are unfavorable regulatory changes or delays and we are unable to comply with such changes or manage such delays our future business, financial condition and results of operations could be materially and adversely affected.

We may be subject to a various new and existing federal and state law. Adverse interpretations of these laws could harm our business, reputation, financial condition, and operating results.

Currently, there is no federal or state law in the US that confers the “right of removal” — the ability to request the removal of a data subject’s information from search results or databases. The prevailing view in the U.S. is that the right of removal contravenes the right to freedom of speech and freedom of expression in forcing service providers to remove materials off the Internet. A forced removal by the government may constitute an impermissible form of compelled speech under the First Amendment. However, some state and federal laws offer some degree of removal of personal information. For example, each of the California Consumer Privacy Act of 2018 (CCPA), Virginia Consumer Data Protection Act (VCDPA), Colorado Privacy Act (CPA), The Connecticut Data Privacy Act (CTDPA), and the Utah Consumer Privacy Act (UCPA), allows residents of their respective states to request, with certain potential exceptions, that a covered business delete any personal information about the data subject which it has collected. At the federal level, the Fair Credit Reporting Act, which the FTC enforces, requires that after a certain period of time — seven years in most cases — information about debt collections, civil lawsuits, tax liens, and even arrests for criminal offenses become obsolete and must be taken out of consumer reports. The differences in removing information from search results or databases and from a business’s database may have to do with what is considered a matter of public concern and what is “speech” under the First Amendment. This tension between the First Amendment and an individual’s right of removal is a developing area of law. State and/or federal laws based on the guiding principle that free speech is more valuable that protecting an individual’s right of privacy, may be implemented that could limit an individual’s ability to remove, erase, or shield their information from the public domain. Alternatively, courts may find that an individual has a limited or no right of removal under the First Amendment. Such laws and/or any adverse interpretations could limit the utility or operations of our business and we may be forced to curtail or altogether suspend our business.

A patchwork of laws may negatively impact our ability to render our services.

Currently, there is no U.S. national privacy law that confers the right to be forgotten for any and all information off the Internet. As a result, states have stepped in to allow their respective citizens and residents to request a limited right to deletion, applicable to certain types of businesses. The type of businesses who must comply with state privacy laws vary by state. Search engines may find it difficult to have different compliance requirements for each U.S. state, thereby the search engines may adopt a universal policy of right to deletion or erasure. If search engines provide this feature, the utility or operation of our business would be adversely affected and we may be forced to curtail or altogether suspend our business.

Extrajudicial laws may render our services moot.

In May of 2018, new data privacy and security regulations went into effect in the European Union (the “EU”). The General Data Protection Regulation (GDPR) — is a set of rules for the protection of personal data. The law applies to companies or entities in the EU that collect, store, or process personal data, as well as to organizations outside the EU that handle the personal data of EU residents. The extrajudicial scope of privacy laws may compel service engines to provide a means for individuals to exercise the right to be forgotten. If service engines can do this under the force of law, this may lower the need for our services and impact our business.

In 2019, the French data protection authority, Commission nationale de l’informatique et des libertés (CNIL), brought an action against Google LLC before the Court of Justice of the European Union (CJEU) asking the court to rule on the geographical scope of the application of the right to be forgotten. While the CJEU in this case ruled that the right to be forgotten conferred by the GDPR only applies to links displayed within the European Union, search engine companies may find that it is easier to apply a worldwide policy to enable the right to be forgotten. If search engines provide this feature, the utility or operation of our business would be adversely affected and we may be forced to curtail or altogether suspend business.

Our business depends on continued and unimpeded access to the Internet by us and our users. Internet access providers may be able to restrict, block, degrade, or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users and advertisers.

Our products and services depend on the ability of our users to access the Internet, and certain of our products require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, and government-owned service providers. Some of these providers have taken or have stated that they may take measures that could degrade, disrupt, or increase the cost of user access to certain of our products by restricting or prohibiting the use of their infrastructure to support or facilitate our offerings, or by charging increased fees to us or our users to provide our offerings. Some jurisdictions have adopted regulations prohibiting certain forms of discrimination by Internet access providers; however, substantial uncertainty exists in the United States and elsewhere regarding such protections. For example, in 2018 the United States Federal Communications Commission repealed net neutrality rules, which could lead Internet access providers to restrict, block, degrade, or charge for access to certain of our products and services. In addition, in some jurisdictions, our products and services have been subject to government-initiated restrictions or blockages. Such interference could result in a loss of existing users, customers and advertisers, goodwill, and increased costs, and could impair our ability to attract new users, customers and advertisers, thereby harming our business.

If our listing application for our Common Stock is not approved by a national securities exchange, we will not be able to consummate the offering and will terminate this Public Offering.

We intend to apply to have our Common Stock listed on a national securities exchange under the symbol “EAXR,” which listing is a condition to this Public Offering. No assurance can be given that our application will be approved and that our Common Stock will ever be listed on a national securities exchange. If our listing application is not approved by a national securities exchange, we will not be able to consummate the offering and will terminate this Public Offering. Failure to have our Common Stock listed on a national securities exchange would make it more difficult for our stockholders to dispose of our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock is not traded on a national securities exchange.

Failure to adequately manage our growth could impair our ability to deliver high-quality solutions to our customers, hurt our reputation and compromise our ability to become profitable.

We expect to experience significant growth in our business. If we do not effectively manage our growth, the quality of service of our solutions may suffer, which could negatively affect our reputation, demand for our solutions or compromise our ability to become profitable. Our growth is expected to place a significant strain on our managerial, operational and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. This will require us to, among other things, hire additional personnel, implement additional management information systems and maintain close coordination among our engineering, operations, legal, finance, sales and marketing and client service and support organizations.

The loss of key personnel could have a material adverse effect on our business, financial condition or results of operations.

The loss of the day-to-day involvement of any key personnel could have a material adverse effect on us, and if any key employees terminate their employment, our business activities might be adversely affected, management’s attention might be diverted from operations to recruiting suitable replacements and our business, financial condition or results of operations could be adversely affected. In addition, we might not be able to locate suitable replacements for any key employees who leave us or offer employment to potential replacements on reasonable terms.

We are not currently listed on a national securities exchange. We intend to apply to have our Common Stock listed on a national securities exchange. There can be no assurance that our application will be approved or that if approved that we will be able to maintain continued listing. If we are approved to list our Common Stock on a national securities exchange, most of our senior management team will have limited experience managing a company that is traded on a national securities exchange and regulatory compliance may divert their attention from the day-to-day management of our business.

We are not currently listed on a national securities exchange. We intend to apply to have our Common Stock listed on a national securities exchange. There can be no assurance that our application will be approved and, if approve, that we will be able to maintain continued listing. If our application to list our Common Stock on a national securities exchange is approved, most of the individuals who will constitute our senior management team have limited experience managing a company that is traded on a national securities exchange and limited experience complying with the increasingly complex laws pertaining to public companies listed on a national securities exchange. The senior management team may not successfully or efficiently manage the transition to a being company that is traded on a national securities exchange and subject to significant regulatory oversight and reporting obligations under United States securities laws and the listing rules of such national securities exchange. In particular, these new obligations will require substantial attention from the management and could divert their attention away from the day-to-day management of our business.

Our reported financial results may be adversely affected by changes in U.S. GAAP.

The accounting principles generally accepted in the United States of America (“GAAP”) is subject to interpretation by the Financial Accounting Standards Board, or FASB, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and could affect the reporting of transactions completed before the announcement of a change.

In particular, in May 2014, the FASB issued Accounting Standards Codification (“ASC”) 606, which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. The core principle of ASC 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. As an “emerging growth company,” we are allowed under the JOBS Act to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We have elected to take advantage of this extended transition period under the JOBS Act with respect to ASC 606, which resulted in ASC 606 becoming effective for us on January 1, 2019. Any difficulties in implementing these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

We have effectively implemented ASC 606 from 2020 and, by 2022, we have fully determined the impact it has on our financial reporting. We believe we have effectively implemented ASC 606 from 2020, and by 2022, we believe we have fully determined the impact it has on our financial reporting. However, there can be no assurance that we are able to adequately maintain the implementation of ASC 606 or other accounting pronouncements in the future, we may be unable to produce timely and accurate financial statements, and we may continue to conclude that our internal control over financial reporting is not effective, which could adversely impact our investors’ confidence and our stock price. Delays in filing our periodic reports have led and could in the future lead to the loss of our ability to use certain “short form” registration statements (including “shelf” registration statements used for more efficient fundraising).

Risks Related to Our Industry

We are subject to risks relating to our information technology systems, and any failure to adequately protect our critical information technology systems could materially affect our operations.

We rely on information technology systems across our operations, including for management, supply chain and financial information and various other processes and transactions. As our manufacturing equipment is wirelessly controlled and operated, and the tracing data (which is required for necessary certifications) our equipment produces is stored electronically, our business depends on the security, reliability, and capacity of these systems. Information technology system failures, network disruptions or breaches of security could disrupt our operations, causing delays or cancellation of customer orders or impeding the manufacture or shipment of products, processing of transactions or reporting of financial results. An attack or other problem with our systems could also result in the disclosure of proprietary information about our business or confidential information concerning our customers or employees, which could result in significant damage to our business and our reputation. Advanced cyber-security threats, such as computer viruses, attempts to access information, and other security breaches, are persistent and continue to evolve, making them increasingly difficult to identify and prevent. Protecting against these threats may require significant resources, and we may not be able to implement measures that will protect against all the significant risks to our information technology systems. In addition, we rely on third party service providers to execute certain business processes and maintain certain information technology systems and infrastructure, and any breach of security on their part could impair our ability to effectively operate. Any breach of our security measures could result in unauthorized access to and misappropriation of our information, corruption of data or disruption of operations or transactions, any of which could have a material adverse effect on our business.

The success of our Company will depend on relationships with third parties and pre-existing customers of Ealixir which relationships may be affected by customer preferences or public attitudes about the Company being public. Any adverse changes in these relationships could adversely affect our business, financial condition or results of operations.

Our success will be dependent on the ability to maintain and renew business relationships, including relationships with pre-existing customers and partners of Ealixir and to establish new business relationships. There can be no assurance that we will be able to maintain pre-existing customer contracts, partnership relationships and other business relationships, or enter into or maintain new customer contracts and other partnership and business relationships, on acceptable terms, if at all. Relationships with third parties can be terminated at any time. The failure to maintain important business relationships could have a material adverse effect on our business, financial condition or results of operations.

We face intense competition, and we may not be able to compete effectively, which could reduce demand for our products and adversely affect our business, growth, revenues and market share.

The overall market for online reputation management services is rapidly evolving, highly competitive, complex, fragmented with numerous single point solutions, and is subject to changing technology and shifting consumer needs. In addition, many companies in our target markets are offering, or may soon offer, products and services that may compete with our products and services. Ealixir currently competes with established companies, such as Reputation.com, Terakeet, Repair Bad Reputation, Internet Reputation.com, and Brand Yourself.

Many of our competitors, have longer operating histories, significantly greater financial, technical, marketing, distribution, professional services or other resources and greater name recognition than we do. In addition, many of our competitors have strong relationships with current and potential customers and extensive knowledge of the e-commerce industry. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, for example by offering a SaaS based product that competes with our products or devoting greater resources to the development, promotion and sale of their products than we do. Increased competition may lead to price cuts, alternative pricing structures, fewer customer orders, reduced gross margins, longer sales cycles and loss of market share. We may not be able to compete successfully against current and future competitors, and our business, results of operations and financial condition will be harmed if we fail to meet these competitive pressures.

Risks Related to Our Securities

Our director, CEO and Secretary, Eleonora Ramondetti, has a substantial influence over our Company. Her interests may not be aligned with the interests of our other stockholders, and she could prevent or cause a change of control or other transactions.

As of the date of this Public Offering Prospectus, Ms. Ramondetti, our director, CEO and Secretary, holds approximately 93.72% of the voting power of the Company. Upon the completion of this Public Offering, Ms. Ramondetti will hold [      ]% of the voting power of the Company.

Accordingly, Ms. Ramondetti could have significant influence in determining the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations, the appointment of directors and other significant corporate actions. Ms. Ramondetti will also have the power to prevent or cause a change in control. Without the consent of Ms. Ramondetti, we may be prevented from entering into transactions that could be beneficial to us or our minority stockholders. In addition, Ms. Ramondetti could violate her fiduciary duties by diverting business opportunities from us to herself or others. The interests of Ms. Ramondetti may differ from the interests of our other stockholders. The concentration in the voting power of the Company may cause a material decline in the value of our Common Stock. For more information regarding Ms. Ramondetti and her ownership of our securities, see “Security Ownership of Principal Stockholders and Management.”

We are a “controlled company” defined under the Nasdaq Listing Rules and under the rules of the NYSE. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules or the rules of the NYSE, we could elect to rely on this exemption in the future and you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

We expect that our director, CEO and Secretary, Ms. Ramondetti, will own a majority of our voting power following this Public Offering as a result of her ownership of 1,000,000 shares of our Series Z Preferred Stock, which have voting rights of 900 votes per share, but are non-convertible to any shares of our Common Stock or any other class of our securities, and which are not publicly traded. Under the Nasdaq Listing Rules and under the rules of the NYSE, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our Board must be independent directors;

•        an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules or the rules of the NYSE, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of this Public Offering. Our status as a controlled company could cause our Common Stock to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

We have considerable discretion as to the use of the net proceeds from this Public Offering and we may use these proceeds in ways with which you may not agree.

We intend to use the proceeds from this Public Offering to make acquisitions and obtain partnerships, invest in technology, expand our sales team and marketing efforts, and general working capital and other corporate purposes. However, we have considerable discretion in the application of the proceeds. Because of the number and variability of factors that will determine our use of our net proceeds from this Public Offering, their ultimate use may vary substantially from their currently intended use. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this Public Offering. The net proceeds may be used for corporate or other purposes with which you do not agree or that do not improve our profitability or increase our share price. The net proceeds from this Public Offering may also be placed in investments that do not produce income or that lose value. Please see “Use of Proceeds” below for more information.

Because the market for our Common Stock is limited, persons who purchase our Common Stock may not be able to resell their shares at or above the purchase price paid for them.

Our Common Stock trades on the OTC Pink Open Market operated by OTC Markets Group, Inc., under the ticker symbol “EAXR.”, which is not as liquid a market as a national securities exchange. There is currently only a limited public market for our Common Stock. We cannot assure you that an active public market for our Common Stock will develop or be sustained in the future. If an active market for our Common Stock does not develop or is not sustained, the price may decline.

We may be unable to list our Common Stock on a national securities exchange.

Prior to this Public Offering, there was a limited public market for our Common Stock. We intend to apply to list our Common Stock on a national securities exchange concurrently with the closing of this Public Offering. However, we may not meet or maintain certain qualifying requirements for listing on a national securities exchange. If we are unable to meet these requirements, we may be limited to trading conducted on OTC Pink and we may elect to not proceed with this Public Offering.

There is a limited market for our securities, which may make it more difficult to dispose of our securities and we may fail to sustain trading on a national securities exchange, which could make it more difficult for investors to sell their shares.

Our Common Stock is quoted on OTC Pink, under the symbol “EAXR,” and, to date, has traded on a limited basis. We intend to apply to list our Common Stock on a national securities exchange under the symbol “EAXR”. In the event our Common Stock begins trading on a national securities exchange, there can be no assurance that trading of the Common Stock on such market will be sustained. In the event that the Common Stock is not listed on a national securities exchange or if we do not sustain such listing, our Common Stock could be quoted only on the OTC Pink. Under such circumstances, you may find it significantly more difficult to trade, or to obtain accurate quotations for our Common Stock and our Common Stock may become substantially less attractive to certain purchasers, such as financial institutions, hedge funds, and other similar investors.

An active market for our Common Stock may never develop, and we are under no obligation to seek out a more active market for our Common Stock.

If there is a thin trading market or “float” for our Common Stock, the market price for our Common Stock may fluctuate significantly more than the stock market as a whole. Without a large float, our Common Stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our Common Stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our Common Stock could fluctuate widely in response to several factors, including, but not limited to:

•        our quarterly or annual operating results;

•        changes in our earnings estimates or the failure to accurately forecast and appropriately plan our expenses;

•        failure to achieve our growth expectations;

•        failure to attract customers and retain them;

•        the effect of increased or variable competition on our business;

•        additions or departures of key or qualified personnel;

•        failure to adequately protect our intellectual property;

•        costs associated with defending claims, including intellectual property infringement claims and related judgments or settlements;

•        changes in governmental or other regulations affecting our business;

•        our compliance with governmental or other regulations affecting our business; and

•        changes in global or regional industry, general market, or economic conditions.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes may not be possible to predict and often appear to occur without regard to specific operating performance. The price of our Common Stock could fluctuate based upon factors that have little or nothing to do with our Company and these fluctuations could materially reduce our stock price.

To date, we have not paid any cash dividends, and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We currently intend to retain all earnings for our operations.

Our articles of incorporation allow our Board to create new series of preferred stock without approval by our stockholders, which could adversely affect the rights of the holders of our Common Stock.

Our Board has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board also has the authority to issue preferred stock without stockholder approval. As a result, our Board could authorize the issuance of a series of preferred stock granting holders a preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of Common Stock, and the right to redemption of the shares, together with a premium prior to the redemption of our Common Stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our Common Stock or that is convertible into our Common Stock, which could decrease the relative voting power of our Common Stock or result in dilution to our existing stockholders.

Any adverse effect on the market price of our Common Stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

Sales of substantial amounts of our Common Stock, or in anticipation that such sales could occur, may materially and adversely affect prevailing market prices for our Common Stock, if and when such market develops in the future.

Provisions of our Bylaws and Nevada law may delay or prevent a take-over that may not be in the best interests of our stockholders.

Provisions of our Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt.

Our bylaws may be adopted, repealed, altered, amended and rescinded by the majority vote of our stockholders, and except as provided by Nevada law, our board of directors shall have the power to adopt, repeal, alter, amend and rescind any or all of our Bylaws by a vote of at least a majority of our Board of Directors then in office. The interests of these stockholders and directors may not be consistent with your interests, and they may make changes to our Bylaws that are not in line with your concerns.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of anti-takeover provisions of Nevada law and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of the Company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

Our future results may vary significantly which may adversely affect the price of our Common Stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our Common Stock may decline significantly.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance requirements of the SEC and a national securities exchange.

As a company listed on a national securities exchange, and particularly after we are no longer an emerging growth company or smaller reporting company, we will incur significant legal, accounting and other expenses that we did not incur as an OTC listed company. In addition, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and rules subsequently implemented by the SEC and national securities exchanges impose various requirements on listed companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to comply with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, we will be required to furnish a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company or a smaller reporting company with less than $100 million in annual revenue, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. We could be an emerging growth company for up to five years. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

We are an “emerging growth company” and a “smaller reporting company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” and “smaller reporting companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our Common Stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, and (ii) our annual revenues is equal to or less than $100 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Common Stock, the price of our Common Stock and trading volume could decline.

Any trading market for our Common Stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Common Stock would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Common Stock and the trading volume to decline.

Our existing stockholders will be able to sell their shares after the completion of this Public Offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Common Stock.

Our directors, officers and holder(s) of five percent (5%) or more of the outstanding shares of Common Stock of the Company will agree not to sell, transfer or dispose of any shares or similar securities for a period of six month from date of completion of Offering. See “Underwriting — Lock-Up Agreements.” Our existing stockholders may be able to sell their Common Stock under Rule 144 following the expiration of that lock-up period. Because these existing stockholders have paid a lower price per Common Stock than participants in this Public Offering, when they are able to sell their shares under Rule 144 following the expiration of that lock-up period, they may be more willing to accept a lower sales price than the Public Offering price, which could impact the trading price of our Common Stock following the completion of the Public Offering, to the detriment of participants in the Underwritten Offering. Under Rule 144, before our existing stockholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Common Stock to be sold pursuant to Rule 144 during the pendency of this Public Offering.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of              shares of our Common Stock in this Public Offering will be approximately $            , based on an assumed initial Offering price of $            per share of Common Stock (the midpoint of the price range set forth on the cover of this Public Offering Prospectus), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full to cover over-allotments, if any, we estimate that our net proceeds will be approximately $             after deducting underwriter discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed initial Offering price of $            per share would increase or decrease, as applicable, the net proceeds to us from the sale of shares of our Common Stock in this Public Offering by approximately $            million, assuming that the number of shares offered by us, as set forth on the cover page of this Public Offering Prospectus, remains the same (assuming no exercise of the underwriter’s over-allotment option) and after deducting estimated underwriting discounts and commissions and estimated offering payable by us. Similarly, each increase or decrease of              shares in the number of shares offered by us would increase or decrease the net proceeds to us from the sale of our Common Stock in this Public Offering by approximately $            million, assuming no change in the assumed Offering price of $             per share and after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

We intend to use the net proceeds from the Public Offering as follows:

Mergers & Acquisitions: 44%

Research & Development: 25%

Acquisition of complementary technologies: 12%

Hiring of additional personnel: 10%

Marketing activities: 9%.

As of the date of this Public Offering Prospectus, we have had preliminary discussions with certain potential targets. However, we have not entered into any agreement, binding or non-binding, with any such potential targets.

The expected use of net proceeds from this Public Offering represents our intentions based upon our present plans and business conditions. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this Public Offering. We may find it necessary or advisable to use the net proceeds from this Public Offering for other purposes, and we will have broad discretion in the application of net proceeds from this Public Offering. Pending our use of the net proceeds from this Public Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and U.S. government securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Common Stock of the Company is currently trading on the OTC Pink market under the symbol “EAXR.” In order to enable our Common Stock to continue to trade on the OTC Pink Market after the filing of the Form 15, we have satisfied our obligations to make adequate current information publicly available within the meaning of Rule 144(c)(2) of the Securities Act of 1933, as amended, through the filing of Annual and Quarterly Reports and Supplemental Information with OTC Markets. Copies of these reports are publicly available on the OTC Disclosure and News Service.

The following information reflects the high and low closing prices of the Company’s Common Stock on the OTC Pink market:

As of January 26, 2024, the last reported price of our Common Stock was $2.30 per share.

We also have outstanding 1,000,000 shares of our Series Z Preferred Stock, par value $0.001 per share, which have voting rights of 900 votes per share, but are non-convertible to any shares of our Common Stock or any other class of our securities, and which are not publicly traded. All of the Series Z Preferred Stock are held by our director, CEO, and Secretary, Eleonora Ramondetti.

Holders

As of December 19, 2023, we have 60,282,036 shares of Common Stock issued and outstanding held by 535 stockholders of record. The number of record holders does not include persons who hold our Common Stock in nominee or “street name” accounts through brokers.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our Common Stock or preferred stock. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future and we intend to retain all of our earnings, if any, to finance our growth and operations and to fund the expansion of our business. Payment of any dividends will be made at the discretion of our Board, after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. Any dividends that may be declared or paid on our Common Stock, must also be paid in the same consideration or manner, as the case may be, on our shares of preferred stock, if any. Our Series Z Preferred Stock ranks on parity with our Common Stock with respect to dividend rights.

CAPITALIZATION SPECIAL NOTES

The following table sets forth our cash and capitalization as of September 30, 2023:

•        on an actual basis; and

•        on an as adjusted basis to give further effect to our issuance and sale of              shares of our Common Stock in this Public Offering at an assumed initial Offering price of $             per share, which is the midpoint of the price range set forth on the cover page of this Public Offering Prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma and pro forma as adjusted information below is illustrative only and our capitalization following the completion of this Public Offering is subject to adjustment based on the initial Offering price of the Common Stock and other terms of this Public Offering determined at pricing. You should read the following table in conjunction with “Use of Proceeds,” “Summary of Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Securities” and other financial information contained in this Public Offering Prospectus, including the financial statements and related notes appearing elsewhere in this Public Offering Prospectus.

	September 30, 2023	September 30, 2023
	Actual	As Adjusted(1)
Cash	$33,708	$	[____]

Long term debt payable to stockholders	$355,511		[____]

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, Series Z Preferred Stock, par value $0.001 per share, 1,000,000 shares issued and outstanding actual and as adjusted	1,000		[____]
Common stock, $0.001 par value, 300,000,000 shares authorized, 57,332,036 and [ ] shares issued and outstanding as of actual and as adjusted, respectively	63,281		[____]
Additional paid-in capital	3,995,784		[____]
Accumulated deficit	(4,290,474)		[____]
Accumulated other comprehensive loss	(207,665)		[____]
Total stockholders’ equity	(438,073)		[____]
Total capitalization	$2,286,998	$	[____]

____________

(1)      The as adjusted balance sheet data in the table above reflects the sale and issuance by us of shares of our Common Stock in this Public Offering, based upon the assumed Offering price of $             per share, which is the midpoint of the price range set forth on the cover page of this Public Offering Prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial Offering price of $             per share (the midpoint of the estimated price range set forth on the cover page of this Public Offering Prospectus) would increase (decrease) the amount of cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $             million, assuming the number of shares offered by us, as set forth on the cover page of this Public Offering Prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of              shares in the number of shares of Common Stock offered by us would increase (decrease) cash, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $             million, assuming the assumed initial Offering price of $             per share (the midpoint of the estimated price range set forth on the cover page of this Public Offering Prospectus) remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual Offering price and other terms of this Public Offering determined at pricing.

The number of shares of Common Stock to be outstanding after this Public Offering is based on 60,282,036 shares of Common Stock outstanding as of January 22, 2024.

You should refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes contained elsewhere in this Public Offering Prospectus in evaluating the material presented above.

DILUTION

If you invest in our Common Stock in this Public Offering, your ownership interest will be immediately diluted to the extent of the difference between the initial Offering price per share of our Common Stock and the pro forma as adjusted net tangible book value per share of our Common Stock immediately after this Public Offering.

Our historical net tangible book value as of September 30, 2023 was ($438,190), or $0.006 per share of Common Stock. Historical net tangible book value per share represents historical net tangible book value (deficit) divided by the number of shares of our Common Stock outstanding as of September 30, 2023.

After giving further effect to (i) our issuance and sale of              shares of Common Stock in this Public Offering at the initial Offering price of $             per share, which is the midpoint of the price range set forth on the cover page of this Public Offering Prospectus, after deducting underwriting discounts and commissions, estimated offering expenses payable by us, and (ii) the application of the net proceeds from this Public Offering as described in the section of this Public Offering Prospectus entitled “Use of Proceeds,” our as adjusted net tangible book value as of September 30, 2023 would have been approximately $             million, or approximately $             per share. This represents an immediate increase in as adjusted net tangible book value per share of __ to our existing stockholders and an immediate dilution in as adjusted net tangible book value per share of approximately $__ to new investors purchasing Common Stock in this Public Offering. Dilution per share to new investors purchasing Common Stock in this Public Offering is determined by subtracting as adjusted net tangible book value per share after this Public Offering from the assumed initial Offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis to new investors:

Assumed Offering price per share		$
Historical net tangible book value (deficit) per share as of September 30, 2023	$
Increase in pro forma net tangible book value per share attributable to this Public Offering
Pro forma net tangible book value (deficit) per share as of September 3, 2023
Dilution per share to new investors participating in this Public Offering		$

The pro forma information discussed above is illustrative only and will change based on the actual initial Offering price, number of shares and other terms of this Public Offering determined at pricing.

Each $1.00 increase (decrease) in the assumed initial Offering price of $             per share would increase (decrease) the as adjusted net tangible book value per share after this Public Offering by $            per share and the dilution to new investors purchasing Common Stock in this Public Offering by $             per share, assuming the number of shares offered by us, as set forth on the cover page of this Public Offering Prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase of             shares in the number of shares offered by us would increase the as adjusted net tangible book value per share after this Public Offering by $             per share and the dilution to new investors purchasing Common Stock in this Public Offering by $             per share, assuming the number of shares offered by us, as set forth on the cover page of this Public Offering Prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of              shares in the number of shares offered by us would increase the as adjusted net tangible book value per share after this Public Offering by $             per share and the dilution to new investors purchasing Common Stock in this Public Offering by $             per share, assuming the number of shares offered by us, as set forth on the cover page of this Public Offering Prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their option to purchase              additional shares of Common Stock in this Public Offering in full at the assumed initial Offering price of $             per share, and assuming the number of shares offered by us, as set forth on the cover page of this Public Offering Prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value per share after this Public Offering would be $             per share, and the dilution in as adjusted net tangible book value per share to new investors purchasing Common Stock in this Public Offering would be $             per share.

The number of shares of Common Stock that will be outstanding after this Public Offering is based on 60,282,036 shares of Common Stock outstanding as of January 22, 2024.

The following table summarizes, on an as adjusted basis as of December 31, 2022, after giving effect to our issuance and sale of              shares of Common Stock in this Public Offering at the initial Offering price of $             per share, the total consideration paid or to be paid and the average price per share paid or to be paid by existing stockholders and by new investors in this Public Offering, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. As the table shows, new investors purchasing Common Stock in this Public Offering will pay an average price per share substantially higher than our existing stockholders paid.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Number	Percentage
Existing stockholders before this Public Offering
Investors participating in this Public Offering
Total capitalization

The table above assumes no exercise of the underwriters’ option to purchase              additional shares in this Public Offering. If the underwriters’ over-allotment option to purchase additional shares is exercised in full, the number of shares of our Common Stock held by existing stockholders would be reduced to             % of the total number of shares of our Common Stock outstanding after this Public Offering, and the number of shares of Common Stock held by new investors participating in the Public Offering would be increased to             % of the total number of shares outstanding after this Public Offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and plan of operations together with our selected financial data, financial statements and the related notes, and other financial information appearing elsewhere in this Public Offering Prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this Public Offering Prospectus.

Company Overview

Ealixir is an internet technology company specializing in online reputation management services, which we refer to as ORM. The heart of our operational philosophy is our belief that our clients, both individual and corporate, should have the “right to be forgotten”. We support a more professional and accurate Internet whereby content publishers or providers regulate the use of people’s information by third parties, especially in the context of preventing or limiting third parties’ abilities from doxing (referring to the unauthorized release of personal identifying information) or engaging in libelous, slandering or any other similar malicious dissemination of (mis)communication.

Ealixir uses its advanced technological platform to provide ORM services and digital privacy solutions to individuals, professional organizations, and small, medium businesses, or “SMBs”. By providing our clients with an ability to control, remove and edit information posted and available on the Internet, individuals, professional organizations, and SMBs can choose what lawful and verified content about them that will appear on websites and search engines. Our extensive removal experience and proprietary removal technology, allows us we believe to offer one of the best services available in the content removal industry.

Ealixir offers its individual and corporate clients a full suite of ORM solutions. Our primary service offering is Ealixir Removal, the removal of negative content and online spurious content, To complement Ealixir Removal service, we offer ancillary services to both remove such content and also promote our clients’ positive online reputation and improve search results. Our ancillary services include: WEBiD, Ealixir Story, NewsDelete, Ealixir Analytics and Ealixir Event Launch and ReputScore:

•        Ealixir Removal — Our primary service, which aims to protect the online reputation of clients (individuals or corporations) utilizing the Company’s innovative technological platform to achieve the removal, de-indexation or the anonymization of negative or unwanted information.

•        WEBiD — a detailed report covering the past ten years of online content, including media presence, mentions, news, images, social media posts, blogs and forums relating to individuals, brands and companies. Based on such report, the client receives an immediate and accurate portrait of the dominant “sentiment” which is associated with the specific content — whether positive, neutral or negative. We uncover harmful information; we geo-localize online conversations related to the subject and analyze their demographic composition. At the end of this, we then prepare a report which summarizes the strengths and weaknesses, which is delivered to the customer’s home or headquarters.

•        Ealixir Story — Through this service, we aim to assist our clients in developing and spreading on the Internet a new or revived story about themselves. Frequently following the completion of our Ealixir Removal work, the need to replace the content which was removed with new and positive content becomes apparent. We thus offer our customers a customized editorial plan, with the aim of developing a new “story” through a number of articles and features to be published by several online news outlets.

•        NewsDelete — This service caters to customers concerned about their reputation in financial affairs, as it is portrayed by privately-managed databases. If certain conditions are met, we are able to obtain the removal of a client’s name from the database or the update of information that is incorrect or obsolete.

•        Ealixir Analytics collects real-time big data about states, institutions, political parties, candidates and personalities. Through the web listening platform, we are able to monitor millions of online sources and, with the use of algorithms in-house developed. We are able to cross-reference words and sentences in order to identify trends in public audience reading in order to propose contents and information of interest. Through a detailed analysis of sentiment related to specific targets, we identify strategic and business opportunities in target countries and propose communication plans of effectiveness.

•        Ealixir Event Launch gives companies the unique opportunity to promote their event on an international scale, providing visibility in online periodicals in multiple countries around the world. It works with accredited journalists and PR experts who will develop the most effective editorial plan to promote an event (e.g., the launch of a new product, an important anniversary or the grand opening of a new office) and draft articles and press releases for distribution in the target countries in authoritative periodicals.

•        ReputScore is our latest offering, an app, currently under development. This service is designed to offer an individual or business an immediate and broad overview of such person’s or company’s web reputation. The app scans the Internet to analyze the sentiment which is mostly associated with the client, and we then assign a score from 1 to 1,000 (where a higher number denotes a more positive sentiment).

Revenues

We derive our revenues from online reputation management services, which we refer to as ORM. Our products and services fall into two principal categories: (a) Ealixir Removal, which is the removal, negative content and online spurious content; and (b) other ancillary services.

The following factors affect the revenues we derive from our operations.

Maintain our competitive advantages.    Based on our strength in research and development, we believe we can consolidate our market leadership position by continuing to innovate, both in technical tools and the quality of services offered. On one hand, it is noted that the applications under development, which are totally innovative for the market, will enable the potential users to use the services offered very straightforwardly, delivering an unprecedented potential for growth in market contacts. We focus on the needs of the market and provide our customers with personalized and customized products. We have formed our own unique and competitive advantages. However, the market conditions and consumer preferences change rapidly. If we fail to maintain our reputation and competitiveness, customers demand for our products could decline.

Competition.    The market of online reputation management services is very competitive. The number, size and strength of our competitors vary by continent and country. Our competitors also compete based on a number of factors, including speed of service, value, name recognition, and customer service. Our industry is often affected by changes in national, regional or local economic conditions; currency fluctuations; demographic trends; traffic patterns; and disposable purchasing power. Our business concept is expected to compete with international, national, and regional companies, some of whom may be larger or have significantly greater financial resources than we currently have available.

We compete with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies who may have greater financial resources and larger customer bases than we have. As a result, these competitors may be able to identify and adapt to changes in consumer preferences more quickly than us due to their resources and scale. They may also be more successful in marketing and selling their products, better able to increase prices to reflect cost pressures and better able to increase their promotional activity, which may impact us and the entire ORM industry. In order to mitigate the pricing pressure, we have to differentiate ourselves from our competitors based on the value we bring to our customers through the quality and variety of our products and services. If we fail to attract and retain customers in our target markets for our current and future products, we will be unable to maintain or increase our revenues and market share.

Loss of key personnel.    Our rapid growth in revenue was derived from our competitive advantages in our products. We rely heavily on the expertise and leadership of our senior management to maintain our core competence. The loss of the service of any of our key personnel could adversely affect our business, especially Ms. Ramondetti, our director, CEO and Secretary. We have obtained non-compete agreements and confidentiality agreements from our scientist and technique staffs in our research and development departments.

Macro-economic conditions.    Our business, financial condition and results of operations may be materially adversely affected by a challenging economic climate, including adverse changes in interest rates, volatile commodity markets and inflation, contraction in the availability of credit in the market and reductions in consumer spending. A macroeconomic downturn, which decreases the disposal personal income and reduces the need for software and malware goods, may contribute to decreased sales of our online reputational management products and services.

Impact of COVID-19.    In December 2019, a novel strain of coronavirus known as COVID-19 was reported to have surfaced in China, and by March 2020 the spread of the virus resulted in a world-wide pandemic. By March 2020, the world’s economies had been largely shut down by mass quarantines and government mandated stay-in-place to halt the spread of the virus. Since Ealixir is a web-based company, its operations have not been affected by the above-mentioned restrictions, having the employees continued their works remotely from their homes. However, some contracts were suspended since the clients asked to put them on hold temporarily. The contracts were resumed in 2021 (see details below under “Revenues”).

Costs and Expenses

We primarily incur the following costs and expenses:

Costs of revenues.    Cost of revenues consists primarily of specialized employees specializing in information technologies and overhead expenses necessary to deploy products and services in the ORM marketplace. We expect our cost of revenues to increase in absolute dollars as we acquire more significant amounts of complementary technologies and expand our IT staff to support our continued growth. We expect our cost of revenue as a percentage of revenue to maintain stable.

Selling, general and administrative expenses.    Selling, general and administrative expenses consist primarily of compensation expense for our corporate staff in supporting departments, research and development expense, communication costs, welfare expenses, education expenses, professional fees (including consulting, audit and legal fees), travel and business hospitality expenses. We anticipate that our administrative expenses, particularly those related to support personnel costs, professional fees, as well as Sarbanes-Oxley compliance, will increase when we are a senior exchange listed company in the United States.

Income tax expense.    We account for income taxes under the provisions of Sub Topic 740-10 of the FASB Accounting Standards Codification, which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. As Ealixir Inc. had no operating profit or tax liabilities for the years ended December 31, 2022 and 2021, our income tax expense reflects income tax paid.

The following factors affect our cost of revenues and expense.

Price fluctuation and foreign exchange of ORM services.    Our industry is often affected by changes in national, regional or local economic conditions; currency fluctuations; demographic trends; traffic patterns; and disposable purchasing power. Additionally, we operate in several geographical locations and as such are exposed to three types of foreign exchange risk: transaction risk, translation risk, and economic risk. Although currency markets are stable, we could be impacted by inflation, interest rate fluctuation and recession in coming years.

Prevailing salary levels.    Our cost of revenues is impacted by prevailing salary levels. Although we have not been subject to significant wage inflation in the United States, a significant increase in the market rate for wages could harm our operating results and our operating margin. Our ability to attract, retain, and expand our senior management and our professional and technical staff is an important factor in determining our future success. The market for qualified IT professionals is competitive. From time to time, it may be difficult to attract and retain qualified individuals with the required expertise at a fair wage. An increase in compensation of our scientists and researchers may increase our operating cost.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements requires management to make estimates and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. We believe that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our financial statements.

Revenue Recognition — On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), to update the financial reporting requirements for revenue recognition. Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. This guidance became effective for the Company beginning on January 1, 2018, and entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard. The Company adopted this standard using the modified retrospective approach on January 1, 2018.

In preparation for adoption of the standard, the Company evaluated each of the five steps in Topic 606, which are as follows: (1) Identify the contract with the customer; (2) Identify the performance obligations in the contract; (3) Determine the transaction price; (4) Allocate the transaction price to the performance obligations; and (5) Recognize revenue when (or as) performance obligations are satisfied.

Reported revenue will not be affected materially in any period due to the adoption of ASC Topic 606 because: (1) the Company expects to identify similar performance obligations under Topic 606 as compared with deliverables and separate units of account previously identified; (2) the Company has determined the transaction price to be consistent; and (3) the Company records revenue at the same point in time, upon delivery of services, under Topic 606, as applicable under the terms of the contract with the customer. Additionally, the Company did not incur in any additional to obtain a contract in any period due to the adoption of Topic 606.

There are also certain considerations related to accounting policies, business processes and internal control over financial reporting that are associated with implementing Topic 606. The Company has evaluated its policies, processes, and control framework for revenue recognition, and identified and implemented the changes needed in response to the new guidance.

Lastly, disclosure requirements under the new guidance in Topic 606 have been significantly expanded in comparison to the disclosure requirements under the current guidance, including disclosures related to disaggregation of revenue into appropriate categories, performance obligations, the judgments made in revenue recognition determinations, adjustments to revenue which relate to activities from previous quarters or years, any significant reversals of revenue, and costs to obtain or fulfill contract.

The Company generates revenue from service contracts with certain customers. For its removal services, the Company identified the analysis and identification of the negative and spurious content to be removed as a one of the performance obligations in the removal services contract. The Company completes this analysis prior to contracting with its customers for the actual removal of content. The Company allocates 50% of the total contract price to the preliminary analysis and a price for the removal of each link or deindexation performed. The Company recognizes revenue for the analysis portion of the contract upon completion of the analysis as a customer has received standalone value for the identification of the negative or spurious content. For its complementary services, pricing is established between the company and its customer based on the Company’s standard pricing for such services. Revenue is recognized for the ancillary services at the point in time that the company completes the service.

Allowance for Doubtful Accounts

We are required to make judgments as to the realizability of our accounts receivable. We make these assessments based on the following factors: (a) historical experience, (b) customer concentrations, (c) customer credit worthiness, (d) current economic conditions, and (e) changes in customer payment terms.

Accounting for Stock Based Compensation

Stock based compensation cost is measured at the grant date fair value of the award and is recognized as expense over the requisite service period. The Company uses the Black-Sholes option-pricing model to determine fair value of the awards, which involves certain subjective assumptions. These assumptions include estimating the length of time employees will retain their vested stock options before exercising them (“expected term”), the estimated volatility of the Company’s Common Stock price over the expected term (“volatility”) and the number of options for which vesting requirements will not be completed (“forfeitures”). Changes in the subjective assumptions can materially affect estimates of fair value stock-based compensation, and the related amount recognized on the consolidated statements of operations.

The Company’s stock is thinly traded on the OTC Pink market, as such we believe that the stock price as quoted on the OTC pink does not represent the fair value of the Company’s stock. To more accurately determine the fair value, we engaged an independent consultant to perform a fair value analysis of the Company’s enterprise and equity instruments as of December 31, 2021 and 2022 utilizing the method as defined in Statement of Financial Accounting Standard No. 820–10–35–37, as defined by FASB in ASC 820. The enterprise value was estimated using an income approach and a discounted cash flow method with the terminal value based on a Gordon Growth method and a market approach using current measures. The conclusion was that the enterprise Common Stock fair value as of December, 2021 and 2022 (rounded) was, respectively, $0.049 and $0.138.

Plan of Operation

Ealixir intends to hire several new sales and sales support individuals to help generate additional revenue through the use of the Ealixir Removal platform. Ealixir’s sales team will focus on law firms, financial services and advertising agencies to help increase both supply and demand across the Ealixir Removal platform. The Ealixir Removal platform creates three revenue streams for Ealixir. The first is licensing the Ealixir Removal platform as a white-label product for use by law firms. Under the white-label scenario, the user licenses the technology and is responsible for running its own business operations and is billed a percentage of volume run through the platform. The second revenue stream is a managed services model in which the user is billed a higher percentage of revenue run through the platform, but all services are managed by the Ealixir/Ealixir Removal team. The third revenue model is a seat model, where the user is billed a percentage of revenue run through the platform and business operations are shared between the user and the Ealixir/Ealixir Removal team. The goal of the sales team is to inform potential users of the benefits in efficiency and effectiveness of utilizing the end-to-end, fully integrated ORM platform created by Ealixir Removal.

Results of Operations

Comparison of the nine months ended on September 30, 2023 and 2022 and the years ended on December 31, 2022 and December 31, 2021.

The following table sets forth certain selected condensed statement of operations data for the periods indicated in dollars. In addition, we note that the period-to-period comparison may not be indicative of future performance.

	Year Ended December 31,		Nine Months Ended September 30,
	2022	2021	2023	2022
	restated	restated		restated
Total Revenue	$4,140,031	$3,538,007	$3,583,416	$3,284,433
Cost of sales	877,279	864,209	991,966	723,779
Gross profit	3,262,752	2,673,798	2,591,450	2,560,654

Operating expenses:
General and administrative	2,783,534	3,300,807	4,443,875	1,937,739
Bad debt expense	155,174	96,271	19,182	—
Advertising and marketing expenses	53,665	158,928	8,769	59,155
Total operating expenses	2,992,373	3,556,006	4,443,875	2,028,002
Profit (Loss) from operations	270,379	(882,208)	(1,852,425)	532,652

	Year Ended December 31,		Nine Months Ended September 30,
	2022	2021	2023	2022
	restated	restated		restated
Other income (expense):
Gain on disposition – subsidiaries	—	597,002	—	—
Interest expense	(26,836)	—	(27,204)	(2,131)
Loss on foreign exchange	(83,419)	—	—	291,633
Other income, net	—	—	—	—
Total other income (expense)	(110,255)	500,731	46,386	(34,953)

Income before provision for income taxes	160,124	(285,206)	(1,898,811)	160,284
Income tax expense	20,538	47,626	6,382	8,521

Net income (loss)	$139,766	$(332,832)	$(1,905,193)	$151,763
Less: Net income (loss) attributable to noncontrolling interests	—	(2,128)	—
Net income (loss) attributable to Ealixir, Inc.	139,766	(334,960)	(1,905,193)

Foreign exchange (income) expense	97,910	83,578	(685)	46,361
Total Comprehensive Income (loss)	$41,856	$(418,538)	$(1,904,508)	$105,402

Weighted average shares of Common Stock outstanding – basic and diluted(1)	48,259,753	41,397,492	54,976,036	45,664,753
Net loss per share of Common Stock – basic and diluted	0.001	(0.0101)	(0.0027)	0.0023
Pro forma number of common shares outstanding – basic and diluted(2)	48,259,753	41,397,492	63,282,036	45,664,753

Comparison of the years Ended December 31, 2022 and 2021

Revenues

Our total revenue for the year ended December 31, 2022, increased by $602,024 or 17% from the year ended December 31, 2021 Our removal services revenue for the year ended December 31, 2022 declined by $236,742 or 8% compared to the year ended December 31, 2021. The decline in removal services revenue was more than offset by an increased for the year ended December 31, 2022 of our ancillary services revenue of $838,755 as compared to the year ended December 31, 2021.

The increase was due to new agreements signed in 2022 and the progress from the rollout of services.

Cost of Sales

Cost of sales was $877,279 for the year 2022, as compared to $864,209 for the year 2021, an increase of approximately $13,070, or 2%. The increase has been, anyway, less than the increase in sales, thus marking a reduction of cost of sales in relative terms. The increase in cost of sales resulted from an $81,472 increase in the cost of sales for our ancillary services partially offset by a $68,402 decrease in cost of sales for our removal services.

Gross profit

Overall, our gross profit as percentage of total revenue improved from 76% for the year ended December 31, 2021 to 79% for the year ended December 31, 2022 due to our revenues rising at a greater rate than our cost of sales.

General and Administrative (G&A) Expenses

G&A expenses were $2,783,534 for 2022, as compared to $3,300,807 for the year 2021, a decrease of approximately $517,000, or -16%. The decrease was mainly due to the new employee hires in 2022, which improved work-flows and the adoption of more efficient accounting procedures and best practices. The Stock compensation expenses were $367,138 for the shares issued in 2022 (2,660,423 shares of Common Stock, of which $9,028 for the 65,423 shares of Common Stock issued in the first quarter ended September 30, 2023), and $456,811 for the shares issued in 2021 (9,431,866 shares of Common Stock).

Net Income

The net income from operations for 2022 was $139,766, or 3% of sales, as compared for 2021, when it was ($332,832) or -9% of sales. The improvement in 2022 is attributable to more focused efforts in creating the organization necessary to move forward with internal governance and Ealixir network business.

Comparison of the nine months ended September 30, 2023, and 2022

Revenues

Our total revenue was $3,583,416 for the nine months ended September 30, 2023, as compared to $3,284,433 for the nine months ended September 30, 2022, an increase of $298,982 or 8%. The increase revenue was due to an increase in our removal services revenue of $1,344,156 or 60% partially offset by a decrease in our ancillary services revenue of $838,755 or 99%

The increase in total revenue is due to growing the brand and gaining more customers and retaining current customers for additional revenue.

Cost of Sales

Cost of sales was $991,966 for the nine months ended September 30, 2023, as compared to $723,779 for the nine months ended September 30, 2023, or an increase of $268,188 or 27%. The increase is due to the increased cost of customer acquisition through commission fees. The cost of sales for our removal services increased by $331,61 or 55% while our cost of ancillary services decreased by $63,429 or 51%.

Gross Profit

Our gross profit as a percent of sales increased by $30,795 to $2,591,450 for the nine months ended June 30, 2023 from $2,560,655 for the six months ended September 30, 2022. Our gross profit as a percentage of sales decreased to 72% for the nine months ended September 30, 2023 compared to 78% for the nine months ended September 30, 2022.

General and Administrative (G&A) Expenses

G&A expenses were $4,435,106 for the nine months ended September 30, 2023, as compared to $1,968,847 for the nine months ending September 30, 2022, or an 125% increase, due to professional fees and consulting expenses. The SBC costs were $2,073,075 for the shares issued for the nine months ended September 30, 2023 (15,022,283 shares of Common Stock) compared to the nine months ended September 30, 2022 of $31,108 or a 98% increase.

Net Income

Net result from operations for the nine months ended September 30, 2023 was ($1,905,193), as opposed to the net operating profit of $513,653 for the same period ended 2022, or ($2,418,846). The change is due to the issuance of 2,660,000 shares of Common Stock to service providers, and the corresponding expenses of $2,073,075.

Foreign Exchange

Due to its significant impact, a mention is to be added to the exchange income/loss reported. Within Ealixir Group we have Ealixir USA and Ealixir Inc which report in USD, while Ealixir Hispania and ELAB report in EUR. In addition, we have clients in Europe with agreements in EUR and clients in USA with agreements in USD. As a result, when we finalize payments and recognize proceeds, the two streams of currencies can cross to each other, thus resulting in a misalignment in the EUR and USD operating cash-flows. Therefore, we sometimes need to settle payments in USD by using the collections in EUR, and vice versa. These misalignments generate foreign exchange income and losses, which are automatically recorded in our ERP, at the end of each reporting period. In addition, we experienced a strong fluctuation of EURUSD in the last two years: after falling from $1.2275 at the start of 2021,

EUR/USD started 2022 at $1.1375. The pair rose to a high of $1.1495 in early February before steadily dropping to a low of $1.0380 on 13 May. Such fluctuations generate exchange rate gains and losses either when the settlement of the transactions occur (collections and payments) and when there is the closing of a reporting period (December of each financial year); in these occasions, the gain/loss differences are merely of accounting nature, since they do not originate from cash settlements, but only from the revaluation of the unsettled balances.

Liquidity and Capital Resources

The Company had in the past years a history of operating losses, and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit reports for the fiscal year ended December 31, 2022 and for the nine months ended September 30, 2023.

Our principal liquidity requirements are for working capital to fund our operating expenditures. We fund our liquidity requirements primarily through cash on hand, cash flows from operations, and equity placements, as well as on-demand financing from the primary stockholder in the amount of $100,000. Ealixir Privacy Services Ltd was incorporated in Ireland, which was merged into Ealixir, Inc. in May 2020. Our Company commenced operations in 2018 and was initially funded by Enea Angelo Trevisan, our founder, who has funding demand loans to our Company that are being regularly repaid in 2023. Since 2020, we have relied on equity financing from outside investors to supplement our cash flow from operations and expect this trend to continue in 2023, while the cash flow from our marketing operations is expected to become more substantial by the end of 2023.

As of December 31, 2022 and December 31, 2021 we had $113,155 and $331,523 of cash and cash equivalents, respectively. As of September 30, 2023, our cash balance was $33,708. The Company, as of the date of these financial statements does not have sufficient cash to support the Company for the next year.

The Company realized a profit for the year ended December 31, 2022 of $242,816, with a margin of 6%, whereas in 2021 we incurred a loss ($-332,832). The negative operating cash flows of 2022 ($97,522) is due to an unexpected decrease in collections and to the settlement of the mentioned professional fees for listing. For the nine months ended September, 2023, we generated cash from operating activities of $165,849.

Management acknowledges that the current cash position does not sufficiently support the business for a period longer than 12 months from financial statement issuance. As such, we believe that these conditions raise substantial doubt as to the Company’s ability to continue as a going concern for 12 months from the date the financial statements are issued. Management acknowledges that additional funding and an improvement in collections on outstanding accounts receivable will be necessary to extend the runway for future operations. As a result of this offering, we aim to seek additional funding through public and private financings, collaboration agreements and strategic alliances. There is no assurance of success in obtaining such additional financing on terms acceptable to us, if at all, and there is no assurance that we will be able to enter into collaborations or other arrangements. If we are unable to obtain additional funding and/or collect on outstanding receivables in a timely manner, it could force us to delay, reduce or eliminate some or all of our operating segments, general business expansion and product commercialization efforts. These potential delays, reductions and eliminations could adversely affect future business prospects, and the ability to continue operations.

Recent Financings

We have completed various other financings as described under the Notes to Consolidated Financial Statements.

Off-Balance Sheet Arrangements

As of [December 31, 2022], we did not have any off-balance-sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

BUSINESS

Overview and Recent History

Ealixir is an internet technology company specializing in online reputation management services, which we refer to as ORM. The heart of our operational philosophy is our belief that our clients, both individual and corporate, should have the “right to be forgotten”. We support a more professional and accurate Internet whereby content publishers or providers regulate the use of people’s private information by third parties, especially in the context of having the right to remove information from doxing (referring to unauthorized release of personal identifying information), libel or slander or any other similar content with malicious intent. We believe our philosophy is underpinned in law in the European Union by Directive 95/46/EC of October 24, 1995, which regulates the processing of personal data within the European Union, as well as other regulations.

We strive to enhance the image, legacy and the web-reputation of our customers by creating positive links and original customized content, which is then disseminated online through a network of newspapers, agencies and websites with whom we work. We aim to achieve this goal by providing seven distinct but synergic services: Ealixir Removal, Ealixir Story, NewsDelete, WEBiD, ReputScore, Ealixir Analytics and Ealixir Event Launch, each of which is explained below. Among our services, Ealixir Removal is our primary service and the others are our ancillary services.

We were incorporated in the State of Nevada on June 7, 2019 under the name Bull Run Capital Holdings, Inc. in order to participate in a holding company reorganization pursuant to the laws of the State of Nevada, which was completed on July 19, 2019. In this reorganization Flint Telecom Group, Inc., our predecessor company (the “Predecessor”) merged with and into its indirect wholly owned subsidiary, Flint Merger Group Sub Inc., with the Predecessor as the surviving corporation and becoming our wholly owned subsidiary. At that time we engaged in a reverse stock split whereby one share of Common Stock was issued in exchange for every 50 shares then outstanding. Concurrently with this, we cancelled all of the stock held in Flint Telecom Group, Inc. resulting in our becoming a stand-alone entity with no subsidiaries. Our Common Stock was traded on the OTC Pink Market under the symbol “BRCH”. On January 8, 2020, our stockholders adopted an amendment to our Articles of Incorporation, changing our name from “Bull Run Capital Holdings, Inc.” to “Budding Times, Inc.” As a result, our trading symbol was changed to “BRCH.”

On May 21, 2020, we engaged in a merger (the “2020 Merger”) with Ealixir Privacy Services, Ltd, Dublin, Ireland, whereby we issued an aggregate of 35,376,126 shares of our Common Stock (post reverse 1:50 stock split) to the stockholders of Ealixir, pro rata to their respective ownership prior to the 2020 Merger. As part of this transaction our stockholders approved a reverse stock split whereby one share of Common Stock was issued for every 25 shares outstanding and adopted an amendment to our Articles of Incorporation, changing our name to “Ealixir, Inc.”. The effective date of the reverse split was June 1, 2020. All references in this Prospectus to our issued and outstanding Common Stock is presented on a post reverse stock split basis unless otherwise indicated.

Between August 3, 2020 through April 30, 2021 we undertook two offshore private offerings of our Common Stock wherein we sold an aggregate of 271,200 shares of our Common Stock for gross proceeds of $678,000 ($2.50 per share) to 22 investors.

Our Company

Ealixir, Inc. is an internet technology company specializing in online reputation management services, which we refer to as ORM. The heart of our operational philosophy is our belief that our clients, both individual and corporate, should have the “right to be forgotten.” We support a more professional and accurate Internet whereby content publishers or providers regulate the use of people’s private information by third parties, especially in the context of having to the right to remove information from doxing (referring to unauthorized release of personal identifying information), libel or slander or any other similar content with malicious intent.

Ealixir uses its advanced technological platform to provide ORM services and digital privacy solutions to individuals, professional organizations, and small, medium businesses, or “SMBs”. By providing our clients with an ability to control, remove and edit information posted and available on the Internet, individuals, professional organizations, and SMBs can choose what lawful and verified content about them that will appear on websites and search engines. Our extensive removal experience and proprietary removal technology, allows us we believe to offer one of the best services available in the content removal industry. Our objective is to provide protection for the reputation of our clients on websites and search engines by drafting and correcting inaccurate information, filtering harmful or negative information and misinformation from social engines, and by managing the online status of individuals, brands and companies. Furthermore, we aim to enhance the image, legacy and the web-reputation of our customers by creating positive links and original tailor-made content, which is then disseminated online through an extensive network of newspapers, agencies and websites with whom we work.

As a company we will continue to advocate our philosophy of the “right to be forgotten” helping individuals, SMBs and others fight back against outdated negative information and harmful spurious content online, and we strive at being subject matter professionals at what we do.

We have developed, and aim to continuously improve, proprietary technological tools to enhance the effectiveness of our services, including an algorithm capable of analyzing 90 million pieces of information in a tenth of a second so as to quickly monitor all sources of news related to the inquiries requested.

Our employees include computer science specialists, web analysists, and digital media or communication strategists, supported by a legal specialist specialized in privacy laws. We also maintain relationships with a data analysis search engine and data banks with whom we work on the deindexation of harmful and unwanted content and links.

Material Terms of Agreements with Customers

For the provision of our services, the agreements we enter into with customers typically include the following key terms:

•        Scope of Services.    Based on each customer’s specific requests, we provide services of (1) semantic analysis of the web, qualitative and quantitative research of the keywords associated with the name, verification of presence in the main black-lists worldwide and feasibility studies, (2) cancellation, anonymization, de-indexing, modification or downgrade in the page rank of contents in the links listed in the agreement, and/or (3) cancellation of certain name, as specified by the customer, from blacklists.

•        Performance Requirements.    We guarantee the result of our services as requested by the customer in the agreement. For any object contents not cancelled, de-indexed, modified, or anonymized as explicitly requested in the agreement, the customer will be entitled to a refund for the amount proportional to such incomplete services.

•        Service Fees.    We agree and set out in the service agreements the service fees and payment terms. The service fees are calculated based on the specific services requested by the customer. Normally, 50% of the total fees are due upon executing the agreement, another 25% of the fees should be paid within 30 days from the execution of the agreement, and the remaining 25% should be paid within 60 days from the execution of the agreement.

•        Term of Service.    Our customer agreements typically specify a fixed term for the provision of services.

For financial metrics, Ealixir monitors and endeavors to maintain a high operating margin for each individual customer agreement. This metric is used to facilitate an operating model which allows Ealixir to sustain its operations through revenues and not borrowings or debt.

Ealixir assesses its clients’ level of satisfaction by conducting interviews during the term of our agreement with a client, rating the level of clients’ expectations with respect to the progress of the service provided. All agreements with customers provide for 100% client satisfaction. If a client is not satisfied with our services, we undertake to compensate the client pursuant to certain terms of our standard form of agreement. If one or more of the links and/or content provided to us by the client is not canceled, de-indexed, modified or anonymized, the client is entitled to a refund for the amount proportional to the services not provided. As of the date of this Public Offering Prospectus, the Company had not had any client request a refund under the “Result Obligation” clause of the Company’s contracts. As such, this serves as a key performance indicator (KPI). This metric also underscores the Company’s consistency in meeting the client’s expectations as outlined in their agreements. This KPI is regularly reviewed by the Company to ensure that the desired results are consistently met, and it guides ongoing efforts to enhance service delivery and maintain client satisfaction levels.

In terms of customer metrics to monitor or evaluate key factors that affect the Company’s performance, the Company is committed to assessing client satisfaction through a comprehensive methodology, which includes a custom satisfaction survey planned to be implemented starting September 2023. This survey will be delivered to clients via Google Forms and is designed to be completed within a brief three-minute timeframe. After the Company completes work on a client’s file, the Company will send an email to the client to participate in the survey. The survey comprises a combination of quantitative and qualitative questions, allowing clients to provide specific feedback on their experiences with the Company’s services. The central metric in this context is the “Client Satisfaction Rating,” which will be generated by analyzing the responses from the upcoming Google Forms survey. The survey results will yield a satisfaction rating ranging from 1 (indicating “Not at all satisfied”) to 5 (indicating “Extremely satisfied”). The calculation process involves assigning numerical values to the various responses within this 1-5 range, thus quantifying the overall level of client satisfaction. Additionally, qualitative feedback collected from the survey will be carefully reviewed to gain deeper insights into specific areas of excellence and potential areas for enhancement. The impending implementation of the Client Satisfaction Rating survey via Google Forms offers insights to both the Company and its investors. This metric will provide visibility into client sentiment, offering a measure of the Company’s ability to meet client expectations. The new survey’s quantitative and qualitative data will contribute to assessing the quality of the Company’s services, client loyalty, and potential for repeat business. Investors can rely on this forthcoming metric to evaluate Company’s client-centric approach and its potential impact on long-term business growth. The Client Satisfaction Rating survey will also play a role in the Company’s strategies. The feedback collected through this survey will enable the Company to make decisions regarding service enhancements, process improvements, and resource allocation. By actively engaging with client feedback, the Company can address any potential issues promptly, ensuring continuous improvement and heightened client satisfaction.

By our choice and not by legal obligation, as a policy, we do not work with those who have been found guilty in the past of committing crimes related to drugs, criminal organizations or violence against women or minors. Moreover, before working with any client, as a policy, we run background checks from a combination of compliance and know-your-client databases and ask for supporting legal documentation such as criminal records or certificate of pending charges from applicable jurisdictions. We have instituted certain controls and procedures to enforce this policy, including using internal technologies aimed at proper customer due diligence and compliance databases. These controls and procedures are activated at the moment of preliminary discussions with potentials clients and, therefore, prior to signing any contract or the start of any collaboration. Moreover, all of our clients have to accept a clause pursuant to our standard form agreement with clients that states the client has read and accepted the terms of our Code of Ethics and that in the event of a violation of the Code of Ethics, we have the right to renegotiate or terminate the agreements with the client. The Internet and its various platforms have we believe become a new media battlefield which can be used to destroy brand and reputation. Our purpose as a company is to provide protection against these unwarranted and often spurious attacks, through a technical approach to permanent content removal. We have witnessed the repercussions that negative online content can bring to both businesses and individuals and fight to give our clients back control over their online presence.

Our principal offices are located at 40 SW 13th Street, Penthouse 1, Miami, Florida 33130. And our phone number is 305-958-3438. Our website is www.ealixir.com.

Our Services

Ealixir offers its individual and corporate clients a full suite of ORM solutions. Our primary service offering is Ealixir Removal, the removal of negative content and online spurious content, To complement Ealixir Removal service, we offer ancillary products and services to both remove such content and also promote our clients’ positive online reputation and improve search results. Such ancillary services include: WEBiD, Ealixir Story, NewsDelete, Ealixir Analytics and Ealixir Event Launch and ReputScore:

We currently offer seven services (including one primary service, Ealixir Removal, and six ancillary services, to individuals and businesses) including:

•        Ealixir Removal — Our primary service, which aims to protect the online reputation of clients (individuals or corporations) utilizing the Company’s innovative technological platform to achieve the removal, de-indexation or the anonymization of negative or unwanted information. We begin by conducting a thorough search (including by utilizing an algorithm capable of analyzing 90 million pieces of information in a tenth of a second) to identify content relating to the customer. We then prepare a report, where we set out our findings and in particular those links and content which is harmful to the client’s reputation. Once we have agreed with the customer on what negative content should be removed (and can be removed, taking into consideration certain legal and regulatory constraints), we contact the source responsible for the content and we initiate the request for the removal. While this process is on-going, the customer can monitor the progress of the effort in real time, by accessing a private monitoring area on our website (www.ealixir.com) which is accessible from mobile and fixed devices. We also send regular email alerts to update on the results achieved (for example: each time an unwanted link has been removed). Ultimately, the unwanted contents and links are deleted, de-indexed or modified. Once removed or de-indexed, links can no longer reappear or be prioritized once more.

•        WEBiD — A detailed report cover the past ten years of all online content, including media presence, mentions, news, images, social media posts, blogs and forums relating to individuals, brands and companies. Based on such report, the client receives an immediate and accurate portrait of the dominant “sentiment” which is associated with the specific content — whether positive, neutral or negative. Through our social listening tools we can measure online conversations on over 90 million sources; identify critical issues; and advice on what we believe would the best strategy to address them. Our service is completely based on artificial intelligence, thus working with aseptic accuracy and without subjective determinations. To do this, we evaluate the textual content of search results, including in the “News” or “Images” section. We analyze the suggestions and correlated research associated with the client and the trending topics around which the main discussions about the client are developing. We uncover harmful information; we geo-localize online conversations related to the subject and analyze their demographic composition. At the end of this, we then prepare a report which summarizes the strengths and weaknesses, which is delivered to the customer’s home or headquarters. WEBiD is often the initial step in our customer relationship, leading then to the provision of one or more of our more specific, and more value added, services.

•        Ealixir Story — Through this service, we aim to assist our clients in developing and spreading on the Internet a new or revived story about themselves. Frequently following the completion of our Ealixir Removal work, it becomes apparent the need to replace the content which was removed with new and positive content. We thus offer our customers a customized editorial plan, with the aim of developing a new “story” through a number of articles and features to be published by a several outlets (in most instances, without any “sponsored content” legend or equivalent label). To achieve this, we begin by employing our algorithms to determine what topics are trending in the jurisdiction of residence or of interest to our client, and we aim to find a match for areas on which our client can be considered an expert or in any event his or her opinion would be considered relevant. We then procure one of more articles to be written on the topic (or topics) and within each such article our client is featured as a relevant expert or subject. We work with over 1,250 online news outlets, newspapers and content providers who receive compensation to host the agreed-upon content, which in turn is created by a team of over 250 professional journalists across the world, covering six languages. Certain media outlets have a domain authority (“DA”) and page authority (“PA”) score of 60 or above, with DA and PA being the two indices used by Google to measure the credibility of a media source, thereby endeavoring to provide positive SEO positioning. Every Ealixir Story bundle includes a certain number of top-tier media, depending on the number of publications. We use an index called GlobalRank to evaluate the score of a source. GlobalRank is a tool developed by SimilarWeb Ltd., an Israeli software development and data aggregation company specializing in web analytics, web traffic and performance. A GlobalRank between 1 and 150,000 is considered by us as a top-tier source. Due to the number of such outlets and their credibility, these stories and contents are often thereafter independently picked up by other news outlets and the positive reputation of the client further spreads online in an organic manner. The final result we aim to achieve is the creation of positively trending web reputation for the client as an expert or reputable source within certain professional sectors, supported by the quality of information conveyed, the number of credible and authoritative websites on which it is hosted, and the number of new positive-trending links appearing on the Internet. Once this process is completed, we use our WEBiD service, at no additional cost for the client, to measure the improvement in the client’s web reputation.

We believe this service to be more effective than what could be achieved by competing providers such as from PR agencies due to the fact that the positive content is contained in, and delivered by, news features and articles carried by reputable outlets. As a result, it is likely to generate more genuine and persuading engagement with the readers. Additionally, the credibility of the initial article often leads other outlets to independently pick up and further spread the story. Such spread of positive links tends to offset and drown out any residual (or future) negative links that may appear.

•        NewsDelete — This service caters to customers concerned about their reputation in financial affairs, as it is portrayed by privately-managed databases. If certain conditions are met, we are able to obtain the removal of a client’s name from the database or the update of information that is incorrect or obsolete.

•        Ealixir Analytics collects real-time big data about states, institutions, political parties, candidates and personalities. Through the web listening platform, we are able to monitor millions of online sources and, with the use of algorithms in-house developed. We are able to cross-reference words and sentences in order to identify trends in audience reading in order to propose contents and information of interest. Through a detailed analysis of sentiment related to specific targets, we identify strategic and business opportunities in target countries and propose communication plans of effectiveness.

•        Ealixir Event Launch gives companies the unique opportunity to promote their event on an international scale, providing visibility in online periodicals in multiple countries around the world. We work with accredited journalists and PR experts who will develop the most effective editorial plan to promote an event (e.g., the launch of a new product, an important anniversary or the grand opening of a new office) and draft articles and press releases for distribution in the target countries in authoritative periodicals.

•        ReputScore is our latest offering which is an app currently under development. It is designed to offer an individual or business immediate and broad overview of a such person’s or company’s web reputation. Through our algorithm which, as mentioned, allows us to filter through 90 million pieces of information in a tenth of a second, we scan the Internet to determine the sentiment which is mostly associated with our client. We then assign a score from 1 to 1,000 (where a higher number denotes a more positive sentiment). The service is available at no charge, by downloading an application from the AppStore, available in 6 languages. The aim is to provide prospective customers with an immediate and user-friendly tool to obtain an accurate awareness of the sentiment associated with its web reputation, which then offers us an opportunity to promote our more value-added services. We expect this service to available to our new and existing customers in 2024.

Our Competitive Strengths

Our competitive strengths are comprised of the following elements:

•        Full suite of solutions.    Ealixir offers its individual and corporate clients a full suite of online reputation management solutions. To complement the removal of negative content and online defamation, we offer ancillary services to promote your positive online reputation and improve search results: WEBiD, Ealixir Removal, Ealixir Story, NewsDelete, Ealixir Analytics, Ealixir Event Launch and ReputScore. We expect to combine all of our current technology solutions into an integrated synergistic platform to provide individuals and companies a fully integrated reputation management offering.

•        Highly relevant and targeted stories.    Through Ealixir Story our algorithmic audience segmentation technology, we deliver targeted stories to high value audiences at opportune times. These audiences can be segmented across a broad spectrum of behavioral and demographic attributes.

•        Experienced management team.    We have a management team with deep operational experience in technology, artificial intelligence, software development, e-commerce, digital marketing, public relations and customer experience.

•        Deep data analytics.    We gather vast amounts of data related to our clients online behavior and curate such online reputational management programs that provide valuable and actionable insights. These reports improve visibility into the client journey, enabling individuals and companies to measure and optimize their online presence while increasing their reputation credit value.

•        Sophisticated machine learning technology.    Our sophisticated machine learning technology anonymously predicts and updates the interests of consumers on sites where we place our services. We use our database of over 500 million machine profiles to develop audiences for our clients that are look- alike matches for actual purchasers of our clients’ products.

Our Growth Strategy

The primary elements of our growth strategy include:

•        Expand Our Product Offerings and Partnerships.    We believe we have a significant opportunity to leverage our current position within the online reputation management services vertical to bring future products to market. Moreover, we maintain a corporate culture that encourages new, innovative product development which we believe will result in the creation of products that will attract new customers. We also plan to grow with select partnership opportunities where the Ealixir brand fits.

•        Expand salesforce to acquire new customers and online advertisers.    We intend to increase our salesforce to expand our existing partnerships with leading online brands to aggressively activate new online partnerships and new brand advertiser relationships.

•        Expand Across Our Existing Customer Base.    We believe there are significant opportunities to continue to expand our relationships with existing customers. Every Ealixir product is designed to fit into a larger product ecosystem, which we believe allows us to build brand recognition and consumer loyalty across multiple products, providing us with the ability to sell other Ealixir products to our current customer base.

•        Expand Our Global Reach.    We believe there is significant potential to continue to grow our business in international markets because of how our products address demand for online reputation management services. We have established a strong presence in several key international markets such as Europe and Latin America, and continue to focus our revenue model in the United States. We expect to enter new international markets in the future, while continuing to expand our footprint in existing markets.

•        Focus on SMBs.    We believe that there is a significant opportunity for an online reputation management technology solution for SMBs seeking to improve their online reputational value without dealing with the many challenges of disjointed reputational programs that offer little end results. We intend to heavily market our platforms to SMB including professional organizations, online service organizations, and media outlets.

•        Maintain innovation.    We continue to develop and introduce new features and improved functionality to our platforms. Key initiatives include development of easy-to-use self-serve platforms for SMBs, and continued development of AI-enhanced marketing technologies, including, but not limited to, technology for syndicating customized rich media content and reputation management solutions based on consumer profiles and behavior.

We are also continually striving to improve the quality of our services. To this end, artificial intelligence technologies are of interest to us as they may enable us to further enhance the speed and accuracy of a search on the Internet for negative links or unwanted content or identify trending topics on which to elaborate our Ealixir Story content. Deep tech (and in particular data analytics and event stream processing) are also of interest to us, as streaming enables a real time elaboration of data, or a quicker response to specific events, the generation of more timely news alert, and in general allows a more tailor-made and responsive content.

Competition

The ORM industry is highly competitive and fragmented. The number, size and strength of our competitors vary by continent and country. Our competitors also compete based on a number of factors, including speed of service, value, name recognition, and customer service.

Our industry is often affected by changes in national, regional or local economic conditions; currency fluctuations; demographic trends; traffic patterns; and disposable purchasing power. Our business concept is expected to compete with international, national, and regional companies, some of whom may be larger or have significantly greater financial resources than we currently have available.

We compete with a number of other companies in the web reputation market, such as:

•        Reputation.com

•        Terakeet

•        Repair Bad Reputation

•        Internet Reputation.com

•        Brand Yourself

We also compete with traditional public relations and communication agencies. However, we believe that none of these competitors offers the breadth of the services we provide. While some of them focus on the removal of unwanted Internet links, and other manage promotional campaigns, we believe that few, if any, of them can match the scope, depth and reach of our services, commencing from a thorough assessment of the nature of the web content relating to our client, to targeted link and content removal: the creation of new and tailor-made web content; and the removal of information from databases and so called “blacklists”.

“Blacklists” are databases that are used as compliance tools, containing information obtained from open sources, on individuals and business entities. These databases are risk intelligence tools used by banks and financial systems to finalize a customer’s “Know Your Customer” information, to mitigate financial risks and to make business transactions more transparent. The process is intended to address crimes that are mainly related to money laundering resulting from corruption and illegal activities generally.

Banks, credit, insurance and financial institutions, as well as government and intelligence services, use these databases to draw information on individuals, not only to screen their financial solvency or the feasibility of granting mortgages or financing, but also process the information to understand whether such individuals are linked to dynamics related to terrorism, drug trafficking, money laundering, arms and human trafficking. The information contained in these databases constitutes the basis for calculating risk in business and entrepreneurial relationships, a calculation that starts from merely financial data and then crosses over into a truly comprehensive report on the requesting subject.

These databases use open-source information, i.e., information that can be found on the Internet by performing a Google or similar search, from government websites or the media to create these profiles. Sometimes this information is outdated or no longer relevant (for example in cases of acquittal). In these cases, the failure to update information may cause serious damage to the person or business entity involved and it is part of Ealixir’s job to request an update of information and when possible, the cancellation of the profile.

Pricing; Sales and Marketing

Pricing

The Company provides its “Removal” service, aimed at the cancellation or the deindexation of the harmful or undesired links. The service is provided for the benefit of the client’s online reputation. Ealixir does not offer a monitoring service over the time, once the deindexation or the cancellation occurred. As a consequence, no subscription plan is offered.

Since each client needs a tailored service, the Company agrees on rates on a customized basis. In doing so, reference is made to the following pricing schedule:

Primary Service:

•        Ealixir Removal — $1,500 per link

Ancillary Services:

•        WEBiD — $5,000 per name of a person or company, hashtag or other identifier on average

•        Ealixir Story — Three packages at $50,000; $100,000; and $150,000, respectively. The packages differ from each other in the number of items and geographic area of reference.

•        News Delete — $25,000 each black list.

•        Analytics — $500,000 starting price. Additional pricing depends on the scope of the project.

•        Event Launch — $150,000 starting price. Additional pricing depends on the scope of the project.

The Ealixir Story pricing depends on the length, depth and complexity of the client’s story and the news media outlets to which it is distributed.

Each for our services has a different price structure and applicable terms.

Customers of our Ealixir Removal service pay a price which varies depending on the scope of the service required (volume of links to be removed and estimated length of time which we expect will be required to complete the project). Once the objectives of the contract have been met, our agreement with the client terminates.

Customers of our NewsDelete service are similarly provided with a particular price contingent on the specific scope of work required. Frequently customers for this service are simultaneously, or have been previously, customers of the Ealixir Removal service, since the two services are synergic, with NewsDelete constituting the last stage in the removal of unwanted information from the Internet and other databases. Our fees for this service tend to be higher than for those payable for the Ealixir Removal due to the complexity of the effort required.

The price for our Ealixir Story service also depends on the scope of the campaign we are instructed to develop on behalf of the client; the number of news outlets and content providers to be involved and their profile.

On the other hand, our WEBiD service is offered at fixed price, which as of the date of this Public Offering Prospectus is USD 5,000. While the intensity of the efforts required will vary depending on the notoriety and complexity of the customer’s profile, we believe it is important to provide this service at a reasonable price, given that it is often the first instance in which our assistance is sought by client, leading then to the sale of our broader and premium services.

When entering into an agreement with our customers, we aim to clearly set out the objectives which we deem are achievable, to establish realistic expectations regarding the outcome of our work. We are then so confident about our ability to meet those objectives that we offer a money back guarantee to any customer who is not satisfied with the results we achieve. As of the date of this Public Offering Prospectus, and since the date of inception of our operations, no customer has exercised the right to be reimbursed.

Sales and Marketing

Our services are promoted through a network of independent contractors spread across the countries where we operate. Such independent contractors are paid a commission of up to 20% on the revenue generated by the customer relationships they have procured to the Company.

Most of these agents operate through a variety of traditional channels (including online), while others have been chosen due to the breadth of the personal relationships they have established with high-ranking individuals and other public figures, and therefore their effectiveness in reaching a key target audience for our service.

Our services are mostly targeted at corporations and individuals with high net worth and/or a public profile and are priced accordingly. Therefore, we do not employ mass-marketing tools and strategies, but instead rely on targeted marketing efforts, including through social media or professional networking sites (such as LinkedIn). To date, we have also benefited from recommendations and referrals from satisfied customers.

Intellectual Property

Although the success of our services relies significantly on proprietary algorithms which we have developed and continue to improve, to date which we maintain as trade secrets and without being published for patent protection. We have developed an internal trade secret policy to protect our economic value and competitive advantages.

Although the success of our services relies significantly on proprietary algorithms which we have developed and continue to improve, we may are considering whether it would be in our best interest to obtain any patent protection in the future.

Trade Secret Policy

When we refer to a trade secret, we mean that a trade secret is information that is confidential information of the Company and determined among other things by applicable law and company practice. Examples of information that could be considered a trade secret include information such as, but not limited to, formula, pattern, algorithm, compilation, program, method, technique, customer lists, data sets or compilations, product road maps, pricing schedules, failed experimentation, or manufacturing processes.

Information qualifying as a trade secret shall be identified as such by the Company and those employees authorized to access the trade secret shall be responsible for maintaining its secrecy.

Factors that weigh into the consideration as to whether information should be considered a trade secret or Company confidential information or alternatively protected under other forms of IP are as follows:

•        extent the information is known outside the business;

•        extent the information is known inside the business;

•        extent of measures that are used to guard the secrecy of the information;

•        ease or difficulty to reverse engineer;

•        value of the information to company and competitors; and

•        effort/cost to develop information.

Trade Secret Storage

Our policies regarding trade secret storage include the following:

•        Identification and Description of Trade Secret:    Once information has been identified as a trade secret, the Company IP attorneys prepare a brief description of the trade secret. This ensures the description of the trade secret is protected under attorney-client privilege.

•        Protective Measures:    Trade secrets are maintained and protected in a manner that is greater than that of Company confidential information. Trade secrets are generally segregated from other Company confidential information and only accessible through a Company-controlled network and not generally through any other network, cloud storage, or other network.

Employees

We currently have 17 full time employees, including our executive officers. Key employees include 1) Venkatesh Patrachari: Chairman of the Board and Executive President; 2) Eleonora Ramondetti: Chief Executive Officer and Director; 3) Mark Corrao: Chief Financial Officer; 4) Francesco Mazza: Director and Head of Communications. Of our 17 employees, 13 full-time employees are located outside of the United States in Italy and Spain. We believe that the internal climate and the relationships among our employees are excellent. Our success also depends on our ability to hire qualified people as representatives, particularly on the local sales side. We believe there are numerous quality people to choose from throughout our area of targeted expansion.

Properties

Our principal place of business is located at 40 SW 13th Street, Penthouse 1, Miami, Florida 33130. Our telephone number is (786) 856-0358. This space is a business suite and consists of 2,150 sq ft, for which we pay a monthly rent of $6,809, $7,013, and $7,223, from July 1, 2021 to June 30, 2022, July 1, 2022 to June 30, 2023, and June 30, 2023 to June 30, 2025, respectively, pursuant to a lease that terminates on June 30, 2025, with an option for us to extend for an additional 2-year period with 3% increase on base rent. We have begun expanding our operations in order to centralize our expansion into the US by utilizing this location as our principal center of operations.

Our principal office in Europe is located at Avenida Josep Tarradellas, 38, 08029, Barcelona (SPA), which consists of 250 sqm and for which we pay a monthly rent of $1,568.20, on a monthly basis.

We believe that our office space is sufficient for our current business, since we have extensively implemented a remote working policy, in order to foster the best work-life balance for our employees.

Legal Proceedings

From time to time, we may be involved in various legal proceedings and claims arising in the ordinary course of business. Management believes that the dispositions of these matters, individually or in the aggregate, are not expected to have a material adverse effect on our financial condition. However, depending on the amount and timing of such disposition, an unfavorable resolution of some or all of these matters could materially affect the future results of operations or cash flows in a particular year. We are not involved in any material legal proceedings, nor are we aware of any legal proceedings threatened or in which any director or officer or any of their affiliates is a party adverse to our Company or has a material interest adverse to us.

Corporate Information

We are a multinational technology company which manages, protects and shapes the digital identity of individuals and corporations. To date, we have conducted our business operations and generated corresponding revenues in 20 countries and, as of the date of this Public Offering Prospectus, we have served over 500 customers, providing an around the clock (24 hours) customer service.

Break-down of Revenues by Country for the quarter ended September 30, 2023:

Break-down of Revenues by Country in 2022:

Break-down of Clients by Country in 2021:

Breakdown of clients by country 2021
Belgium
Botswana
Cyprus
Dominican Republic
Germany
Guetemala
Israel
Italy
Mexico
Panama
Paraguay
Uruguay
Albania
Dubai
Congo
Brazil
Chile
Russian Federation
Switzerland
UK
USA
Venezuela
0%
1%
1%
2%
2%
1%
1%
0%
43%
1%
18%
0%
0%
0%
1%
0%
1%
0%
1%
11%
2%
13%

Break-down of Clients by Country in 2020:

Break-down of Clients by Country in 2019:

Breakdown of clients by country 2019
0,20%
9,43%
0,34%
0,31%
12,22%
0,18%
0,70%
1,10%
1,62%
2,02%
7,57%
64,30%
Brazil
Canada
Dominican Republic
Italy
Mexico
Other
Panama
Portugal
Principality of Monaco
Russia
Switzerland
Venezuela

Break-down of Clients by Year from 2018 – 2022

Breakdown of clients by year
43
61
90
153
199
2018
2019
2020
2021
2022

Below is a chart of our corporate structure as of February 1, 2024.

We strive to enhance the image, legacy and the web-reputation of our customers by creating positive links and original customized content, which is then disseminated online through a network of newspapers, agencies and websites with whom we work. We aim to achieve this goal by providing seven distinct but synergic services: Ealixir Removal, Ealixir Story, NewsDelete, WEBiD, ReputScore, Ealixir Analytics and Ealixir Event Launch, each of which is explained below. Among our services, Ealixir Removal is our primary service and the others are our ancillary services.

We were incorporated in the State of Nevada on June 7, 2019 under the name Bull Run Capital Holdings, Inc. in order to participate in a holding company reorganization pursuant to the laws of the State of Nevada, which was completed on July 19, 2019. In this reorganization Flint Telecom Group, Inc., our predecessor company (the “Predecessor”) merged with and into its indirect wholly owned subsidiary, Flint Merger Group Sub Inc., with the Predecessor as the surviving corporation and becoming our wholly owned subsidiary. At that time we engaged in a reverse stock split whereby one share of Common Stock was issued in exchange for every 50 shares then outstanding. Concurrently with this, we cancelled all of the stock held in Flint Telecom Group, Inc. resulting in our becoming a stand-alone entity with no subsidiaries. Our Common Stock was traded on the OTC Pink Market under the symbol “BRCH”. On January 8, 2020, our stockholders adopted an amendment to our Articles of Incorporation, changing our name from “Bull Run Capital Holdings, Inc.” to “Budding Times, Inc.” As a result, our trading symbol was changed to “BRCH.”

On May 21, 2020, we engaged in a merger (the “2020 Merger”) with Ealixir Privacy Services, Ltd, Dublin, Ireland, whereby we issued an aggregate of 35,376,126 shares of our Common Stock (post reverse 1:50 stock split) to the stockholders of Ealixir, pro rata to their respective ownership prior to the 2020 Merger. As part of this transaction our stockholders approved a reverse stock split whereby one share of Common Stock was issued for every 25 shares outstanding and adopted an amendment to our Articles of Incorporation, changing our name to “Ealixir, Inc.”. The effective date of the reverse split was June 1, 2020. All references in this Prospectus to our issued and outstanding Common Stock is presented on a post reverse stock split basis unless otherwise indicated.

Between August 3, 2020 through April 30, 2021 we undertook two offshore private offerings of our Common Stock wherein we sold an aggregate of 271,200 shares of our Common Stock for gross proceeds of $678,000 ($2.50 per share) to 22 non-U.S investors.

REGULATION

Because we operate our business in numerous countries, we are subject to a number of laws that affect companies doing business on the Internet. Due to the increasing popularity of the Internet and the growth of online services, over the years governments around the world have adopted laws relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights. But these same norms to which are business is subject provide also the business opportunity which the Company was established to pursue.

In 1995, the European Union adopted Directive 95/46/EC, where Article 12 provided the first legal base to Internet protection for individuals, commonly known as the “right to be forgotten”. In 2012, the European Commission introduced a draft European Data Protection Regulation to supersede that 1995 directive, which included specific protection in the right to be forgotten in Article 17. A right to be forgotten was replaced by a more limited right of erasure in Article 17 of the version of the GDPR that was adopted by the European Parliament in March 2014 and which became EU law in April 2016 (EU Regulation 679/2016, commonly known as GDPR). These norms are in turn supported by or enhanced by national legislation adopted by European governments, including but not limited to:

•        France: Articles 40 (right to erase) and Article 38 (right to defeat) of French Law No. 78-17 of January 6, 1978

•        Germany: Section 35 (Right to erasure) and Section 58 (Right to rectification and erasure and to restriction of processing) of BDSG (Bundesdatenschutzgesetz) of July 5, 2017

•        Russian Federation: the Data Protection Act No. 152 FZ dated July 27, 2006 (DPA)

•        United Kingdom: Articles 7 and 11 of Legislative Decree no. 196/2003 (Privacy Act)

In 2019, the European Court of Justice ruled that EU Regulation 679/2016 cannot be employed to compel Internet operators (such as Google) to respond to removal requests outside of the EU. Therefore, outside of the EU, we rely on national legislation (or recent jurisprudence and case law interpreting local constitutional provisions) to support a customer’s request to have certain Internet content removed or de-indexed. Examples of such national privacy regimes include:

•        Brazil: Article 18 of the LGPD (General Data Protection Law) (August 14, 2018)

•        Chile: Article 12 of Law 19.628, on the Protection of Private Life (August 28, 1999)

•        Colombia: Law 1581 of 2012 on the General Regime for the Protection of Personal Data

•        Costa Rica: Article 7 of Law No. 8968, of the Data Protection Law (July 7, 2011)

•        Mexico: the Federal Law on Protection of Personal Data in Possession of Private Parties (July 5, 2010)

•        Nicaragua: Article 9 of Law No. 787 (Personal Data Protection Law)

In the U.S., currently there is no federal law or regulatory requirement protecting the right of removal of personal information from search results or databases. Proposals for right to be forgotten laws have been made at various states’ legislatures, but no such law has been passed yet, as of the date of this Prospectus. However, laws relating to the liability of providers of online services for activities of their users are currently being tested by a number of claims, which include actions for defamation, libel, invasion of privacy and other data protection claims, tort, unlawful activity, copyright or trademark infringement, or other theories based on the nature and content of the materials searched and the ads posted or the content generated by users.

In addition, several other federal laws could have an impact on our business, including the Digital Millennium Copyright Act, which has provisions that limit, but do not eliminate, our liability for listing or linking to third-party web sites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. The Children’s Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances.

In addition, our operations are subject to stringent and complex federal, state and local laws and regulations governing the environmental, health and safety aspects of our operations or otherwise relating to environmental protection. These laws and regulations may impose numerous obligations on our operations, including (i) the acquisition of a permit or other approval before conducting regulated activities: (ii) restriction of the types, quantities and concentration of materials that can be released into the environment; (iii) the application of specific health and safety criteria addressing worker protection; and (iv) the imposition of substantial liabilities for pollution resulting from our operations.

Also, our business plan will be driven in material part by our ability to enter into contracts funded by federal, state, and local governmental agencies. Our contracts with these governmental agencies would generally be subject to specific procurement regulations, contract provisions and a variety of socioeconomic requirements relating to their formation, administration, performance, and accounting and often include express or implied certifications of compliance.

MANAGEMENT

Directors, Executive Officers and Corporate Governance

Set forth below is information regarding our current directors and executive officers as of the date of this Public Offering Prospectus:

Name	Age	Position
Venkatesh Patrachari	58	Executive Chairman of the Board of Directors and Executive President
Eleonora Ramondetti	31	Chief Executive Officer, Secretary, and Director
Francesco Mazza	41	Director
Nirav Rashmikant Metha	42	Director
Virag Desai	36	Director
Mark Corrao	66	Chief Financial Officer

The above listed officers and directors will serve until the next annual meeting of the stockholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board are filled by majority vote of the remaining Directors. Officers serve at the will of the Board.

Venkatesh Patrachari has been serving as our director since April 2022 and as our Executive Chairman of the Board of Directors and Executive President since September 2023. He also has been serving as Senior Service Engineer of Microsoft Corporation since 2021. Prior to that, Mr. Patrachari served as Principal Member of Technical Staff AT&T from 1995 to 2021. He has more than 10 years of experience as a Solaris System Administrator and Infrastructure Design Engineer, providing support for server, network, storage, backup administration and middleware. Also, he has approximately 5 years of experience as Software Administrator, managing and operating environments for source control, software change control, release management, building and installation of software packages as well as 5 years of extensive experience in database applications, software development, integration, and testing. Mr. Patrachari received his B.E. degree in Electrical Engineering from R.V. College of Engineering, India and his M.S. degree in Computer Science from New York Institute of Technology. We believe that Mr. Patrachari’s many years of experience in IT and data base applications qualifies him to serve on our Board.

Eleonora Ramondetti has been serving as our Chief Executive Officer, Secretary, and director since September 2023. She served as our Chief Operations Officer from April 2023 to December 2023. From September 2018 to November 2022, Ms. Ramondetti served as a project manager at Ealixir Hispania SLU, our subsidiary, during which she launched our Ealixir Story service, giving the clients the opportunity to build a strong international digital image. Prior to her role at Ealixir Hispania SLU, Ms. Ramondetti gained experience in the communication field across various sectors, including fashion and hospitality. From September 2017 to August 2018, Ms. Ramondetti was the Head of Media Relations & Communication department at Italy First CH, a luxury hospitality company. From February 2017 to August 2017, she was an intern of Press Office & Communication department at Icarius.com, a fashion online magazine. In addition, she interned as a wholesale manager assistant at Valextra, a luxury brand, in January 2017. In November 2016, she worked as a set design assistant at Bally, a luxury fashion brand. Ms. Ramondetti received her bachelor’s degree in Communication Sciences from the University of Turin and her master’s degree in Fashion Communication from the IED - European Institute of Design in Milan. We believe that Ms. Ramondetti’s knowledge of the Company through her years of service as a project manager at Ealixir Hispania SLU, our subsidiary, combined with her experience in various communication sectors, qualifies her to serve on our Board and as the Chief Executive Officer of the Company.

Francesco Mazza has been serving as our director since September 2019 and our Chief Strategy Officer since September 2020. He is mainly responsible for identifying and developing new business opportunity, elaborating communication strategies and overseeing certain services we provide. In addition to his positions with the Company, Mr. Mazza has been serving as Creative Director at Bale Entertainment, Italy, since June 2017, where he creates Internet content for that company’s clients. Prior to that, he wrote and produced documentaries and short films that have been broadcasted and awarded internationally. From January 2001 to December 2012, he worked as TV writer and producer. Mr. Mazza received his Bachelor of Fine Arts degree from New York Film Academy. We believe that Mr. Mazza’s knowledge of the Company through his years of service as a director and Chief Strategy Officer and his experience in Internet content qualifies him to serve on our Board and as Chief Strategy Officer of the Company.

Nirav Rashmikant Metha has been serving as our director since September 2023. Mr. Metha founded Mehta Jewels Pvt Ltd in June 2006, a manufacturer and wholesale distributor of gold ornaments, and has been the owner since then. In addition, he has been serving as Sales Director of Pure Karma Wellness and Jewelry Pvt Ltd, a company operating in the field of wellness and beauty product manufacturing, since July 2023, where he is responsible for marketing and sales. Prior to his current roles, he served as Director of PassionCoins India, a company mainly engaged in the processing of gold and silver metals, from October 2019 to June 2021, where he was responsible for strategy and international markets. From May 2019 to April 2021, he served as Director of PassionFox Technologies LTD, a company mainly engaged in offering digital marketing services, where he was responsible for marketing and sales. From June 2019 to July 2021, he served as Chief Operating Officer of PassionFox Innovations Pvt LTD, a company mainly engaged in handpicked digital services for gems and jewelry, where he was responsible for international customers and marketing strategies. Mr. Metha received his Bachelor of Commerce degree from the University of Mumbai in 2006. We believe that Mr. Metha’s experience in various entrepreneurial or managerial roles across marketing and sales in different industries qualify him to serve on our Board.

Virag Desai has been serving as our director since September 2023. Mr. Desai has been also serving as Senior PreSales Solutions Architect at Dell Technologies, an American multinational technology company, since October 2017, where he is responsible for engaging with key stakeholders articulating strategic technology solutions, ensuring alignment with organizational goals, emphasizing regulatory compliance, and providing clear insights into risk mitigation. Prior to that, he served as the Security Engineer of MetLife, a company mainly engaged in insurance, annuities, and employee benefit programs business, from February 2015 to October 2017, where he was responsible for cybersecurity measures, risk mitigation strategies, and the safeguarding of sensitive information. From February 2010 to February 2015, he served as the Information Systems Engineer of the University of Maryland Department of Medicine, where he was responsible for optimizing and securing information systems infrastructure, ensuring seamless operations, and supporting strategic technological initiatives to advance the department’s academic and research objectives. Mr. Desai received his Bachelor of Economics degree from the University of Maryland College Park in 2009, and his Master of Information Technology Software Engineer degree and Master of Business Administration degree from the University of Maryland Global Campus in 2013 and 2014, respectively. We believe that Mr. Desai’s experience of over 14 years in IT/Consulting industry, designing and delivering technology solutions for various industries qualifies him to serve on our Board.

Mark Corrao has been serving as our Chief Financial Officer since January 2024. He also has been serving as the Chief Financial Officer of Neuropathix, Inc, a publicly traded pharmaceutical company (OTC: NPTX), since January 2012, and KannaLife Sciences, Inc., a pharmaceutical company, since January 2012. In addition, Mr. Corrao has been an advisor of The CFO Squad LLC since June 2020, where he was a Managing Director from March 2012 to June 2020. The CFO Squad LLC is a company that provides accounting and consulting services to small and midsize companies, including all levels of SEC regulatory filings. Previously, Mr. Corrao was the Chief Financial Officer for Amesite, Inc., a publicly traded software company (OTC: AMST), from December 2021 through December 2022. From February 2018 to October 2021, he was the Chief Financial Officer for Brain Scientific, Inc., a medical device company. From January 2017 to June 2021, Mr. Corrao was the Chief Financial Officer for Generex Biotechnology Corp, an integrated healthcare holding company (OTC: GNBT) and its subsidiaries, Hema Diagnostics, Inc. and Olaregen, Inc. Mr. Corrao served as the Chairman of the Audit Committee for Success Holdings Group International Ltd, a company primarily engaged in self promotion media, from April 2015 through December 2017. From January 2013 to August 2013, he served as the Partner of The Mariner Group, a service provider helping both private and public companies optimize their financial management strategies, and was merged into The CFO Squad LLC in August 2013. Prior to that, he served as the Chief Financial Officer of Business Efficiency Experts, Inc., a service provider in the financial areas of accounting, taxation, auditing, venture capital and SEC registrations (reporting), from March 2010 to December 2012. In January 2001, Mr. Corrao founded Strikeforce Technology, Inc., a publicly traded software development and services company (OTC: SFOR), and he had been serving as its Chief Financial Officer till June 2010 and board member until October 2013. Prior to founding Strikeforce Technology, Inc., he was a Director at Applied Digital Solutions from December 2000 through December 2001. Mr. Corrao was one of the founders of Advanced Communication Sciences and served as its Vice President from January 1997 through December 2000. Mr. Corrao has over 40 years of experience in the public accounting arena specializing in certified auditing, SEC accounting, corporate taxation and financial planning. Mr. Corrao’s background also includes approximate 3 years on Wall Street with Merrill Lynch, Spear Leeds & Kellogg and Greenfield Arbitrage Partners, where he was involved in several Initial Public Offerings. Mr. Corrao received his B.S. in Accounting from The City University of New York in 1979.

Board Composition and Director Independence

The number of members of our Board will be determined from time to time by resolution of the Board. Currently, our Board consists of four (4) members. Our directors hold office until the earlier of their death, resignation, retirement, disqualification, or removal or until their successors have been duly elected and qualified.

Director Independence

Prior to the closing of this Public Offering, our Board will be composed of a majority of “independent directors” as defined under the rules of the national securities exchange on which our Common Stock will be listed. By way of example, Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Nasdaq listing rules provide that a director cannot be considered independent if:

•        the director is, or at any time during the past three (3) years was, an employee of the company;

•        the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•        the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•        the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•        the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Our Board shall undertake a review of the independence of each director under the rules of the national securities exchange on which our Common Stock will be listed in connection with this offering. Based on the information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that [_____] are all independent directors of the Company. However, our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Committees of the Board

Pursuant to Nasdaq listing rules, we will establish three standing committees-an Audit Committee in compliance with Section 3(a)(58)(A) of the Exchange Act, a Compensation Committee and a Nominating and Governance Committee. Each such committee of the Board has or will have the composition and responsibilities described below. Each Board committee is expected to operate under a written charter to be adopted by our Board, a copy of which will be available on our website upon the consummation of this Public Offering. Our Board may from time to time establish other committees as and when required so as to facilitate the management of our business.

Audit Committee

The Audit Committee assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee’s responsibilities include, among other matters: appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures; coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures; discussing our risk management policies; meeting independently with our internal auditing staff, if any, registered public accounting firm and management; reviewing and approving or ratifying any related person transactions; and preparing the Audit Committee report required by the SEC.

The members of our Audit Committee are [___]. [___] serves as chairperson of this committee.

Compensation Committee

The Compensation Committee’s responsibilities include, among other matters: reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers; overseeing and administering our cash and equity incentive plans; reviewing and making recommendations to our Board with respect to director compensation; reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; reviewing and discussing the voting recommendations of our stockholders on matters involving executive compensation, to the extent required; and preparing the annual Compensation Committee report required by SEC rules, to the extent required.

The members of our Compensation Committee are [___]. [___] serves as chairperson of this committee.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include, among other matters: identifying individuals qualified to become Board members; recommending to our Board the persons to be nominated for election as directors and to each Board committee; developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and overseeing a periodic evaluation of our Board.

The members of our Nominating and Governance Committee are [___]. [___] serves as chairperson of this committee.

Family Relationships

None

Risk Oversight

Our Audit Committee is responsible for overseeing our risk management process. Our Audit Committee focuses on our general risk management policies and strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct that is applicable to all of our employees, executive officers, and directors of the Company (the “Code of Conduct”). The Code of Conduct is available on our website at https://www.ealixir.com/wp-content/uploads/2021/02/Ealixir_Code_of_Ethics.pdf. Information contained on or accessible through our website is not a part of and is not incorporated by reference into this Public Offering Prospectus, and the inclusion of our website address in this Public Offering Prospectus is an inactive textual reference only. The nominating and governance committee of our Board will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers, and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•        been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•        had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation, or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION AND SUMMARY COMPENSATION TABLE

The following is a discussion and analysis of the compensation arrangements for our named executive officers. We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are providing a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table as well as narrative disclosures regarding our executive compensation program. For 2023 and 2022, our named executive officers were those persons in the table below.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our named executive officers for the fiscal years ended December 31, 2023 and 2022.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Venkatesh Patrachari(2)	2023	—	—	—	—	—	—	—
Executive Chairman of the Board of Directors and Executive President	2022	—	—	—	—	—	—	—

Eleonora Ramondetti(3)	2023	76,731	—	—	—	—	—	76,731
Chief Executive Officer, Chief Operating Officer and Secretary	2022	—	—	—	—	—	—	—

Enea Angelo Trevisan(4)	2023	14,800	—	—	—	—	216,433	231,233
President and Executive Chairman of the Board	2022	12,633	—	—	—	—	124,600	137,233

Suneel Anant Sawant(5)(6)	2023	—	—	—	—	—	—	—
Chief Executive Officer and Director	2022	—	—	—	—	—	—	—

Mark Corrao(7)(8)	2023	—	—	—	—	—	—	—
Chief Financial Officer	2022	—	—	—	—	—	—	—

Bruno Polistina(9)(10)	2023	70,297	—	—	—	—	—	70,297
Chief Financial Officer	2022	68,433	—	—	—	—	—	68,433

____________

(1)      The cash compensation reported in this table for each director and/or officer has been converted to United States dollars using the average monthly exchange rate from Euros to United States dollars in 2023 of 1 Euro to 1.0815 United States dollars.

(2)      Mr. Patrachari is our Director since April 2022 and as our Executive Chairman of the Board of Directors and Executive President since September 2023.

(3)      Ms. Ramondetti is our Chief Executive Officer, Secretary, and Director. She was appointed as our Chief Executive Officer on September 2023 and as our Secretary on July 2023. She served as our Chief Operations Officer from April 2023 to December 2023.

(4)      Mr. Trevisan was our President, director, and Chairman of the Board from October 2022 to September 2023. In addition, he was our Chief Executive Officer and director from March 2020 to April 2022.

(5)      Mr. Sawant was our Chief Executive Officer and director from April 2022 to September 2023.

(6)      Mr. Sawant received no compensation for the fiscal year ended December 2022.

(7)      Mr. Corrao is our Chief Financial Officer from January 2024.

(8)      Mr. Corrao received no compensation for the fiscal year ended December 2023.

(9)      Mr. Polistina was our Chief Financial Officer from February 2022 to December 2023.

Employment Agreements with Officers and Directors

We have entered into employment agreements with each of our executive officers. In general, our executive officers are employed on an at-will basis that could be terminated by either party at any time. They are entitled to a fixed base salary, and some of them are eligible to receive bonuses and participate in our employee benefit programs.

Mark Corrao.    We entered into an employment contract with Mr. Corrao, our Chief Financial Officer, effective as of January 2, 2024, for a period of one year. Under the terms of the employment contract, Mr. Corrao serves as our Chief Financial Officer and is entitled to the following compensation: (1) a payment of $2,500 upon signing the contract, followed by monthly payments on the first business day of each month for the initial eight hours of service rendered as our Chief Financial Officer; and (2) a salary of $250 per hour for any additional hour(s) of service rendered as our Chief Financial Officer beyond the initial eight hours per month. This employment contract may be terminated by either party with at least 30 days’ written notice. Additionally, it shall be automatically terminated after thirty days if, for any reason, we terminate the agreement entered into with our financial advisor, the CFO Squad, on April 10, 2023 for its pre-audit, SEC financial reporting, technical accounting and tax compliance services.

Eleonora Ramondetti.    We entered into an employment contract with Ms. Ramondetti, our Chief Executive Officer, effective as of September 18, 2023. Under the terms of the employment contract, Ms. Ramondetti’s title is to serve as our Chief Executive Officer and is entitled to receive an annual salary of $125,934.24. In addition, Ms. Ramondetti is entitled to a 20% commission for each client personally brought to us that signs with us a contract for a service and pays in full. The employment contract is on an at-will basis and may be terminated by either party by at least 14 days’ notice.

Executive Compensation Components

2023 Salaries

The named executive officers receive a base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For 2023, our Board approved a salary for each of our named executive officers as follows, which would be on an annualized basis:

Named Executive Officer	Annualized Salary
Enea Angelo Trevisan (resigned as Executive President in September 2023)	USD 240,000
Suneel Anant Sawant (resigned as CEOresigrre in September 2023)	USD 0
Eleonora Ramondetti (resigned as COO in December 2023) (appointed as CEO and Secretary in September 2023)	USD 153,461
Bruno Polistina	USD 68,433

2022 Salaries

The named executive officers receive a base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For 2022, our Board approved a salary for each of our named executive officers as follows on an annualized basis:

Named Executive Officer	Annualized Salary
Enea Angelo Trevisan	USD 240,000
Suneel Anant Sawant	USD 0
Bruno Polistina	USD 68,433

Other Elements of Compensation

Per the terms of his employment agreement, Bruno Polistina is entitled to participate in any and all bonus or other compensation programs, equity incentive plans, health insurance plans, pension, savings and retirement plans, welfare and insurance plans, practices, policies and programs adopted by the Company.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Director Compensation

The Company did not compensate its directors for their roles as directors, during the fiscal year ended December 31, 2022. However, our officers and directors are reimbursed for actual expenses incurred.

We do not currently have an established policy to provide compensation to members of our Board for their services in that capacity, although we may choose to adopt a policy in the future. Salaries are established by our Board. We currently do not have a Compensation Committee but expect to have one in place in the future once we have independent directors.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table lists information regarding the beneficial ownership of our equity securities as of the date of this Public Offering Prospectus by (1) each person whom we know to beneficially own 5% or more of the outstanding shares of our Common Stock or 5% or more of the outstanding Series Z Preferred Stock, (2) each director, (3) each officer named in the summary compensation table above, and (4) all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective 5% or more stockholders, directors or executive officers, as the case may be. Unless otherwise indicated, the address of each officer and director is 40 SW 13th Street, Penthouse 1, Miami, Florida 33130.

Beneficial ownership of shares and percentage ownership are determined in accordance with the SEC’s rules. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable within 60 days from the date hereof are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Percentage ownership calculations prior to this Public Offering are based on 60,282,036 issued and outstanding shares of Common Stock, and 1,000,000 issued and outstanding shares of Series Z Preferred Stock, in each case as of January 22, 2024.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares(1)		Percentage of Total Voting Power†
		Prior to Offering	After Offering	Prior to Offering	After Offering
Holders of More than 5%
Trevinvest Oak Corp.(2)	29,257,632 (Common Stock)	48.53%	[•]	3.05%	[•]
Gerlach & Co. FBO Enkrateia Holding LTD(3)	4,750,000 (Common Stock)	7.88%	[•]	*	*
Anastasia Trust(4)	3,500,000 (Common Stock)	5.81%	[•]	*	*
1392087 BC LTD(5)	3,481,250 (Common Stock)	5.78%	[•]	*	*

Directors and Executive Officers
Eleonora Ramondetti(2)	1,000,000 (Series Z Preferred Stock	100%	[•]	93.72%	[•]
Francesco Mazza	150,000 (Common Stock)	*	*	*	*
Mark Corrao	—	—	—	—	—
Venkatesh Patrachari	50,000 (Common Stock)	*	*	*	*
Nirav Rashmikant Metha	—	—	—	—	—
Virag Desai	—	—	—	—	—
All directors and officers as a group (6 persons)	200,000 (Common Stock)	*	*	93.74%	[•]
	1,000,000 (Series Z Preferred Stock)	100%	100%

____________

†        For each person or group included in this column, percentage of total voting power represents voting power based on both shares of Common Stock and Series Z Preferred Stock held by such person or group with respect to all outstanding shares of Common Stock and Series Z Preferred Stock as a single class. Each holder of our Common Stock is entitled to 1 vote per share. Each holder of our Series Z Preferred Stock is entitled to 900 vote per share. Our shares of Common Stock are non-convertible to any shares of the Series Z Preferred Stock or any other class of our securities, and our shares of Series Z Preferred Stock are non-convertible to any shares of the Common Stock or any other class of our securities

*        Less than 1%

(1)      The shares beneficially owned by each of the stockholders are Common Stock, except for the shares owned by Eleonora Ramondetti, which are Series Z Preferred Stock.

(2)      Danila Cristina Edj Pisati is the beneficiary of Trevinvest Oak Corp. The address of Trevinvest Oak Corp. is 1221 Brickell Ave, Suite 1160, Miami, FL 33131.

(3)      Davide Tomassoni is the sole shareholder of Enkrateia Holding LTD. As such, Mr. Tomassoni is deemed to the beneficial ownership with respect to such shares. The address of Gerlach & Co is C/O Citibank N.A. 399 Park Ave., Level C Vault New York, NY 10022.

(4)      Kumar Rengasamy is the beneficiary of Anastasia Trust. The trustee of Anastasia Trust, Cromwell Trustees Ltd, (“Cromwell”), may be deemed to have sole voting and investment power over, and to be the beneficial owner of, the shares of Common Stock held by Anastasia Trust. Mr. Rengasamy disclaims beneficial ownership of the shares held by Cromwell, except to the extent of His Pecuniary Interest Therein. The Address of Cromwell Is 122 Kilburn High Rd London NW6 United Kingdom.

(5)      Amandeep Cheema is the sole shareholder and director of 1392087 BC LTD, a company incorporated according to the laws of Canada. The business address of 1392087 BC LTD is 2861 165 Street V3Z 0X9 Surrey, BC Canada.

(6)      Eleonora Ramondetti owns 1,000,000 issued and outstanding shares of Series Z Preferred Stock, which is all of our outstanding Series Z Preferred Stock. Each share of our Series Z Preferred Stock entitles the holder thereof to 900 votes per share. Accordingly Ms. Ramondetti has rights to 900 million votes in respect of his ownership of the Series Z Preferred Stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the period beginning on January 1, 2021, to the date of this Public Offering Prospectus, we have entered into or participated in the following transactions with related persons:

Mr. Enea Angelo Trevisan, who, through Trevinvest Oak Corp., controlled approximately 46.2% of the Company’s Common Stock and 100% of the Company’s Series Z Preferred Stock as of July 31, 2023, executed an intermediary commercial agreement with the Company on January 1, 2021. Pursuant to the terms of the agreement, Mr. Trevisan is entitled to receive a 20% commission on fees paid pursuant to executed contracts submitted to the Company. This percentage are in line with the rest of the commissions paid to the sellers. Mr. Trevisan has since transferred his interest of Trevinvest, S.R.L., the sole shareholder of Trevinvest Oak Corp. (which held approximately 46.2% of the shares of the Company’s Common Stock then), to Ms. Danila Cristina Edj Pisati on November 9, 2023, making Danila Cristina Edj Pisati the control person of Trevinvest Oak Corp. and thus beneficially owns all the Company’s Common Stock held by Trevinvest Oak Corp., and all his shares of Series Z Preferred Stock to Ms. Eleonora Ramondetti on September 21, 2023.

Ms. Danila Cristina Edj Pisati, Mr. Enea Trevisan’s wife, who controlled approximately 48.54% of the Company’s Common Stock as of January 22, 2024, executed a service agreement with the Company on June 1, 2020 as the CEO of Distrinec Iberica SL (“Distrinec”), a company incorporated under Spanish law, to provide website maintenance, data processing, feasibility studies, legal assistance and international publishing activities to Ealixir, Inc. On September 2023, Distrinec was sold to a third-party and Ms. Edj Pisati is no longer the CEO nor has any affiliation to Distrinec.

It is our intention to ensure that all future transactions, if any, between us and related persons are approved by our audit committee or a majority of the independent and disinterested members of our board of directors (except for compensation arrangements, which are approved by our compensation committee), and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties. See “Company Policies on Related Party Transactions” below.

Share Issuance to Directors and Officers

On July 19, 2020, the Company and Acquifin Inc. (“Acquifin”) entered into a Consulting Agreement, whereby Acquifin shall provide sales and marketing services, development and management in consideration of 250,000 shares of Common Stock of the Company. Suneel Anant Sawant, our former Chief Executive Officer and Director, is the principal of Acquifin.

Control Persons

As of January 22, 2024, Eleonora Ramondetti, our director, CEO and Secretary, held 1,000,000 shares of our Series Z Preferred Stock, which constitutes all of the outstanding shares of our Series Z Preferred Stock. Each share of our Series Z Preferred Stock entitles the holder thereof to 900 votes per share. As a result, Ms. Ramondetti is entitled to approximately 93.7% of the voting power of our Company by holding these shares of Series Z Preferred Stock to control the stockholder vote of our Company. For more information, please see below under “Security Ownership of Principal Stockholders and Management.”

Employment Agreements

See “Executive Compensation and Summary Compensation Table — Employment Agreements.”

Indemnification Agreements

Our amended and restated articles of incorporation provide that, except as otherwise provided by law, a director or officer is not individually liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director and officer, except for any matter in respect of which such director or officer (a) shall be liable under Section 78.300 of the Nevada Business Corporation Act or any amendment thereto or successor provision thereto or (b) shall have acted or failed to act in a manner involving intentional misconduct.

Our amended and restated articles of incorporation also provide that we shall provide indemnification to our directors and officers in excess of the indemnification expressly permitted by NRS 78.751 for breach of duty to the Company and its stockholders subject only to the applicable limits upon such indemnification as set forth in the

Nevada Business Corporation Act. We shall pay advancements of expenses in advance of the final disposition of the action, suit, or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount even if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Our bylaws also provide for indemnification of our directors and officers.

Pursuant to Nevada law, NRS 78.7502, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138; (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Section 78.7502 of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) as not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Pursuant to NRS 78.7502, any discretionary indemnification, unless ordered by a court or advanced by the Company pursuant to NRS 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.751 of the NRS provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Unless otherwise restricted by the articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The articles of incorporation, bylaws, or other agreement, may require a corporation to advance such expenses upon receipt of such an undertaking. Section 78.751 of the NRS further permits a Nevada company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement; provided, however, that unless advanced or otherwise ordered by a court, indemnification may not be made to or on behalf of any director or officer finally adjudged by a court, after exhaustion of appeals, to be liable for intentional misconduct, fraud, or a knowing violation of law that was material to the cause of action. Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

We intend to enter into indemnification agreements with each of our current and future directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Nevada law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Company Policies on Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement, or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $50,000 in any one fiscal year, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•        any person who is, or at any time during the applicable period was, one of our executive officers, one of our directors, or a nominee to become one of our directors;

•        any person who is known by us to be the beneficial owner of more than 5.0% of any class of our voting securities;

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of any class of our voting securities; and

•        any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in any class of the Company’s voting securities.

Our Board intends to adopt a related party transactions policy. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall consider, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy will require that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 300,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, including 1,000,000 shares of Series Z Preferred Stock. As of January 22, 2024 there were 60,282,036 shares of Common Stock outstanding, including 62,590,283 shares which were issued as restricted stock grants but are not treated as outstanding for accounting purposes and 1,000,000 shares of Series Z Preferred Stock.

The following summary of the capital stock and our amended and restated articles of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this Public Offering Prospectus is a part.

Common Stock

Voting Rights.    Holders of shares of Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Common Stock may have cumulative voting rights in the election of directors. Our bylaws provide that a majority of the stock issued and outstanding and entitled to vote constitutes a quorum.

Dividend Rights.    Holders of shares of Common Stock are entitled to ratably receive dividends when and if declared by the board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights.    Upon liquidation, dissolution, distribution of assets or other winding up, the holders of Common Stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters.    The shares of Common Stock have no preemptive or preferential right to acquire any of our shares or securities, including shares or securities held in our treasury. All outstanding shares of our Common Stock are fully paid and non-assessable.

Preferred Stock

Our amended and restated articles of incorporation give the board of directors the power to issue shares of preferred stock in one or more series without stockholder approval. The board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock in addition to the outstanding Series Z Preferred Stock.

Series Z Preferred Stock

Conversion rights

A holder of shares of Series Z Preferred Stock shall have no right to convert those shares into Common Stock or any other class of our securities.

Rank

Except as expressly set forth in the voting rights section in our amended and restated articles of incorporation, Series Z Preferred Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Common Stock.

Voting rights

Each share of the Series Z Preferred Stock shall have voting rights equal to nine hundred (900) votes of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series Z Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Company’s Articles of Incorporation or Bylaws.

Rights upon liquidation

Upon our liquidation, dissolution or winding up, the holders of our Series Z Preferred Stock shall be entitled to receive ratably any dividends declared by the Board, if any, out of funs legally available for the payment of dividends.

Nevada Anti-Takeover Provisions

Nevada law, NRS Sections 78.411 through 78.444, regulate business combinations with interested stockholders. Nevada law defines an interested stockholder as (i) a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within two years immediately before the date in question was the direct or indirect beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation. Pursuant to Sections NRS 78.411 through 78.444, a Nevada corporation with at least 200 stockholders of record is prohibited from engaging in combinations with an interested stockholder for two years after the person became an interested stockholder unless (i) the business combination or transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder, or the business combination is approved by the board of directors and thereafter is approved at a meeting of the corporation’s stockholders by the affirmative vote of at least 60% of the outstanding voting power of the corporation not beneficially owned by the interested stockholder, its affiliates, and associates. Following the expiration of the two-year period, the corporation is prohibited from engaging in business combinations with the interested stockholder, unless: (i) the business combination or the transaction by which the person first became an interested stockholder is approved by the corporation’s board of directors before the person first became an interested stockholder; (ii) the business combination is approved by a majority of the outstanding voting power of the corporation held by disinterested stockholders; or (iii) the aggregate amount of the consideration to be received in the business combination by all of the holders of outstanding common shares of the corporation not beneficially owned by the interested stockholder is at least equal to the higher of: (a) the highest price per share paid by the interested stockholder, at a time when the interested stockholder was the beneficial owner, directly or indirectly, of 5 percent or more of the outstanding voting shares of the corporation, for any common shares of the same class or series acquired by the interested stockholder within two years immediately before the date of announcement with respect to the combination or within two years immediately before, or in, the transaction in which the person became an interested stockholder, whichever is higher, plus, in either case, interest compounded annually from the earliest date on which the highest price per share was paid through the date of consummation at the rate for one-year obligations of the United States Treasury in effect on that earliest date, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per common share since that earliest date, and (b) the market value per common share on the date of the announcement of the business combination or on the date that the person first became an interested stockholder, whichever is higher, plus interest compounded annually from that date through the date of consummation at the rate for one-year obligations of the United States Treasury in effect on that date, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per common share since that date. NRS 78.434 permits a Nevada corporation to opt-out of the statute with appropriate provisions in its articles of incorporation.

NRS Sections 78.378 through 78.3793 regulates the acquisition of a controlling interest in an issuing corporation. An issuing corporation is defined as a Nevada corporation with 200 or more stockholders of record, of which at least 100 stockholders have addresses of record in Nevada at all times during the 90 days immediately preceding the date of the acquisition and does business in Nevada directly or through an affiliated corporation. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one fifth or more but less than one third, (ii) one third or more but less than a majority, or (iii) a majority or more of the voting power of the issuing corporation in the election of directors. Once an acquirer crosses one of these thresholds by acquiring a controlling interest in the corporation, the shares which the acquirer acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest in the corporation become “control shares.” Pursuant to NRS 78.379, any person who acquires a controlling interest in a corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at an annual meeting or a special meeting of such stockholders held upon the request and at the expense of the acquiring person, or, if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected. Stockholders who vote against the voting rights have dissenters’ rights in the event that the stockholders approve voting rights. NRS Section 78.378 provides that a Nevada corporation’s articles of incorporation or bylaws may provide that these sections do not apply to the corporation. Our amended and restated articles of incorporation provide that these sections do not apply.

Articles of Incorporation and Bylaw Provisions

Provisions of our amended and restated articles of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock.

Among other things, our amended and restated articles of incorporation or bylaws:

•        permit our board of directors to issue up to 15,000,000 shares of preferred stock, with such rights, preferences and privileges as the board may designate;

•        provide that the authorized number of directors may be changed only by resolution of the board of directors;

•        provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, and not by the stockholders;

•        eliminate the personal liability of our directors for damages as a result of any act or failure to act in his or her capacity as a director or officer except as described below;

•        provide that stockholders can only call a special meeting if the request is made by the holders of two-thirds of the entire capital entitled to vote;

•        provide that, if a matter is to be brought before a meeting of stockholders which is not specified in the notice of meeting or brought at the direction of the board of directors, it can only be brought up at the meeting if brought by stockholders of record holding two-thirds of the outstanding stock;

•        provide that our bylaws may be amended only by either the affirmative vote of two-thirds of the stockholders entitled to vote or by the board of directors;

•        provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•        do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election if they should so choose.

Our bylaws also provide that any person who acquires equity in us shall be deemed to have notice and consented to the forum selection provision of our bylaws, which require actions to be brought only in state count in Clark County, Nevada. This provision does not apply to claims brought under the Securities Act or the Securities Exchange Act.

Further, NRS Section 78.335 provides that any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. Our bylaws have a similar provision.

Listing

Our Common Stock is quoted on the OTC Pink, under the ticker symbol “EAXR.” As of January 26, 2024, the last reported price of our Common Stock was $2.30 per share at market close. There is a limited public trading market for our Common Stock. You are urged to obtain current market quotations for the Common Stock. We intend to apply to list our Common Stock on a national securities exchange under the symbol “EAXR”. We believe that upon completion of the offering contemplated by this Public Offering Prospectus, we will meet the standards for listing on a national securities exchange. No assurance can be given that our application will be approved or that the trading prices of our Common Stock on the OTC Pink will be indicative of the prices of our Common Stock if our Common Stock were traded on a national securities exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Olde Monmouth Stock Transfer Co., Inc. located at 200 Memorial Pkwy, Atlantic Highlands, NJ 07716.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Public Offering our Common Stock was quoted on the OTC Pink. In connection with this Public Offering, we intend to apply to list our Common Stock on a national securities exchange. No assurance can be given that our application will be approved. In order to enable our Common Stock to continue to trade on the OTC Pink Market after the filing of the Form 15, we have satisfied our obligations to make adequate current information publicly available within the meaning of Rule 144(c)(2) of the Securities Act of 1933, as amended, through the filing of Annual and Quarterly Reports and Supplemental Information with OTC Markets. Copies of these reports are publicly available on the OTC Disclosure and News Service.

Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of our Common Stock. Upon completion of this Public Offering, we will have an aggregate of [•] shares of Common Stock issued and outstanding, assuming the underwriter does not exercise its over-allotment option. Of these shares, all of the Common Stock sold in this Public Offering will be freely transferable without restriction or further registration under the Securities Act, except that any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, or Rule 144, may be sold only in compliance with the limitations described below. The remaining shares of Common Stock held by our existing stockholders are “restricted securities” as defined in Rule 144. Restricted shares may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration, including, among others, the exemptions provided by Rule 144. As a result of the contractual 6-month lock-up period described in “Underwriting” and the provisions of Rules 144, these shares will be available for sale in the public market as follows:

•        beginning on the date of this Public Offering Prospectus, the shares of Common Stock sold in this Public Offering will be immediately available for sale in the public market;

•        beginning [•] days and [•] days after the date of this Public Offering Prospectus respectively, [•] and [•] additional shares of Common Stock may become eligible for sale in the public market upon the satisfaction of certain conditions as set forth in “Lock-Up Agreements,” all of which shares would be held by our affiliates and subject to the volume and other restrictions of Rule 144, as described below;

•        the remainder of the shares of Common Stock will be eligible for sale in the public market from time to time thereafter, subject in some cases to the volume and other restrictions of Rule 144, as described below.

Rule 144

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, once we have been subject to the reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration, subject to the continued availability of current public information about us after only a six-month holding period. Any sales by affiliates under Rule 144, even after the applicable holding periods, are subject to requirements and/or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act, any of our stockholders who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement before we became subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is eligible to resell those shares in reliance on Rule 144. An affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144, and a non-affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and without regard to the volume of such sales or the availability of public information about the issuer.

Lock-up Agreements

All of our directors and executive officers and certain holders of our outstanding Common Stock will sign lock-up agreements in connection with this Public Offering pursuant to which, subject to certain exceptions, they agreed not to offer, issue, sell, contract to sell, encumber, for the sale of or otherwise dispose of any securities of the Company for a period of six months after this Public Offering is completed without the prior written consent of the underwriter.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our Common Stock acquired in this Public Offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any state or local or non-U.S. jurisdiction or under U.S. federal gift and estate tax rules, or rising out of other non-income tax rules, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•        banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

•        persons subject to the alternative minimum tax or the tax on net investment income;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement;

•        tax-exempt organizations or governmental organizations;

•        pension plans and tax-qualified retirement plans;

•        controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•        partnerships or other entities or arrangements treated as partnership for U.S. federal income tax purposes (and investors therein);

•        brokers or dealers in securities or currencies;

•        traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•        persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

•        certain former citizens or long-term residents of the United States;

•        persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

•        persons who hold or receive our Common Stock pursuant to the exercise of any option or otherwise as compensation;

•        persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); and

•        persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership or other entity. A partner in a partnership or other such entity that will hold our Common Stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock through a partnership or other such entity, as applicable.

This summary is for informational purposes only and is not tax advice. Each non-U.S. holder is urged to consult its own tax advisor with respect to the application of the U.S. federal income tax laws to its particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Common Stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is neither a “U.S. person” nor an entity (or arrangement) treated as a partnership. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•        an individual who is a citizen or resident of the United States;

•        a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

•        an estate whose income is subject to U.S. federal income tax regardless of its source; or

•        a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock, and we do not anticipate paying any dividends on our Common Stock following the completion of this Public Offering. However, if we do make distributions of cash or property on our Common Stock to non-U.S. holders, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will first constitute a return of capital and will reduce each non-U.S. holder’s adjusted tax basis in our Common Stock, but not below zero. Any additional excess will then be treated as capital gain from the sale of stock, as discussed under “Gain on Disposition of Common Stock.”

Subject to the discussions below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act, or FATCA, any dividend paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. In order to receive a reduced treaty rate, such non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced treaty rate. A non-U.S. holder of shares of our Common Stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If such non-U.S. holder holds our Common Stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Each non-U.S. holder should consult its own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends received by a non-U.S. holder that are treated as effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below on backup withholding and FATCA withholding. To claim this exemption, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if a non-U.S. holder is a corporation, dividends such non-U.S. holder receives that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. Each non-U.S. holder should consult its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock, including any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

•        the gain is effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•        such non-U.S. holder is an individual who is present in the United States for an aggregate 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

•        our Common Stock constitutes a United States real property interest, or USRPI, by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, your Common Stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than 5% of such regularly traded Common Stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our Common Stock.

A non-U.S. holder described in the first bullet above will be required to pay U.S. federal income tax on the gain derived from the sale (net of certain deductions and credits) under regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a 30% rate on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items. A lower rate may be specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses of such non-U.S. holder for the taxable year, provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Each non-U.S. holder should consult its own tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, we or an applicable withholding agent must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such non-U.S. holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to such non-U.S. holder. Pursuant to any applicable income tax treaty or other agreement, the IRS may make such report available to the tax authority in such non-U.S. holder’s country of residence.

Dividends paid by us (or our paying agent) to a non-U.S. holder may also be subject to backup withholding at a current rate of 24%.

Such information reporting and backup withholding requirements may be avoided, however, if such non-U.S. holder establishes an exemption by providing a properly executed, and applicable, IRS Form W-8, or otherwise establishes an exemption. Generally, such information reporting and backup withholding requirements will not apply to a non-U.S. holder where the transaction is effected outside the United States, through a non-U.S. office of a non-U.S. broker. Notwithstanding the foregoing, backup withholding and information reporting may apply, however, if the applicable withholding agent has actual knowledge, or reason to know, that such non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 to 1474 of the Code, Treasury Regulations issued thereunder and related official IRS guidance, commonly referred to as FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on our Common Stock paid to a “foreign financial institution” (as defined under FATCA, and which may include banks, traditional financial institutions, investment funds, and certain holding companies), unless such institution enters into an agreement with the U.S. Department of the Treasury to, among other things, identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined under FATCA), report annually substantial information about such accounts, and withhold on certain payments to non-compliant foreign financial institutions and certain other account holders. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our Common Stock paid to a “non-financial foreign entity” (as specially defined under FATCA), unless such entity provides identifying information regarding each of its direct or indirect “substantial United States owners” (as defined under FATCA), certifies that it does not have any substantial United States owners, or otherwise establishes an exemption. Accordingly, the institution or entity through which our Common Stock is held will affect the determination of whether such withholding is required.

The withholding obligations under FATCA generally apply to dividends on our Common Stock. Such withholding will apply regardless of whether the beneficial owner of the payment otherwise would be exempt from withholding pursuant to an applicable tax treaty with the United States, the Code, or other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

Under proposed regulations, FATCA withholding on payments of gross proceeds has been eliminated. These proposed regulations are subject to change.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors are encouraged to consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our Common Stock.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We are offering our Common Stock described in this Public Offering Prospectus through the underwriter named below. Maxim Group LLC, or Maxim or the representative, is acting as representative of the underwriter. We have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, the number of shares of Common Stock listed next to its name in the following table.

Underwriter	Number of Shares
Maxim Group LLC
Total

Over-Allotment Option

We have granted the representative an option to buy up to an aggregate of additional shares of Common Stock. The representative has 45 days from the date of this Public Offering Prospectus to exercise this option. If the representative exercises this option, it will purchase additional shares of Common Stock approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Shares sold by the representative to the public will initially be offered at the initial offering price set forth on the cover of this Public Offering Prospectus. Any shares sold by the representative to securities dealers may be sold at a discount of up to $[•] per share from the initial public offering price. The representative may offer the shares through one or more of its affiliates or selling agents. If all the shares are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the representative will be obligated to purchase the shares at the prices and upon the terms stated therein.

We have agreed to pay the underwriters a cash fee equal eight percent (8.0%) of the aggregate gross proceeds from the sale of the Common Stock,

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional Common Stock.

	Per Share	Total without Over-Allotment Option	Total with Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses to us	$	$	$

We have agreed to pay Maxim’s out-of-pocket accountable expenses, including Maxim’s legal fees, up to a maximum amount of $100,000. We have paid $25,000 to the representative as an advance to be applied towards out-of-pocket expenses, or the Advance. Any portion of the Advance shall be returned back to us to the extent not actually incurred.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $[•]. We have also agreed to reimburse the underwriter for certain expenses incurred by them.

Representative’s Warrants

We have also agreed to issue to Maxim (or its permitted assignees) warrants to purchase [•] shares (or up to [•] shares, depending on the extent to which the underwriters’ option to purchase additional shares is exercised) of our Common Stock, which is equal to an aggregate of 8% of the total number of shares of Common Stock sold in this Public Offering, or the representative’s warrants. The representative’s warrants will have an exercise price equal to $[•] (100% of the offering price of the Common Stock sold in this Public Offering) and may be exercised on a cashless basis. The representative’s warrants are exercisable commencing six months after the effective date of the registration statement related to this Public Offering, and will expire five years after such date. The representative’s warrants are not redeemable by us. We have agreed to a one-time demand registration of the shares of Common Stock underlying the representative’s warrants at our expense and an additional demand registration at the warrant holders’ expense, for a period of five years from the effective date of the registration statement related to this Public Offering. The representative’s warrants also provide for unlimited “piggyback” registration rights at our expense with respect to the underlying Common Stock during the two-year period commencing from the effective date of the registration statement related to this Public Offering. The representative’s warrants and the Common Stock underlying the representative’s warrants, have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Maxim (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the representative’s warrants or the securities underlying the representative’s warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the representative’s warrants or the underlying securities for a period of six months from the effective date of this Public Offering, except to any FINRA member participating in the Public Offering and their bona fide officers or partners. The representative’s warrants will provide for adjustment in the number and price of such representative’s warrants (and the Common Stock underlying such representative’s warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization.

Right of First Refusal

We have agreed to grant Maxim, upon the closing of this Public Offering, or an Alternative Transaction (as defined below), for a period of eighteen (18) months from such date, a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such eighteen (18) month period of the Company, or any successor to or any subsidiary of the Company. We shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain Maxim. Such offer shall be made in writing in order to be effective. Maxim shall notify the Company within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. “Alternative Transaction” shall mean an alternative offering (registered or unregistered) of the Company’s equity, equity-linked, convertible or debt securities or a reverse merger during the engagement term.

Lock-Up Agreements

We, our directors and officers and any other holders of five percent (5.0%) or more of our outstanding shares of Common Stock as of the effective date of the registration statement which this Public Offering Prospectus forms a part of (and all holders of securities exercisable for or convertible into shares of Common Stock) have entered into customary “lock-up” agreements in favor of Maxim pursuant to which such persons and entities have agreed, for a period of six (6) months after the effective date of the registration statement related to this Public Offering, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without Maxim’s prior written consent, including the issuance of shares of Common Stock upon the exercise of currently outstanding options approved by Maxim.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

Other Relationships

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Determination of Offering Price

The offering price has been negotiated between the representatives of the underwriter and us. In determining the offering price of the securities, the following factors were considered:

•        prevailing market conditions;

•        our historical performance and capital structure;

•        estimates of our business potential and earnings prospects;

•        an overall assessment of our management; and

•        the consideration of these factors in relation to market valuation of companies in related businesses.

Stock Exchange

Our Common Stock is currently quoted on the OTC Pink Open Market operated by OTC Markets Group, Inc. under the ticker symbol “EAXR.” We intend to apply to have our Common Stock listed on a national securities exchange under the same symbol “EAXR”. There is no assurance that such application will be approved.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this Public Offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters may over-allot in connection with this Public Offering by selling more securities than are set forth on the cover page of this Public Offering Prospectus. This creates a short position in our securities for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of shares Common Stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this Public Offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, securities in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

In connection with this Public Offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our Common Stock immediately prior to the commencement of sales in this Public Offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•        a passive market maker may not effect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

•        net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our securities during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•        passive market making bids must be identified as such.

Electronic Distribution

A Public Offering Prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the Public Offering, the underwriters or syndicate members may distribute Public Offering Prospectuses electronically. No forms of electronic Public Offering Prospectus other than Public Offering Prospectuses that are printable as Adobe® PDF will be used in connection with this Public Offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this Public Offering Prospectus to accounts over which they exercise discretionary authority.

Other than the Public Offering Prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the Public Offering Prospectus or the registration statement of which this Public Offering Prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Affiliations

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Stock, the possession, circulation or distribution of this Public Offering Prospectus or any other material relating to us or the Common Stock in any jurisdiction where action for that purpose is required. Accordingly, the Common Stock may not be offered or sold, directly or indirectly, and neither this Public Offering Prospectus nor any other material or advertisements in connection with the Common Stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Australia.    This Public Offering Prospectus:

•        does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•        has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•        does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•        may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The Common Stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Common Stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Common Stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Common Stock, you represent and warrant to us that you are an Exempt Investor.

As any offer of Common Stock under this Public Offering Prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Common Stock, you undertake to us that you will not, for a period of 12 months from the date of issue of the Common Stock, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

This Public Offering Prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this Public Offering Prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada.    The Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Public Offering Prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands.    This Public Offering Prospectus does not constitute a public offer of the Common Stock, whether by way of sale or subscription, in the Cayman Islands. Common stock have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Dubai International Financial Centre (“DIFC”).    This Public Offering Prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This Public Offering Prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this Public Offering Prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this Public Offering Prospectus. The securities to which this Public Offering Prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this Public Offering Prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this Public Offering Prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the Relevant Implementation Date), an offer of the Common Stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Common Stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of Common Stock may be made to the public in that Relevant Member State at any time:

•        to any legal entity which is a qualified investor as defined under the Prospectus Directive;

•        to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•        in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities described in this Public Offering Prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above paragraph, the expression “an offer of the Common Stock to the public” in relation to any Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Stock to be offered so as to enable an investor to decide to purchase or subscribe the Common Stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression Prospectus Directive means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong.    The Common Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Common Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Japan.    The Common stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kuwait.    Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Common Stock, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this Public Offering Prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia.    No Public Offering Prospectus or other offering material or document in connection with the offer and sale of the Common Stock has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this Public Offering Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Stock may not be circulated or distributed, nor may the Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Common Stock , as principal, if the offer is on terms that the Common Stock may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Common Stock is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this Public Offering Prospectus is subject to Malaysian laws. This Public Offering Prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People’s Republic of China.    This Public Offering Prospectus may not be circulated or distributed in the PRC and the Common Stock may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Qatar.    In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This Public Offering Prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this Public Offering Prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this Public Offering Prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Saudi Arabia.    This Public Offering Prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this Public Offering Prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this Public Offering Prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this Public Offering Prospectus you should consult an authorized financial adviser.

Singapore.    This Public Offering Prospectus or any other offering material relating to the Common Stock has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, (a) the Common Stock have not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such Common Stock in Singapore, and (b) this Public Offering Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Stock have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor as specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Common Stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Common Stock pursuant to an offer made under Section 275 of the SFA except:

(i)     to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)    where no consideration is or will be given for the transfer;

(iii)   where the transfer is by operation of law;

(iv)   as specified in Section 276(7) of the IFA; or

(v)    as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland.    The Common Stock will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this Public Offering Prospectus nor any other offering or marketing material relating to our company or the Common Stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this Public Offering Prospectus will not be filed with, and the offer of the Common Stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Common Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Common Stock.

Taiwan.    The Common Stock has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Common Stock in Taiwan.

United Arab Emirates.    The Common Stock has not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates.

The information contained in this Public Offering Prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

United Kingdom.    This Public Offering Prospectus is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The Common Stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Common Stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this Public Offering Prospectus or any of its contents.

Vietnam.    This offering of Common Stock has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of Common Stock offered hereby, will be passed upon by Parsons Behle & Latimer P.C. The underwriters are being represented by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements for the years ended December 31, 2021 and 2020, included in this Public Offering Prospectus will been so included in reliance on the report of BF Borgers CPA PC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to our Common Stock offered by this Public Offering Prospectus. This Public Offering Prospectus does not contain all of the information set forth in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make references in this Public Offering Prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

Our SEC filings are available to the public on the SEC’s Internet site at http://www.sec.gov. We maintain a website at https://www.ealixir.com/. Information contained in or accessible through our website is not and should not be considered a part of this Public Offering Prospectus and you should not rely on that information in deciding whether to invest in our Common Stock.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Ealixir, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Ealixir, Inc. as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Matter of Restatement

As discussed in Note 1 to the financial statements, the financial statements have been restated to correct a misstatement.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2020

Lakewood, CO

August 11, 2023, except for the effects on the financial statements of the restatement described in Note 1, as to which the date is February 1, 2024

Ealixir, Inc. and Subsidiaries
Consolidated Balance Sheets

	(Restated) December 31,

	2022	2021
Current assets:
Cash	$113,155	$331,523
Accounts receivable, net	1,408,760	824,902
Prepaid expenses and other current assets	99,643	229,836
Total current assets	1,621,558	1,386,261
Non-current assets:
Fixed assets, net	49,191	70,319
Intangible assets, net	80,000	—
Deferred tax asset	107,989	107,989
Right-of-use asset	187,241	262,138
Other assets	—	1,674
Total assets	$2,045,979	$1,828,381
Current liabilities:
Accounts payable	$391,463	$375,894
Accrued expenses	590,182	275,762
Deferred revenue	867,360	1,021,068
Other current liabilities	—	159,124
Lease liability, current portion	74,896	74,897
Taxes payable	49,407	258,613
Total current liabilities	1,973,308	2,165,358
Non-current liabilities:
Loan from stockholder	583,840	526,777
Lease liability	116,917	191,813
Total liabilities	2,674,065	2,883,948
Stockholders’ deficit:
Minority interest	2,128	2,128
Preferred stock, $0.001 par value, 10,000,000 shares authorized, Series Z Preferred Stock, par value $0.001 per share, 1,000,000 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	1,000	1,000
Common stock, $0.001 par value, 300,000,000 shares authorized, 48,259,753 and 45,599,330 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	48,259	45,599
Additional paid-in capital	1,920,119	1,537,154
Accumulated deficit	(2,432,487)	(2,572,253)
Accumulated other comprehensive income (loss)	(167,105)	(69,195)
Total stockholders’ deficit	(628,086)	(1,055,567)
Total liabilities and stockholders’ deficit	$2,045,979	$1,828,381

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Ealixir, Inc. and Subsidiaries
Consolidated Statement of Operations

	(Restated) December 31,
	2022	2021
Revenue:
Removal services	$2,770,575	$3,007,306
Ancillary services	1,369,456	530,701
Total revenue	4,140,031	3,538,007

Cost of sales:
Removal services (related party $360,202 and $382,256 for 2021 and 2021)	727,142	795,544
Ancillary services	150,137	68,665
Total cost of sales	877,279	864,209
Gross profit	3,262,752	2,673,798

Operating expenses:
General and administrative expenses (related party $952,425 and $547,846 for 2022 and 2021)	2,783,534	3,300,807
Bad debt expense	155,174	96,271
Total operating expenses	2,992,373	3,363,464
Operating profit (loss)	270,379	(689,666)

Other income (expense):
Gain on disposition – subsidiaries	—	597,002
Loss on foreign exchange	(83,419)	—
Interest expense	(26,836)	—
Other income, net	—	—
Total other income (expense)	(110,255)	597,002

Income before provision for income taxes	163,876	(285,206)
Income tax expense	20,358	47,626
Net income	$139,766	$(332,832)
Less: Net income (loss) attributable to noncontrolling interests	—	(2,128)
Net income (loss) attributable to Ealixir, Inc.	$139,766	$(334,960)

Other comprehensive income (loss), net of tax
Foreign exchange (income) expense	$97,910	$83,578
Comprehensive income/(loss)	41,856	(418,538)
Less: Comprehensive income attributable to noncontrolling interests	—	(2,128)
Comprehensive income attributable to Ealixir, Inc. stockholders	$41,856	$(416,410)

Basic and diluted earnings (loss) per common share	$0.001	$(0.01)
Weighted average number of shares outstanding	48,259,753	41,397,492

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Ealixir, Inc. and Subsidiaries
Consolidated Statement of Stockholders’ Deficit as Restated

	Common Stock		Preferred Stock		Additional Paid-in Capital	Accumulated Deficit	Minority Interest	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	36,080,464	$36,080	1,000,000	$1,000	$602,536	$(2,237,293)	$—	$14,383	$(1,583,294)
Minority interest	—	—	—	—	—	—	2,128	—	2,128
Issuance of Common Stock	191,200	191	—	—	477,809	—	—	—	478,000
Issuance of Common Stock for Services	9,327,666	9,328	—	—	456,809	—	—	—	466,137
Net income (loss)	—	—	—	—	—	(334,960)	—	—	(334,960)
Other comprehensive income (loss)	—	—	—	—	—	—	—	(83,578)	(83,578)
Balance as of December 31, 2021	45,599,330	45,599	1,000,000	1,000	1,537,154	(2,572,253)	2,128	(69,195)	(1,055,567)
Issuance of Common Stock for Services	2,660,423	2,660	—	—	364,478	—	—	—	367,138
Imputed Interest on Stockholder Loans					18,487				18,487
Net income (loss)	—	—	—	—	—	139,766	—	—	139,766
Other comprehensive income (loss)	—	—	—	—	—	—	—	(97,910)	(97,910)
Balance as of December 31, 2022	48,259,753	$48,259	1,000,000	$1,000	$1,920,119	$(2,432,487)	$2,128	$(167,105)	$(628,086)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Ealixir, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	As restated
	Year Ended December 31, 2022	Year Ended December 31, 2021
Cash flows from operating activities:
Net loss	$139,766	$121,850
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	643	41,891
Stock issued to consultants for services	385,625	9,328
Disposal of assets	20,485	—
Implied interest related to stockholder loan	—	—
Amortization of operating right of use assets	74,897	—
Bad debt expense	155,174	96,271
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(739,032)	(588,988)
Prepaid expenses and other current assets	130,192	(198,833)
Other assets	1,674	29,116
Deferred tax asset	—	(107,989)
Accounts payable and accrued liabilities	329,989	320,384
Deferred revenue	(153,708)	311,334
Other current liabilities	(159,124)	—
Taxes payable	(209,206)	(191,744)
Right of use liability	(74,897)	266,710
Net cash provided (used in) by operating activities	(97,521)	(133,963)

Cash flows from investing activities:
Purchase of intangible assets	(80,000)	—
Net cash provided by (used in) investing activities	(80,000)	—

Cash flows from financing activities:
Proceeds from stockholder loan	126,419	391,019
Proceeds from revolving loan – related party	(69,356)	—
Proceeds from minority interest	—	2,128
Proceeds from issuance of common stock	—	—
Net cash provided by financing activities	57,063	393,147

Effect of foreign exchange rates on cash and restricted cash	(97,910)	(2,128)

Net increase in cash and restricted cash	(218,368)	257,056
Cash and restricted cash, beginning of period	331,523	74,467
Cash and restricted cash, end of period	$113,155	$331,523

Supplemental Disclosure of Cash Activities:
Cash paid for income taxes, net of refunds	$—	$5,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 1    Nature of the Organization and Summary of Significant Accounting Policies

Ealixir, Inc. (the “Company”) was incorporated in the State of Nevada on June 7, 2019 under the name Bull Run Capital Holdings, Inc. On January 8, 2020, the Company changed its name from “Bull Run Capital Holdings, Inc.” to “Budding Times Inc.” On May 21, 2020, the Company engaged in the 2020 Merger with Ealixir Privacy Services, Ltd, Dublin, Ireland, and as part of the 2020 Merger changed its name to Ealixir, Inc.

The Company is an Internet technology company specializing in the management and protection of digital identity and computer technology rights. The Company utilizes their technological platform to provide online reputation management and digital privacy solutions for individuals and businesses.

Restatement of December 31, 2022 and 2021 Financial Statements

In connection with the preparation of the Ealixir, Inc. (the “Company”) financial statements as of December 31, 2022, the Company’s management, in consultation with its advisors, identified errors made in its previously issued financial statements for the periods ended December 31, 2021. Management determined that these financial statements do not give effect to $456,811 stock compensation expense for which was issued to consultants. The Company has determined it has materially understated its operating expenses and additional paid-in capital due to never recording the stock compensation expense according to the fair value of the Company’s stock.

As a result of the foregoing, the Company’s management concluded that its previously issued (i) audited balance sheet and consolidated statement of operations for the period ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (“SEC”) on August 14, 2023 should be restated.

Additionally, the Company uncovered an error in the 2022 financial statements from improper correction of an error in the 2020 financial statements. The Company initially recognized other income of $103,050 from correcting an error in the recording of the reverse merger in 2020. The Company has restated both the 2021 and 2022 by reflecting the cumulative effect of the error in the assets and liabilities in all periods presented with an offsetting adjustment to opening retained earnings.

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 1    Nature of the Organization and Summary of Significant Accounting Policies (cont.)

Please see below for the variances from the previously issued Balance Sheet and Income Statement:

	December 31, 2022	Restatement Adjustments	December 31, 2022	December 31, 2021	Restatement Adjustments	December 31, 2021
	As Previously Filed		Restated	As Previously Filed		Restated
Assets
Current assets:
Cash	$113,155	—	$113,155	$331,523	—	$331,523
Accounts receivable, net	1,408,760	—	1,408,760	824,902	—	824,902
Prepaid expenses and other current assets	99,644	—	99,643	229,836	—	229,836
Total current assets	1,621,559		1,621,558	1,386,261		1,386,261
Non-current assets:
Fixed assets, net	49,191	—	49,191	70,319	—	70,319
Intangible assets, net	80,000	—	80,000	—	—	—
Deferred tax asset	107,989	—	107,989	107,989	—	107,989
Right-of-use asset	187,241	—	187,241	262,138	—	262,138
Other assets	—	—	—	1,674.00	—	1,674
Total assets	$2,045,980		$2,045,979	$1,828,381		$1,828,381
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$384,328	7,135	$391,463	$375,894	—	$375,894
Accrued expenses	494,267	95,915	590,182	378,812	(103,050)	275,762
Deferred revenue	867,360	—	867,360	1,021,068	—	1,021,068
Other current liabilities	—	—	—	159,124	—	159,124
Lease liability, current portion	74,896	—	74,896	74,897	—	74,897
Taxes payable	49,407	—	49,407	258,613	—	258,613
Total current liabilities	1,870,258		1,973,308	2,268,408		2,165,358
Non-current liabilities:
Loan from stockholder	583,840	—	583,840	526,777	—	526,777
Lease liability	116,917	—	116,917	191,813	—	191,813
Total liabilities	2,571,015		2,674,065	2,986,998		2,883,948
Stockholders’ deficit:
Minority interest	2,128	—	2,128	2,128	—	2,128
Preferred stock, $0.001 par value, 10,000,000 shares authorized, Series Z Preferred Stock, par value $0.001 per share, 1,000,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1,000	—	1,000	1,000	—	1,000
Common stock, $0.001 par value, 300,000,000 shares authorized, 57,332,036 and 48,259,753 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	48,259	—	48,259	45,599	—	45,599
Additional paid-in capital	1,920,119	—	1,920,119	1,537,154	—	1,537,154
Accumulated deficit	(2,432,486)	—	(2,432,487)	(2,675,303)	103,050	(2,572,253)
Accumulated other comprehensive income (loss)	(167,105)	—	(167,105)	(69,195)	—	(69,195)
Total stockholders’ deficit	(628,085)		(628,086)	(1,158,617)		(1,055,567)
Total liabilities and stockholders’ deficit	$1,942,930		$2,045,979	$1,828,381		$1,828,381

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 1    Nature of the Organization and Summary of Significant Accounting Policies (cont.)

	December 31, 2022	Restatement Adjustments	December 31, 2022	December 31, 2021	Restatement Adjustments	December 31, 2021
	As Previously Filed		Restated	As Previously Filed		Restated
Revenue:
Removal services	$2,770,575	—	$2,770,575	$3,007,306	—	$3,007,306
Ancillary services	1,369,456	—	1,369,456	530,701	—	530,701
Total revenue	4,140,031		4,140,031	3,538,007		3,538,007
Cost of sales:
Removal services	727,142	—	727,142	795,544	—	795,544
Ancillary services	150,137	—	150,137	68,665	—	68,665
Total cost of sales	877,279		877,279	864,209		864,209
Gross profit	3,262,752		3,262,752	2,673,798		2,673,798

Operating expenses:
General and administrative expenses	2,412,644	370,890	2,783,534	3,300,807	—	3,300,807
Advertising and marketing expenses	53,665	—	53,665	158,928	—	158,928
Bad debt expense	155,174	—	155,174	96,271	—	96,271
Stock compensation expense	367,138	(367,138)	—	—	—	—
Total operating expenses	2,988,621		2,992,373	3,556,006		3,556,006
Operating profit (loss)	274,131		270,379	(882,208)		(882,208)

Other income (expense):
Loss on foreign exchange	(83,419)	—	(83,419)	597,002	—	597,002
Interest expense	(26,836)	—	(26,836)	—	—	—
Other income, net	103,050	(103,050)	—	—	—	—
Total other income (expense)	(7,205)		(110,255)	597,002		597,002

Income before provision for income taxes	266,926		160,124	(285,206)		(285,206)
Income tax expense	24,110	(3,752)	20,358	—	—
Net income	$242,816		$139,766	$(285,206)		$(285,206)
Less: Net income (loss) attributable to noncontrolling interests	—		—	—		—
Net income (loss) attributable to Ealixir, Inc.	$242,816		$139,766	$(285,206)		$(285,206)

Other comprehensive income (loss), net of tax
Foreign exchange (income) expense	$97,910		$97,910	$83,578		$83,578
Comprehensive income/(loss)	144,906		41,856	(368,784)		(368,784)
Less: Comprehensive income attributable to noncontrolling interests	—		—	(2,128)		(2,128)
Comprehensive income attributable to Ealixir, Inc. stockholders	$144,906		$41,856	$(368,784)		$(368,784)

Basic and diluted earnings (loss) per common share	$0.01		$0.003	$(0.01)		$(0.01)
Weighted average number of shares outstanding	48,259,753		48,259,753	41,397,492		41,397,492

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 1    Nature of the Organization and Summary of Significant Accounting Policies (cont.)

Liquidity and Capital Resources

These financial statements have been prepared assuming that the Company can continue as a going concern. A company can continue as a going concern if it can meet its obligations as they come due for at least twelve months after the financial statements are issued or are available to be issued. On December 31, 2022, the Company reported an accumulated deficit of approximately $2,432,487, and a working capital deficit of approximately $351,750. The Company had net income of $139,766 and a net loss of $332,832 for the year ended December 31, 2022 and 2021, respectively. These conditions raise substantial doubt about the company’s ability to continue as a going concern.

Management acknowledges that the current cash position does not reflect the necessary runway for a period longer than 12 months from financial statement issuance. The Company believes that it has access to capital resources through possible public or private equity offerings, additional debt financings, or other means; however, the Company may be unable to raise sufficient additional capital when it needs it or raise capital on favorable terms. As such, we believe that these conditions raise substantial doubt as to the Company’s ability to continue as a going concern within 12 months of the date the Financial Statements are issued. Over the next year, the Company will exert significant efforts to improve collections, as well as explore potential new revenue segments to take place of outdated segments with limited future potential. There is no assurance of success in these plans. If we are unable to execute these plans, it could force us to delay, reduce or eliminate various operating segments and product portfolio expansion or commercialization efforts. These potential delays, reductions and eliminations could adversely affect future business prospects, and the ability to continue operations.

Principles of Consolidation

The consolidated financial statements include the accounts of Ealixir and its controlled subsidiaries, which are primarily majority owned. Any noncontrolling interest in the equity of a subsidiary is reported as a component of total equity in the consolidated balance sheet. Net income and losses attributable to the noncontrolling interest are reported in the consolidated statements of operations.

Disposal of Subsidiaries

During 2021 the Company disposed of certain subsidiaries by selling the subsidiaries to unrelated third parties in exchange for the assumption of the liabilities of the disposed subsidiaries. As the subsidiaries collectively had equity deficits the Company recognized a gain on disposition of $507,002. This gain is included in other income on the consolidated statement of operations. The Company does not have continuing interest in any of these entities and the entities are not considered related parties after the disposition.

Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Allowance for Uncollectible Accounts Receivable

The Company follows Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (known as the “current expected credit loss model” or “CECL”) that is based on expected losses rather than incurred losses. We estimate losses on receivables based on known troubled accounts and historical experience of losses incurred. Receivables are considered impaired

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 1    Nature of the Organization and Summary of Significant Accounting Policies (cont.)

and written-off when it is probable that contractual payments due will not be collected in accordance with the terms of the agreement. The allowance for uncollectible accounts receivable was $2.0 million and $1.5 million as of December 31, 2022 and December 31, 2021.

Revenue Recognition

The Company follows the guidance in Accounting Standards Codification (“ASC”) Topic 606 Revenue From Contacts With Customers (“ASC 606”). The core principle of ASC 606 is to recognize revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. Accordingly, the Company recognized revenue for ORM services in accordance with the following five steps outlined in ASC 606 as follows:

1.      Identification of the contract, or contracts, with a customer,

2.      Identification of the performance obligations in the contract, including whether they are distinct within the context of the contract

3.      Determination of the transaction price, including the constraint on variable consideration

4.      Allocation of the transaction price to the performance obligations in the contract

5.      Recognition of revenue when, or as, performance obligations are satisfied

As reported in the consolidated Income Statement the Company reports revenue in two categories: 1) its core removal service and 2) other ancillary services. The company’s contracts with its customers are fee for service contracts under which the company charges its customers an agreed upfront fee for the service rendered. While the Company does offer a refund if the customer is not satisfied with the service to date the Company has never issued such a refund and therefore does not have access to information to estimate such refunds for its contracts with customers; accordingly, the Company has not recorded a provision for refunds. The Company’s payment terms are 50% upon signature of the contact, 25% thirty days after execution and the final 25% sixty days after execution.

The Company recognizes the consideration due under the contracts with its customers as accounts receivable at the time it enters into the contract because the Company has an unconditional right to the consideration. The Company has identified completion of the agreed upon service as its performance obligation under its contracts with its customers. Accordingly, the Company recognizes revenue at the point in time it completes the agreed upon service. For example, the removal of negative or spurious content. The Company’s billings are made in advance of completion of the performance obligation accordingly, the has recorded deferred revenue liability of $867,360 and $1,021,068 at December 31, 2022 and 2021, respectively, in the consolidated balance sheets.

Determination of the transaction price: the transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring goods or services to the customer.

Allocation of the transaction price to the performance obligations in the contract: if the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis.

For its removal services, the Company identified the analysis and identification of the negative and spurious content to be removed as a one of the performance obligations in the removal services contract. The Company completes this analysis prior to contracting with its customers for the actual removal of content. The Company allocates 50% of the total contract price to the preliminary analysis and a price for the removal of each link or deindexation performed based the stand alone price for the service. The Company recognizes revenue for the analysis portion of the contract upon completion of the analysis as a customer has received standalone value for the identification of the negative or

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 1    Nature of the Organization and Summary of Significant Accounting Policies (cont.)

spurious content. For its complementary services, pricing is established between the company and its customer based on the Company’s standard pricing for such services. Revenue is recognized for the ancillary services at the point in time that the company completes the service.

Cost of Sales

Cost of revenues consists primarily of specialized employees specializing in information technologies and overhead expenses necessary to deploy products and services in the ORM marketplace. We expect our cost of revenues to increase in absolute dollars as we acquire more significant amounts of complementary technologies and expand our IT staff to support our continued growth. We expect our cost of revenue as a percentage of revenue to maintain stable.

Selling, General and Administrative Expenses

Selling, general and administrative expense are charged to the statement of operations as incurred. Expenses of promoting and selling services are classified as selling expenses and in addition to sales commissions include such items as compensation, advertising and travel. General and administrative expenses include such items as compensation, legal cost, office supplies, non-income taxes, insurance, office rental allowance for credit losses.

Advertising and Promotional Expense

Advertising expenditures are expensed when incurred and are included in sales and marketing expense in the period incurred. Advertising and promotional expenses were $53,665 and $158,928 for the years ended December 31, 2022 and 2021, respectively.

Stock-Based Compensation

The Company accounts for stock awards to consultants by measuring the cost of services received in exchange for the award of equity instruments based upon the fair value of the award on the date of grant. The fair value of that award is then ratably recognized as expense over the period during which the recipient is required to provide services in exchange for that award. Stock based compensation expense for the years ended December 31, 2022 and 2021 was $367,138 and $456,811, respectively.

Long-Lived Assets, Including Goodwill and Other Acquired Intangible Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment for the long-lived assets by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. In addition, the Company tests goodwill for impairment at least annually or more frequently if events or changes in circumstances indicate that this asset may be impaired. These tests are based on the Company’s single operating segment and reporting unit structure. Impairment charges related to intangible assets, including goodwill, are generally recorded as a component of other operating charges or, to the extent they relate to equity method investees, in the line-item equity income (loss) — net in our consolidated statements of operations.

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 1    Nature of the Organization and Summary of Significant Accounting Policies (cont.)

Acquired amortizable intangible assets, which are included in goodwill and intangible assets, net, are amortized on a straight-line basis over the estimated useful lives of the assets. The estimated remaining useful lives for intangible assets range from less than one year to 16 years.

Property and Equipment

Property and equipment are stated at historical value or cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The cost of maintenance and repairs is expensed as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from their respective accounts, and any gain or loss on such sale or disposal is reflected in income from operations. Estimated useful lives are as follows:

Electronic equipment	3 years
Office furniture	3 years
Software development costs	3 years

Certain circumstances may indicate that the recoverability of the carrying amount of property, plant and equipment should be assessed, including, among others, a significant decrease in market value, a significant change in the business climate in a particular market, or a current period operating or cash flow loss combined with historical losses or projected future losses. When such events or changes in circumstances are present and an impairment test is performed, we estimate the future cash flows expected to result from the use of the asset or asset group and its eventual disposition.

These estimated future cash flows are consistent with those we use in our internal planning. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount, we recognize an impairment loss. The impairment loss recognized is the amount by which the carrying amount exceeds the fair value. We use a variety of methodologies to determine the fair value of property, plant and equipment, including appraisals and discounted cash flow models, which are consistent with the assumptions we believe hypothetical marketplace participants would use.

Income Taxes

We account for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carryforwards. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, we consider all available evidence, including past operating results, estimates of future taxable income, and the feasibility of tax planning strategies. In the event that we change our determination as to the amount of deferred tax assets that can be realized, we will adjust our valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

We apply the authoritative accounting guidance prescribing a threshold and measurement attribute for the financial recognition and measurement of a tax position taken or expected to be taken in a tax return. We recognize liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step requires us to estimate and measure the tax benefit as the largest amount that is more likely than not to be realized upon ultimate settlement.

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 1    Nature of the Organization and Summary of Significant Accounting Policies (cont.)

Foreign Currency

The Company uses U.S. dollars (“US$”) as its reporting currency. Generally, the functional currency of the Company’s international subsidiaries is the local currency. The financial statements of the Company’s subsidiaries using functional currency other than US$ are translated into U.S. dollars using month-end rates of exchange for assets and liabilities, and average rates of exchange for revenue, costs, and expenses. Translation adjustments arising from the difference in rates used are reported as foreign currency translation adjustments and are shown as accumulated other comprehensive income (loss) on the consolidated financial statements. Net losses resulting from foreign exchange transactions were insignificant for the years ended December 31, 2022 and 2021.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Financial assets and liabilities denominated in other than the functional currency are re-measured at the balance sheet date exchange rate. The resulting exchange differences are recorded in the consolidated statements of comprehensive income (loss) as foreign exchange related gain or loss.

Cash and Cash Equivalents

For the purpose of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2022 and 2021.

Basic and Diluted Earnings/Loss per Common Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the consolidated financial statements are computed in accordance with Accounting Standards Codification (“ASC”) 260-10, Earnings per Share, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of shares of common stock outstanding. Diluted EPS is based on the weighted average number of shares of common stock outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of shares of common stock outstanding (denominator) during the period. Potentially dilutive securities are excluded from the calculation of diluted loss per share, if their effect would be anti-dilutive. For periods in which the Company reports net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

Fair Value Measurement

ASC Topic 820, Fair Value Measurement, requires that certain financial instruments be recognized at their fair values at the consolidated balance sheet dates. However, other financial instruments, such as debt obligations, are not required to be recognized at their fair values, but GAAP provides an option to elect fair value accounting for these instruments. GAAP requires the disclosure of the fair values of all financial instruments, regardless of whether they are recognized at their fair values or carrying amounts in the balance sheets. For financial instruments recognized at fair value, GAAP requires the disclosure of their fair values by type of instrument, along with other information, including changes in the fair values of certain financial instruments recognized in income or other comprehensive income. For financial instruments not recognized at fair value, the disclosure of their fair values is provided below under “Financial Instruments.”

Nonfinancial assets, such as property, plant and equipment, and nonfinancial liabilities are recognized at their carrying amounts in the Company’s balance sheets. GAAP does not permit nonfinancial assets and liabilities to be remeasured at their fair values. However, GAAP requires the remeasurement of such assets and liabilities to their fair values upon the occurrence of certain events, such as the impairment of property, plant and equipment. In addition, if such an event occurs, GAAP requires the disclosure of the fair value of the asset or liability along with other information, including the gain or loss recognized in income in the period the remeasurement occurred.

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 1    Nature of the Organization and Summary of Significant Accounting Policies (cont.)

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

•        Level 1 inputs: Based on unadjusted quoted prices in active markets for identical assets or liabilities.

•        Level 2 inputs: Based on observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

•        Level 3 inputs: Based on unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities, and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

The Company did not have any Level 2 or Level 3 assets and liabilities as of December 31, 2022 and 2021.

Financial Instruments

The Company’s financial instruments include cash, payables, and debt and are accounted for under the provisions of ASC Topic 825, Financial Instruments. The carrying amount of these financial instruments as reflected in the consolidated balance sheets and approximate fair value.

Concentration of Credit Risk

The Company maintains cash balances at financial institutions with accounts that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2022 the Company’s cash balance did not exceed FDIC coverage limit. The Company has not experienced any losses in such accounts and periodically evaluates the credit worthiness of the financial institutions and has determined the credit exposure to be negligible.

Software Development Costs

We capitalize certain development costs related to our unified communications platform during the application development stage as long as it is probable the project will be completed, and the software will be used to perform the function intended. Capitalized software development costs are recorded as a component of property and equipment, net. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. Capitalized software development costs are amortized on a straight-line basis over the software’s estimated useful life, which is generally three years, and are recorded in cost of revenue in the consolidated statements of operations. We evaluate the useful lives of these assets on an annual basis and test for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. We have capitalized $80,000 and $0 during the years ended December 31, 2022 and 2021, respectively.

Impairment charges related to intangible assets, including goodwill, are generally recorded in other operating charges or, to the extent they relate to equity method investees, in equity income (loss)–net in our consolidated statements of operations.

Commitments and Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 1    Nature of the Organization and Summary of Significant Accounting Policies (cont.)

involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Segment Reporting

ASC 280, Segment Reporting, establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise engaging in businesses activities for which separate financial information is available that is regularly evaluated by the Group’s chief operating decision makers in deciding how to allocate resources and assess performance. The Group’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results including revenue, gross profit and operating profit at a consolidated level only. The Company does not distinguish between markets for the purpose of making decisions about resources allocation and performance assessment. Therefore, the Company has only one operating segment and one reportable segment.

See Note 12 for revenue by Geographic area. All of the Company’s long term assets are held in Europe.

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The Company is currently evaluating the impact that ASU 2020-06 may have on its consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which provides new guidance regarding the measurement and recognition of credit impairment for certain financial assets. Such guidance will impact how the Company

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 1    Nature of the Organization and Summary of Significant Accounting Policies (cont.)

determines its allowance for estimated uncollectible receivables and evaluates its available-for-sale investments for impairment. ASU 2016-13 is effective for the Company in the first quarter of fiscal 2023. The Company is currently evaluating the effect that ASU 2016-13 will have on its consolidated financial statements and related disclosures.

On December 18, 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The update also simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance to improve consistent application.

The amendment in this update is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently assessing the impact this pronouncement may have on our consolidated financial statements.

As of December 31, 2022, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

Note 2    Accounts Receivable

Accounts receivable, net consisted of the following as of the year ended December 31:

	2022	2021
Accounts receivable	$1,524,620	$824,902
Allowance for doubtful accounts	(115,860)	—
Total accounts receivable	$1,408,760	$824,902

Bad debt expense totaled $155,174 and $96,271 for the year ending December 31, 2022 and 2021, respectively.

Note 3    Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets were $99,644 and $229,836 for the years ended December 31, 2022 and 2021. Prepaid expenses consist of upfront payments on supplier invoices and vendor contracts, tax refunds receivable on goods and services tax paid throughout the fiscal year in certain regions that we operate in, deferred costs associated with various efforts expended by the Company while attempting to become publicly listed, security deposits on leases, and consulting expenses associated with third-party assistance in the Company’s anticipated public listing.

Prepaid expenses and other current assets consist of the following:

	December 31,
	2022	2021
Upfront payments	$45,754	$9,518
Goods and services tax receivable	29,410	22,082
Deferred costs	7,547	2,830
Deposits	16,933	195,406
Total prepaid expenses and other current assets	99,644	229,836

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 4    Fixed assets, net

A summary of property and equipment is as follows at December 31:

	December 31,
	2022	2021
Computer equipment	11,462	—
Furniture and fixtures	43,825	82,679
Property and Equipment	55,287	82,679
Accumulated depreciation	(6,096)	(12,360)
Property and Equipment, net	49,191	70,319

Depreciation expense totaled $643 and $49,808 for years ended December 31, 2022 and 2021, respectively.

Note 5    Intangible Assets

The Company had software development costs of $80,000 and $0 related to projects not placed in service as of December 31, 2022 and 2021, which is included in intangible assets in the Company’s consolidated balance sheets. Once the asset is completed and placed into service, the straight-line method over the appropriate estimated useful life will be applied.

	December 31,
	2022	2021
Intangible asset	$80,000	$—
Less: Accumulated amortization	—	—
Total intangible assets, net	$80,000	$—

Note 6    Investment in Subsidiary

In February 2021, the Company formed a new subsidiary, Ealixir DE in Germany, in exchange for contributed capital of 14,783.75 USD. Ealixir Hispania owns 50.004% of the capital of this company. Since Ealixir has control over this entity, they have elected to consolidate their results in its financial statements.

Note 7    Leases

Amounts recognized as right-of-use assets related to finance leases are included in fixed assets, net in the accompanying statement of financial position, while related lease liabilities are included in current portion of long-term debt and long-term debt. As of December 31, 2022 and 2021, right-of-use assets and lease liabilities related to finance leases were as follows:

	December 31,
	2022	2021
Finance lease ROU asset, net	$187,241	$262,138
Finance lease liabilities:
Current portion of long-term debt	74,896	74,897
Long-term debt	116,917	191,813

The total value of the right-of-use asset was $299,586 and accumulated amortization related to the finance lease was $112,345 and $37,448 for the years ended December 31, 2022 and 2021, respectively. Interest expense attributed to the ROU asset was $16,051 and $7,978 for the years ended December 31, 2022 and 2021, respectively.

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 8    Stockholder Loans

As of December 31, 2022 the Company had stockholder loans payable presented on the balance sheet for an aggregate of $583,840. The Company imputed interest on the loan of 5% for the year ended December 31, 2022 and 2021 of $18,487 and $0, respectively, and recorded the amount within interest expense on the consolidated statement of operations.

Note 9    Commitments and Contingencies

Related party Transactions

The Company has an employment agreement with a related party of the founder for 24,000 EUROS net per year and it is for an indefinite period of time. In October 2020, this agreement was modified to pay the related party 70,000 EUROS net per annum. This transaction is presented in the statement of operations. In April, 2023, the salary was increased to USD 120,046 net per annum.

The Company has an agreement with its founder and its former CEO to provide new business clients to the Company. In exchange the Company has agreed to pay the CEO 20% of this new customer’s collected revenue indefinitely. The agreement is for twelve months and is automatically renewed annually. This transaction is presented in the statement of operations.

The Company has stockholder loans in place with its founder and former CEO, Enea Angelo Trevisan, for the principal amount of $583,840, as seen in Note 8. The loan will be fully repaid in 2024 and incurred interest expense of $18,847 for the year ended December 31, 2022. This transaction is presented on the balance sheet as related party debt.

Legal Matter

In the opinion of management, as of December 31, 2022 and 2021, there was not at least a reasonable possibility that we had incurred a material loss, or a material loss in excess of a recorded accrual, with respect to loss contingencies.

Note 10    Stockholders’ Deficit

Common Stock

The Company is authorized to issue 300,000,000 shares of common stock with a $0.001 par value, of which 48,259,753 and 45,599,330 shares were outstanding as of December 31, 2022 and 2021, respectively.

Series Z Preferred Stock

The Company is authorized to issue 10,000,000 shares of Series Z Preferred Stock, with a $0.001 par value. 1,000,000 and 1,000,000 shares of Series Z Preferred Stock were outstanding as of December 31, 2022 and December 31, 2021, respectively.

Upon the occurrence of a liquidation event, whether voluntary or involuntary, the holders of Series Z Preferred Stock are entitled to receive net assets on a pro rata basis. Each holder of Series Z Preferred Stock is entitled to receive ratably any dividends declared by the board, if any, out of funds legally available for the payment of dividends. As used herein, liquidation event means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Company, (ii) the purchase or redemption by the Company of shares of any class of stock or the merger or consolidation of the Company with or into any other corporation or corporations, unless (a) the holders of the Series Z Preferred Stock receive securities of the surviving corporation having substantially similar rights as the Series Z Preferred Stock and the stockholders of the Company immediately prior to such transaction are holders of at least a majority of the voting securities of the successor corporation immediately thereafter, unless the holders of the shares of Series Z Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any material part of, the Company’s assets, unless the holders of Series Z Preferred Stock elect otherwise. Holders of shares of Series Z Preferred Stock shall have no right to convert those shares into Common Stock or any other class of securities of the Corporation. Each one share of the Series Z Preferred Stock shall have voting rights equal to nine hundred (900) votes of Common Stock.

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 11    Income Taxes

The following table presents the components of income (loss) before income taxes:

	Years Ended December 31,
	2022	2021
United States	$(258,000)	$440,000
Foreign	412,000	(725,000)
Total	$154,000	$(285,000)

The following table summarizes our provision for income taxes (in millions):

	Years Ended December 31,
	2022	2021
Federal
Current	$11,000	$47,000
Deferred	30,000	(13,000)
State
Current	4,000	—
Deferred	5,000	—
Foreign
Current	—	12,000
Deferred	(35,868)	2,000
Total	14,000	48,000

Prior to May 2020, none of the current Ealixir group entities were subject to income tax in the United States as they were all incorporated and operated abroad. In May 2020, Ealixir, Inc. (previously an Ireland corporation) was party to a reverse acquisition merger of a U.S. company (Budding Times, Inc.) that was essentially inactive since its incorporation in 2019. For the year ended December 31, 2022, our provision for income taxes increased due to profitability in the US and in Spain.

The following table presents the items accounting for the difference between income taxes computed at the federal statutory income tax rate and our provision for income taxes:

	Years Ended December 31,
	2022	2021
Federal statutory rate	21.0%	21.0%
Effect of:
State taxes, net of federal tax benefit	5%	—
Effects of foreign operations	(3)%	41%
Section 250 GILTI tax	—	—
Non-deductible expenses	(15)%	—
Total	9%	62%

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 11    Income Taxes (cont.)

The following table presents the components of our deferred tax assets and liabilities (in millions):

	Years Ended December 31,
	2022	2021
Deferred tax assets
Accruals and reserves	$—	$—
Net operating loss carryforwards	97,000	96,000
Gross deferred tax assets	97,000	96,000
Valuation allowance	—	—
Total deferred tax assets	97,000	96,000
Total deferred tax liabilities	—	—
Net deferred tax assets	$97,000	$96,000

The decrease in deferred tax assets is largely due to the recording of profits. As of December 31, 2022, it is more likely than not that our deferred tax assets will be realizable.

As of December 31, 2022, we had federal NOL carryforwards of approximately $292,000, in federal, $0 of state NOL carryforwards and $143,000 of Spanish NOL carryforwards available to reduce future taxable income, if any. The majority of the NOLs will carry forward indefinitely.

As of December 31, 2022, our federal, state, and foreign income tax returns for the tax years 2020 through the current period remain subject to adjustment due to current and future examinations. Fiscal years outside the normal statute of limitation remain open to audit by tax authorities due to tax attributes generated in earlier years, which have been carried forward and may be audited in subsequent years when utilized. The Company plans to amend its 2020 and 2021 U.S. income tax return due to filing the tax return by the extended filing deadline before adjustments were made to finalize the underlying financials. Penalties and interest on the amended 2020 and 2021 U.S. income tax return and Florida tax return have not been recorded, as they are unknown at this time.

Note 12    Stock Based Compensation

The Company has elected to value the shares issued to its consultants and professionals during 2022 at par value. During 2022 the Company issued 2,660,423 restricted shares of its common stock and it is shown as an expense on the consolidated statement of operations at $367,138.

The Company has elected to value the shares issued to its consultants and professionals during 2021 at par value. During 2021 the Company issued 9,327,666 restricted shares of its common stock and it is shown as an expense on the consolidated statement of operations at $456,811.

Note 13    Issuance of Common Stock

During 2021 the Company sold shares of its common stock through a Private Placement, there were no common shares sold during the year ended December 31, 2022. The summary of the transaction is as follows:

	Shares	Amount
2021	191,200	$478,000

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Note 14    Geographical Information

The following table provides details of revenue by client geography:

	Years Ended December 31,
	2022	2021
United States of America	$721,936	213,000
Other Americas	2,213,155	1,120,896
Europe/Middle East/Africa	1,204,940	2,204,111
Total	$4,140,031	$3,538,007

The Company attributes revenue by county based on its customer’s location at the time of delivery of service. Substantially all the Company’s long-lived assets are located in Europe.

Note 15    Subsequent Events

The Company has completed an evaluation of all subsequent events after the balance sheet date of December 31, 2022 through the date the financial statements were issued, to ensure that these financial statements include appropriate disclosure of events both recognized in the financial statements as of December 31, 2022, and events which have occurred subsequently but were not recognized in the financial statements. The Company has not identified any events for which subsequent disclosure would be required.

Ealixir, Inc. and Subsidiaries
Consolidated Balance Sheet
(Unaudited)

	September 30, 2023	December 31, 2022
Current assets:
Cash	$33,708	$113,155
Accounts receivable, net	1,624,754	1,408,760
Prepaid expenses and other current assets	243,776	99,643
Total current assets	1,902,238	1,621,558

Non-current assets:
Fixed assets, net	44,902	49,191
Intangible assets, net	100,800	80,000
Deferred tax asset	107,989	107,989
Right-of-use asset	131,069	187,241
Other assets	—	—
Total assets	$2,286,998	$2,045,979

Current liabilities:
Accounts payable	$962,759	$391,463
Accrued expenses	303,103	590,182
Deferred revenue	917,955	867,360
Other current liabilities	15,768	—
Lease liability, current portion	18,724	74,896
Taxes payable	34,334	49,407
Total current liabilities	2,252,644	1,973,308

Non-current liabilities:
Loan from stockholder	355,511	583,840
Lease liability	116,917	116,917
Total liabilities	2,725,071	2,674,065
Stockholders’ deficit:
Minority interest	—	2,128
Preferred stock, $0.001 par value, 10,000,000 shares authorized, Series Z Preferred Stock, par value $0.001 per share, 1,000,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1,000	1,000
Common stock, $0.001 par value, 300,000,000 shares authorized, 57,332,036 and 48,259,753 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	63,281	48,259
Additional paid-in capital	3,995,784	1,920,119
Accumulated deficit	(4,290,474)	(2,432,487)
Accumulated other comprehensive income (loss)	(207,665)	(167,105)
Total stockholders’ deficit	(438,073)	(628,086)
Total liabilities and stockholders’ deficit	$2,286,998	$2,045,979

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Ealixir, Inc. and Subsidiaries
Consolidated Statement of Operations
(Unaudited)

	For the nine months ended September 30,
	2023	2022
Revenue:
Removal services	$3,571,809	$2,227,653
Ancillary services	11,607	1,056,780
Total revenue	3,583,416	3,284,434

Cost of sales:
Removal services (related party $360,202 and $382,256 for 2021 and 2021)	930,294	598,678
Ancillary services	61,672	125,101
Total cost of sales	991,966	723,778
Gross profit	2,591,450	2,560,655

Operating expenses:
General and administrative expenses (related party $952,425 and $547,846 for 2022 and 2021)	4,435,106	1,968,847
Bad debt expense	19,182	—
Advertising and marketing expenses	8,769	59,155
Total operating expenses	4,463,057	2,028,002
Operating profit (loss)	(1,871,607)	532,653

Other income (expense):
Gain on disposition – subsidiaries	—	—
Loss on foreign exchange	—	291,633
Interest expense	27,204	(2,131)
Other income, net	—	—
Total other income (expense)	27,204	289,502

Income before provision for income taxes	(1,898,811)	530,522
Income tax expense	6,382	16,869
Net income	$(1,905,193)	$513,653
Less: Net income (loss) attributable to noncontrolling interests		—
Net income (loss) attributable to Ealixir, Inc.	$(1,905,193)	$513,653

Other comprehensive income (loss), net of tax
Foreign exchange (income) expense	$(685)	$291,633
Comprehensive income/(loss)	(1,904,508)	222,020
Less: Comprehensive income attributable to noncontrolling interests	—	—
Comprehensive income attributable to Ealixir, Inc. stockholders	$(1,904,508)	$222,020

Basic and diluted earnings (loss) per common share	$(0.03)	$(0.005)
Weighted average number of shares outstanding	57,665,792	45,824,753

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Ealixir, Inc. and Subsidiaries
Consolidated Statement of Stockholders’ Deficit
(Unaudited)

	Common Stock		Preferred Stock		Additional Paid-in Capital	Retained Earnings/(Loss)	Minority Interest	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2021	45,599,330	$45,599	1,000,000	$1,000	$1,537,154	$(2,572,253)	$2,128	$(69,195)	$(1,055,567)
Issuance of Common Stock for Services	225,423	226	—	—	30,883	—	—	—	31,108
Net income (loss)	—	—	—	—	—	513,653	—	—	513,653
Other comprehensive income (loss)	—	—	—	—	—	—	—	(56,134)	(56,939)
Balance as of September 30, 2022	45,824,423	$45,825	1,000,000	$1,000	$1,568,037	$(2,058,600)	$2,128	$(125,329)	$(566,939)
	Common Stock		Preferred Stock		Additional Paid-in Capital	Retained Earnings/(Loss)	Minority Interest	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2022	48,259,753	$48,259	1,000,000	$1,000	$1,920,119	$(2,432,486)	$2,128	$(167,105)	(628,085)
Minority interest	—	—	—	—	—	—	(2,128)	—	(2,128)
Issuance of Common Stock for Services	15,022,283	6,716	—	—	2,058,053	—	—	—	2,073,075
Other reserves	—	—	—	—	—	(8,153)	—	—	(8,153)
Imputed Interest on Stockholder Loans	—	—	—	—	17,612	—	—	—	17,612
Net income (loss)	—	—	—	—	—	(1,905,193)	—	—	(1,905,193)
Other comprehensive income (loss)	—	—	—	—	—	55,719	—	(40,559)	(40,559)
Balance as of September 30, 2023	63,282,036	$63,281	1,000,000	$1,000	$3,995,784	$(4,290,474)	$—	$(207,664)	$(438,073)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Ealixir, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
	September 30, 2023	September 30, 2022
Cash flows from operating activities:
Net profit	$(1,904,508)	$253,128
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,289	26,529
Stock issued to consultants for services	2,073,075	1,314,686
Implied interest related to stockholder loan	17,612
Disposal of assets
Amortization of operating right of use assets	56,172	56,173
Bad debt expense	134,643	—
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(350,636)	(655,338)
Prepaid expenses and other current assets	(145,226)	(505,446)
Other assets	1,093	1,674
Deferred tax asset
Accounts payable	571,296	166,678
Accrued liabilities	(287,079)	94,335
Deferred revenue	50,595	(649,441)
Other current liabilities	15,768
Taxes payable	(15,073)	(209,206)
Right of use liability	(56,172)	(131,069)
Stock subscription deposit payable
Other long-term liabilities		(159,124)
Net cash provided (used in) by operating activities	165,849	(396,421)

Cash flows from investing activities:
Purchase of fixed assets		—
Purchase of intangible assets	(20,800)	(80,000)
Net cash provided by (used in) investing activities	(20,800)	(80,000)

Cash flows from financing activities:
Proceeds from stockholder loan	(228,329)	145,632
Proceeds from minority interest	(2,128)
Payments on stockholder loans
Proceeds from issuance of common stock		—
Net cash provided by financing activities	(230,457)	145,632

Effect of foreign exchange rates on cash and restricted cash	5,961	83,632

Net increase in cash and restricted cash	(79,447)	(247,157)
Cash and restricted cash, beginning of period	113,155	331,523
Cash and restricted cash, end of period	$33,708	84,366

Supplemental Disclosure of Cash Activities:
Cash paid for income taxes, net of refunds	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Ealixir, Inc. and Subsidiaries
Notes to Unaudited Quarterly Consolidated Financial Statements
(Unaudited)

Note 1    Nature of the Organization and Business

Ealixir, Inc. (the “Company”) was incorporated in the State of Nevada on June 7, 2019 under the name Bull Run Capital Holdings, Inc. On January 8, 2020, the Company changed its name from “Bull Run Capital Holdings, Inc.” to “Budding Times Inc.” On May 21, 2020, the Company engaged in the 2020 Merger with Ealixir Privacy Services, Ltd, Dublin, Ireland, and as part of the 2020 Merger changed its name to Ealixir, Inc.

The Company is an Internet technology company specializing in the management and protection of digital identity and computer technology rights. The Company utilizes their technological platform to provide online reputation management and digital privacy solutions for individuals and businesses.

Liquidity and Capital Resources

These financial statements have been prepared assuming that the Company can continue as a going concern. A company can continue as a going concern if it can meet its obligations as they come due for at least twelve months after the financial statements are issued or are available to be issued. On September 30, 2023, the Company reported stockholders’ equity of approximately $(438,073) and a working capital deficit of approximately $(350,406). Lastly, the Company incurred losses from operations of $1,905,193 for the period ended September 30, 2023. These conditions raise substantial doubt about the company’s ability to continue as a going concern.

As of the issuance date of these financial statements the Company has become profitable for the nine months ending September 30, 2023, has established an industry presence, and is expecting significant growth for the upcoming fiscal year. The Company, as of the date of these financial statements, does not have sufficient cash to support the Company for the next year. The Company believes that it has access to capital resources through possible public or private equity offerings, additional debt financings, or other means; however, the Company may be unable to raise sufficient additional capital when it needs it or raise capital on favorable terms.

Principles of Consolidation

The consolidated financial statements include the accounts of Ealixir and its controlled subsidiaries, which are primarily majority owned. Any noncontrolling interest in the equity of a subsidiary is reported as a component of total equity in the consolidated balance sheet. Net income and losses attributable to the noncontrolling interest are reported in the consolidated statements of operations.

Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segment Reporting

ASC 280, Segment Reporting, establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise engaging in businesses activities for which separate financial information is available that is regularly evaluated by the Group’s chief operating decision makers in deciding how to allocate resources and assess performance. The Group’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results including revenue, gross profit and operating profit at a consolidated level only. The Company does not distinguish between markets for the purpose of making decisions about resources allocation and performance assessment. Therefore, the Company has only one operating segment and one reportable segment.

See Note 12 for revenue by Geographic area. All of the Company’s long-term assets are held in Europe.

Ealixir, Inc. and Subsidiaries
Notes to Unaudited Quarterly Consolidated Financial Statements
(Unaudited)

Note 1    Nature of the Organization and Business (cont.)

Significant Accounting Policies

The significant accounting policies used in preparation of these condensed financial statements are disclosed in the notes to our 2022 financial statements which are located elsewhere is this prospectus, and there have been no changes to the Company’s significant accounting policies during the nine months ended September 30, 2023.

Recently Issued Accounting Standards

The Company considers the applicability and impact of all accounting standard updates. ASUs not discussed in these condensed financial statements were assessed and determined to be either not applicable or are expected to have minimal impact on the financial statements.

Note 2    Accounts Receivable

Accounts receivable, net consisted of the following as of the periods ended:

	September 30, 2023	December 31, 2022
Accounts receivable	$1,759,396	$1,524,620
Allowance for doubtful accounts	(134,643)	(115,860)
Total accounts receivable	$1,624,754	$1,408,760

Bad debt expense totaled $134,643 and $0 for the periods ending September 30, 2023 and 2022, respectively.

Note 3    Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets were $243,776 and $99,644 for the periods ended September 30, 2023 and December 31, 2022. Prepaid expenses consist of upfront payments on supplier invoices and vendor contracts, tax refunds receivable on goods and services tax paid throughout the fiscal year in certain regions that we operate in, deferred costs associated with various efforts expended by the Company while attempting to become publicly listed, security deposits on leases, and consulting expenses associated with third-party assistance in the Company’s anticipated public listing.

Prepaid expenses and other current assets consist of the following:

	September 30, 2023	December 31, 2022
Upfront payments	$165,062	$292,586
Goods and services tax receivable	60,004	38,941
Deferred costs	990	23,180
Deposits	17,720	16,975
Total prepaid expenses and other current assets	$243,776	$99,644

Ealixir, Inc. and Subsidiaries
Notes to Unaudited Quarterly Consolidated Financial Statements
(Unaudited)

Note 4    Fixed assets, net

A summary of property and equipment is as follows at March 31:

	September 30, 2023	December 31, 2022
Computer equipment	$14,162	$11,462
Furniture and fixtures	43,825	43,825
Property and Equipment	57,987	55,287
Accumulated depreciation	(13,085)	(6,096)
Property and Equipment, net	$44,902	$49,191

Depreciation expense was $7,054 for the periods ended September 30, 2023 and 2022, respectively.

Note 5    Intangible Assets

The Company had software development costs of $100,800 and $80,000 related to projects not placed in service as of September 30, 2023 and December 31, 2022, which is included in intangible assets in the Company’s consolidated balance sheets. Once the asset is completed and placed into service, the straight-line method over the appropriate estimated useful life will be applied.

	September 30, 2023	December 31, 2022
Intangible asset	100,800	80,000
Less: Accumulated amortization	—	—
Property and Equipment, net	$100,000	$80,000

Note 6    Leases

Amounts recognized as right-of-use assets related to finance leases are included in fixed assets, net in the accompanying statement of financial position, while related lease liabilities are included in current portion of long-term debt and long-term debt. As of September 30, 2023 and December 31, 2022, right-of-use assets and lease liabilities related to finance leases were as follows:

	September 30, 2023	December 31, 2022
Finance lease ROU asset, net	$168,517	$187,241
Finance lease liabilities:
Current portion of lease liability	56,172	74,896
Lease liability	116,917	116,917

The total value of the right-of-use asset was $299,586 and accumulated amortization related to the finance lease was $168,517 and $112,345 for the periods ended September 30, 2023 and December 31, 2022, respectively. Interest expense attributed to the ROU asset was $3,241 and $4,431 for the periods ended September 30, 2023 and 2022, respectively.

Note 7    Stockholder Loans

As of September 30, 2023, the Company has two loan payables presented on the balance sheet from stockholders for an aggregate of $355,511. The Company imputed interest on the loan of 5% for the periods ended September 30, 2023 and 2022 of $17,612 and $0, respectively.

Ealixir, Inc. and Subsidiaries
Notes to Unaudited Quarterly Consolidated Financial Statements
(Unaudited)

Note 8    Commitments and Contingencies

Related party Transactions

The Company has an employment agreement with a related party of the founder (former CEO) for 24,000 EUROS net per year and it is for an indefinite period of time. The Company has an agreement with the founder’s wife, as Managing Director of Ealixir Hispania; currently, according to this agreement, Company is to pay the related party 95,000 EUROS net per annum, plus € 15,000 net as bonus. This transaction is presented in the statement of operations.

The Company has an agreement with its majority stockholder and its former CEO to provide new business clients to the Company. In exchange the Company has agreed to pay the CEO 20% of this new customer’s collected revenue indefinitely. The agreement is for twelve months and is automatically renewed annually. This transaction is presented in the statement of operations.

The Company has stockholder loans in place with its founder and former CEO, Enea Angelo Trevisan, for the principal amount of $355,511, as seen in Note 8. The loan will be fully repaid in 2024 and incurred interest expense of $17,612 for the period ended September 30, 2022. This transaction is presented on the balance sheet as related party debt.

Legal Matter

In the opinion of management, as of September 30, 2023 and December 31, 2022, there was not at least a reasonable possibility that we had incurred a material loss, or a material loss in excess of a recorded accrual, with respect to loss contingencies.

Note 9    Stockholders’ Deficit

Common Stock

The Company is authorized to issue 300,000,000 shares of common stock with a $0.001 par value, of which 63,282,036 and 48,259,753 shares were outstanding as of September 30, 2023 and December 31, 2022, respectively. Company has cancelled 3,000,000 shares in December, 2023. Accordingly, as of December [5], 2023 total outstanding shares of Common Stock were 60,282,036.

Series Z Preferred Stock

The Company is authorized to issue 10,000,000 shares of Series Z Preferred Stock, with a $0.001 par value. 1,000,000 and 1,000,000 shares of Series Z Preferred Stock were outstanding as of September 30, 2023 and December 31, 2022, respectively.

Upon the occurrence of a liquidation event, whether voluntary or involuntary, the holders of Series Z Preferred Stock are entitled to receive net assets on a pro rata basis. Each holder of Series Z Preferred Stock is entitled to receive ratably any dividends declared by the board, if any, out of funds legally available for the payment of dividends. As used herein, liquidation event means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Company, (ii) the purchase or redemption by the Company of shares of any class of stock or the merger or consolidation of the Company with or into any other corporation or corporations, unless (a) the holders of the Series Z Preferred Stock receive securities of the surviving corporation having substantially similar rights as the Series Z Preferred Stock and the stockholders of the Company immediately prior to such transaction are holders of at least a majority of the voting securities of the successor corporation immediately thereafter, unless the holders of the shares of Series Z Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any material part of, the Company’s assets, unless the holders of Series Z Preferred Stock elect otherwise. Holders of shares of Series Z Preferred Stock shall have no right to convert those shares into Common Stock or any other class of securities of the Corporation. Each one share of the Series Z Preferred Stock shall have voting rights equal to nine hundred (900) votes of Common Stock.

Ealixir, Inc. and Subsidiaries
Notes to Unaudited Quarterly Consolidated Financial Statements
(Unaudited)

Note 10    Stock Based Compensation

•        The Company has issued to its consultants and professionals during 2022 shares of stock for services. During 2022 the Company issued 225,423 shares of its common stock and it is shown as an expense on the consolidated statement of operations at $31,108. The Company has issued to its consultants and professionals during 2023, up to September 30th, 15,022,283 shares of stock for services, shown as an expense (Shared Based Compensation) on the consolidated statement of operations at $ 2,073,075 and reported within the operating expenses as “Professional fees”, as per the accounting treatment outlined in ASC 718 and ASC 505 (ASC 718 governs equity issued to employees while ASC 505 governs equity issued to non-employees). According to the quoted rule, when equity issued is in the form of compensation, “the company must expense the fair value at the grant date of the compensation through the income statement”.

Ealixir SBC values have been inferred from valuation reports on enterprise value, which were commissioned to an independent consultant for 2022 and 2023 financial years. The values were estimated using an income approach and a discounted cash flow method (“DCF”). In evaluating the shares issued in 2023 we took into account the value assessed for 2022 onward, which is 0.138 per share; therefore, for the common stocks issued in the first nine months of 2023 and 2022 the relevant accounting values are $2,073,075 and $31,108 for September 2023 and September 2022, respectively. They are reported within the General and Administrative Expenses as per the US GAAPs rules.

In this respect, it is to be highlighted that the SBC costs are merely depending on the consideration of the above quoted accounting rule, and are not (and will never be) subject to any cash disbursement.

Note 11    Subsequent Events

The Company has completed an evaluation of all subsequent events after the balance sheet date of September 30, 2023 through the date the financial statements were issued to ensure that these financial statements include appropriate disclosure of events both recognized in the financial statements as of September 30, 2023, and events which have occurred subsequently but were not recognized in the financial statements.

On November 30, 2023, 3,000,000 shares of our Common Stock were withdrawn from 1392087 BC LTD, being related to a service which was not rendered.

On December 31st, 2023, Ealixir USA Inc. has been sold to a third-party buyer and, therefore, from January 1st, 2024, the company no longer consolidates into Ealixir Accounts.

The sale occurred without any prejudice neither for the income generated by the USA during 2023 (which has been fully recognized into the Group Statement of Income), nor for the Equity (which has been fully retained into the Statement of Equity of Ealixir Inc.). The sale resulted, then, in a mere disposal of all credits and debits, collateralized by a full indemnification by the buyer against any possible claims by third-parties.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our Common Stock. These purchasers will purchase our Common Stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

EALIXIR, INC.

_______________ shares
Common Stock

PUBLIC OFFERING PROSPECTUS

            , 2024

Through and including             , 2024 (the 25th day after the date of this Public Offering Prospectus) all dealers that effect transactions in these securities, whether or not participating in the listing, may be required to deliver a Public Offering Prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the SEC.

Item	Amount to be paid
SEC registration fee	$
FINRA filing fee		*
Securities exchange listing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

____________

*        To be provided by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502(3) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

•        Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

•        Continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Our governing documents provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, that we shall indemnify our directors and officers in their respective capacities as such and in any and all other capacities in which any of them serves at our request.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we issued securities that were not registered under the Securities Act as set forth below. The following is a summary of transactions during the preceding three fiscal years involving sales of our securities that were not registered under the Securities Act. The offers, sales and issuances of the securities described in the preceding table were exempt from registration either (i) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any offering within the meaning of Section 4(a)(2), (ii) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (iii) under Rule 144A under the Securities Act in that the shares were offered and sold by the initial purchasers to qualified institutional buyers or (iv) under Rule 701 promulgated under the Securities Act in that the transactions were under compensatory benefit plans and contracts relating to compensation.

1.      On August 3, 2020, we sold 80,000 shares of our Common Stock to Alessandro Nicasi for aggregate consideration of $200,000.

2.      On October 12, 2020, we sold 12,000 shares of our Common Stock to Carlini Giovanni for aggregate consideration of $30,000.

3.      On December 1, 2020, we sold 4,000 shares of our Common Stock to Domenico Scannapieco for aggregate consideration of $10,000.

4.      On December 16, 2020, we sold 10,000 shares of our Common Stock to Acros Fiduciaria Srl for aggregate consideration of $25,000.

5.      On December 22, 2020, we sold 4,000 shares of our Common Stock to Fabrizio Furlan for aggregate consideration of $10,000.

6.      On December 22, 2020, we sold 4,000 shares of our Common Stock to Mauro Furlan for aggregate consideration of $10,000.

7.      On December 30, 2020, we sold 8,000 shares of our Common Stock to Clear Investment SA for aggregate consideration of $20,000.

8.      On December 30, 2020, we sold 8,000 shares of our Common Stock to Safe Capital Holdings for aggregate consideration of $20,000.

9.      On December 30, 2020, we sold 8,000 shares of our Common Stock to Augusto Valli for aggregate consideration of $20,000.

10.    On December 30, 2020, we sold 8,000 shares of our Common Stock to OB Investimenti for aggregate consideration of $20,000.

11.    On December 30, 2020, we sold 4,000 shares of our Common Stock to Ivaldi Daniela for aggregate consideration of $10,000.

12.    On December 30, 2020, we sold 8,000 shares of our Common Stock to Epifani Elio for aggregate consideration of $20,000.

13.    On December 30, 2020, we sold 4,000 shares of our Common Stock to Migliorini Massimo for aggregate consideration of $10,000.

14.    On January 11, 2021, we sold 4,000 shares of our Common Stock to Fabio Montrasio for aggregate consideration of $10,000.

15.    On January 11, 2021, we sold 4,000 shares of our Common Stock to Andrea Merici for aggregate consideration of $10,000.

16.    On January 12, 2021, we sold 24,000 shares of our Common Stock to Giuliano Ferrari for aggregate consideration of $60,000.

17.    On January 12, 2021, we sold 36,000 shares of our Common Stock to Gianfranco Padovani for aggregate consideration of $90,000.

18.    On January 18, 2021, we sold 14,400 shares of our Common Stock to Giancarlo Del Vecchio for aggregate consideration of $36,000.

19.    On January 20, 2021, we sold 8,000 shares of our Common Stock to Sergio Bergonzini for aggregate consideration of $20,000.

20.    On January 21, 2021, we sold 6,000 shares of our Common Stock to Stefano Ferrario for aggregate consideration of $15,000.

21.    On January 22, 2021, we sold 8,000 shares of our Common Stock to Antonio Bruno Peronace for aggregate consideration of $20,000.

22.    On February 1, 2021, we sold 4,800 shares of our Common Stock to Luca Paolelli for aggregate consideration of $12,000.

23.    On November 24, 2021, we issued 900,000 shares of our Common Stock to the Governance Box Inc. for its consulting services.

24.    On January 6, 2022, we issued 12,423 shares of our Common Stock to Overweb SRL for its consulting services.

25.    On January 6, 2022, we issued 53,000 shares of our Common Stock to Daniela Molteni for the consulting services.

26.    On April 4, 2022, we issued 160,000 shares of our Common Stock to Forward Team SA for its consulting services.

27.    On August 1, 2022, we issued 900,000 shares of our Common Stock to the Governance Box Inc. for its consulting services.

28.    On December 1, 2022, we issued 200,000 shares of our Common Stock to the L5 Capital Inc. for its consulting services.

29.    On December 1, 2022, we issued 900,000 shares of our Common Stock to the Governance Box Inc. for its consulting services.

30.    On December 1, 2022, we issued 400,000 shares of our Common Stock to Aisharj Services Inc for its consulting services.

31.    On December 1, 2022, we issued 35,000 shares of our Common Stock to Forward Team SA for its consulting services.

32.    On January 31, 2023, we issued 5,810,283 shares of our Common Stock to Cygna Finance Ltd for its consulting services.

33.    On January 31, 2023, we issued 6,000 shares of our Common Stock to Daniela Molteni for her consulting services.

34.    On January 24, 2023, we issued 900,000 shares of our Common Stock to The Governance Box inc. for its consulting services.

35.    On January 24, 2023, February 13, 2023, and July 28, 2023, we issued an aggregate of 3,000,000 shares of our Common Stock to 1392087 BC LTD for an aggregate consideration of $414,000.

36.    On March 13, 2023 and July 28, 2023, we issued an aggregate of 106,000 shares of our Common Stock to Samuele Conti for an aggregate consideration of $14,628.

37.    On July 28, 2023, we issued 1,500,000 shares of our Common Stock to GROSBURG FINANCE LTD. for an aggregate consideration of $207,000.00.

38.    On July 28, 2023, we issued 50,000 shares of our Common Stock to Venkatesh Patrachari for his service as our director.

39.    On July 28, 2023, we issued 150,000 shares of our Common Stock to Suneel Anant Sawant for his service as our director.

40.    On July 28, 2023, we issued 1,500,000 shares of our Common Stock to VELIA INVEST LTD. for an aggregate consideration of $207,000.00.

41.    On July 28, 2023, we issued 2,000,000 shares of our Common Stock to TREVINVEST OAK CORP (the wholly owned entity of Enea Angelo Trevisan at that time, our former President and former Chairman of the Board of Directors) for Enea Angelo Trevisan’s service as our director.

ITEM 16.  EXHIBITS

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1***	Form of Underwriting Agreement
3.1*	Articles of Incorporation of the Registrant
3.2*	Amendment to Articles of Incorporation of the Registrant
3.3***	Bylaws of the Registrant
4.1***	Specimen Common Stock Certificate
4.2***	Form of Underwriters’ Warrant (included in Exhibit 1.1)
5.1***	Opinion of Parsons Behle & Latimer P.C. regarding the validity of the Common Stock being registered
10.1**+#	Employment Agreement by and between the Registrant and Mark Corrao, dated January 2, 2024
10.2**+#	Employment Agreement by and between the Registrant and Eleonora Ramondetti, dated September 18, 2023
10.3**#	Asset Purchase Agreement by and between the Registrant and Roya Bosch Junia, dated December 31, 2023
10.4*	Commercial Lease Agreement, by and between the Registrant and Damlop Investments, LLC, dated March 12, 2021
10.5*	Flexible and Renewable Service Contract, by and between ELAB HISPANIA S.L. and Service & Business Centers, dated April 25, 2018
10.6*#	Business Development Agreement, by and between Ealixir Hispania S.L. and Enea Angelo Trevisan, dated June 1, 2019
10.7*#	Business Development Agreement by and between Ealixir USA Inc. and Enea Angelo Trevisan dated January 1, 2021
10.8*#	Cooperation Agreement by and between Ealixir USA Inc. and Francesco Mazza dated January 1, 2022
10.9*	International Purchase of Service Agreement, by and between the Registrant and Distrinec Iberica Sl, dated June 1, 2020
10.10**#	English Translation of Deed of Purchase of Shares in Distrinec Iberica Sl, by and between Danila Cristina Edj Pisati and a third party, dated September 6, 2023
10.11**#	Form Agreement with Customer
14*	Form of Code of Business Conduct and Ethics
21.1***	List of Subsidiaries of the Registrant
23.1**	Consent of BF Borgers CPA PC
23.2***	Consent of Parsons Behle & Latimer P.C. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereto)
99.1***	Form of Audit Committee Charter
99.2***	Form of Compensation Committee Charter
99.3***	Form of Nominating and Corporate Governance Committee Charter
97***	Form of Executive Compensation Clawback Policy
107*	Filing Fee Table

____________

*        Previously filed.

**      Filed herewith.

***    To be filed by amendment.

+        Indicates a management contract or compensatory plan.

#        Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 1, 2024.

EALIXIR, INC.
By:	/s/ Eleonora Ramondetti
Name:	Eleonora Ramondetti
Title:	Chief Executive Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chief Executive Officer, director, and Secretary	February 1, 2024
Eleonora Ramondetti	(Principal Executive Officer)
*	Chief Financial Officer	February 1, 2024
Mark Corrao	(Principal Financial and Accounting Officer)
*	Chairman of the Board of Directors and	February 1, 2024
Venkatesh Patrachari	Executive President
*	Director	February 1, 2024
Nirav Rashmikant Metha
*	Director	February 1, 2024
Francesco Mazza
*	Director	February 1, 2024
Virag Desai
* By:	/s/ Eleonora Ramondetti
Name:	Eleonora Ramondetti
Attorney-in-fact